                                                                    EXHIBIT 3(a)

                                   AT&T CORP.

                             RESTATED CERTIFICATE OF
                            INCORPORATION OF AMERICAN
                         TELEPHONE AND TELEGRAPH COMPANY
                             FILED JANUARY 10, 1989

                       WITH AMENDMENTS DATED JUNE 8, 1989,
           MARCH 18, 1992, JUNE 1, 1992, APRIL 20, 1994, JUNE 8, 1998,
           MARCH 9, 1999, APRIL 12, 2000, JUNE 2, 2000, JUNE 15, 2000,
                JANUARY 19, 2001, JUNE 6, 2001 AND JUNE 20, 2001
                               NOVEMBER 18, 2002

                    RESTATED CERTIFICATE OF INCORPORATION OF
                    AMERICAN TELEPHONE AND TELEGRAPH COMPANY
                        UNDER SECTION 807 OF THE BUSINESS
                                 CORPORATION LAW

         We, the undersigned, being a Vice President and the Secretary, respectively, of American Telephone and Telegraph Company, do hereby certify as follows:

         1. The name of the corporation is "American Telephone and Telegraph Company."

         2. The Certificate of Incorporation of the corporation was filed in the office of the Secretary of State of New York on March 3, 1885.

         3. The text of the Certificate of Incorporation (1) is hereby amended pursuant to authority vested in the Board of Directors by the Certificate of Incorporation of the corporation, as heretofore amended, and in accordance with Section 502 of the Business Corporation Law to delete in its entirety Article EIGHTH thereof stating the number, designation, relative rights, preferences, and limitations pertaining to four series of preferred shares, all of which shares have been redeemed by the corporation, and renumber the articles subsequent thereto sequentially following Article SEVENTH; and (2) as so amended and as amended heretofore is hereby restated to read as herein set forth in full:

                  "We do hereby associate ourselves together for the purpose of constructing, buying, owning, leasing, or otherwise obtaining, lines of electric telegraph partly within and party beyond the limits of the State of New York, and of equipping, using, operating, or otherwise maintaining, the same; and of becoming a body politic and corporate under and by virtue of the provisions of an act of the Legislature of the State of New York entitled `An Act to provide for the incorporation and regulation of telegraph companies,' passed April 12, 1848, and the various acts amendatory thereof or supplemental thereto; and of having and exercising all and every of the powers, privileges, franchises and immunities in and by said acts conferred. And in pursuance of the requirements of the various acts aforesaid, and for the purposes above set forth, we do hereby declare and certify as follows,

                  "FIRST. The name assumed to distinguish such association and to be used in its dealings, and by which it may sue and be sued, is the American Telephone and Telegraph Company.

                  "SECOND. The general route of the lines of telegraph of said association will be from a point or points in the city of New York along all rail roads, bridges, highways and other practicable, suitable and convenient ways or courses, leading thence to the cities of Albany, Boston, and the intermediate cities, towns and places, also from a point or points in and through the city of New York, and thence through and across the Hudson and East rivers and the bay and harbor of New York, to Jersey City, Long Island City and Brooklyn, and along all rail roads, bridges, highways and other practicable, suitable and convenient ways and courses to the cities of Philadelphia, Baltimore, Washington,

         Richmond, Charleston, Mobile and New Orleans, and to all intermediate cities, towns and places; and in like manner to the cities of Buffalo, Pittsburgh, Cleveland, Cincinnati, Louisville, Memphis, Indianapolis, Chicago, Saint Louis, Kansas City, Keokuk, Des Moines, Detroit, Milwaukee, Saint Paul, Minneapolis, Omaha, Cheyenne, Denver, Salt Lake City, San Francisco and Portland, and to all intermediate cities, towns and places, and also along all rail roads, bridges, highways and other practicable, suitable and convenient ways and courses as may be necessary or proper for the purpose of connecting with each other one or more points in said city of New York, and in each of the cities, towns and places hereinabove specifically or generally designated.

                  "And it is further declared and certified that the general route of the lines of this association, in addition to those hereinbefore described or designated, will connect one or more points in each and every city, town or place in the State of New York with one or more points in each and every other city, town or place in said State, and in each and every other of the United States, and in Canada and Mexico, and each and every of said cities, towns and places is to be connected with each and every other city, town or place in said States and Countries, and also by cable and other appropriate means with the rest of the known world as may hereafter become necessary or desirable in conducting the business of this association.

                  "THIRD. The aggregate number of shares which the corporation is authorized to issue is 1,600,000,000 shares, consisting of 1,500,000,000 common shares having a par value of $1 per share and 100,000,000 preferred shares having a par value of $1 per share.

                  "The preferred shares may be issued from time to time in one or more series. All preferred shares of all series shall rank equally and be identical in all respects except that the Board of Directors is authorized to fix the number of shares in each series, the designation thereof and, subject to the provisions of this Article Third, the relative rights, preferences and limitations of each series and the variations in such rights, preferences and limitations as between series and specifically is authorized to fix with respect to each series:

                  "(a) the dividend rate on the shares of such series and the date or dates from which dividends shall be cumulative;

                  "(b) the times when, the prices at which, and all other terms and conditions upon which, shares of such series shall be redeemable;

                  "(c) the amounts which the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding up of the corporation, which amounts may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates;

                  "(d) whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the extent to and manner n which such purchase, retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relative to the operation of the said fund or funds;

                  "(e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or series and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                  "(f) the restrictions, if any, upon the payment of dividends or making of other distributions on, and upon the purchase or other acquisition of, common shares;

                  "(g) the restrictions, if any, upon the creation of indebtedness, and the restrictions, if any, upon the issue of any additional shares ranking on a parity with or prior to the shares of such series in addition to the restrictions provided for in this Article Third;

                  "(h) the voting powers, if any, of the shares of such series in addition to the voting powers provided for in this Article Third; and

                  "(i) such other rights, preferences and limitations as shall not be inconsistent with this Article Third.

"All shares of any particular series shall rank equally and be identical in all respects except that shares of any one series issued at different times may differ as to the date from which dividends shall be cumulative.

         "Dividends on preferred shares of each series shall be cumulative from the date or dates fixed with respect to such series and shall be paid or declared or set apart for payment for all past dividend periods and for the current dividend period before any dividends (other than dividends payable in common shares) shall be declared or paid or set apart for payment on common shares. Whenever, at any time, full cumulative dividends for all past dividend periods and for the current dividend period shall have been paid or declared and set apart for payment on all then outstanding preferred shares and all requirements with respect to any purchase, retirement or sinking fund or funds for all series of preferred shares shall have been complied with, the Board of Directors may declare dividends on the common shares and the preferred shares shall not be entitled to share therein.

         "Upon any liquidation, dissolution or winding up of the corporation, the holders of preferred shares of each series shall be entitled to receive the amounts to which such holders are entitled as fixed with respect to such series, including all dividends accumulated to the date of final distribution, before any payment or distribution of assets of the corporation shall be made to or set apart for the holders of common shares and after such payments shall have been made in full to the holders of preferred shares, the holders of common shares shall be entitled to receive any and all assets remaining to be paid or distributed to shareholders and the holders of preferred shares shall not be entitled to share therein. For the purposes of this paragraph, the voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the corporation or a consolidation or merger of the corporation with one or more other corporations (whether or not the corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

         "The aggregate amount which all preferred shares outstanding at any time shall be entitled to receive on involuntary liquidation, dissolution or winding up shall not exceed $8,000,000,000.

         "So long as any preferred shares are outstanding, the corporation will not (a) without the affirmative vote or consent of the holders of at least 66-2/3% of all the preferred shares at the time outstanding, (i) authorize shares of stock ranking prior to the preferred shares, or (ii) change any provision of this Article Third so as to affect adversely the preferred shares;
(b) without the affirmative vote or consent of the holders of at least 66-2/3% of any series of preferred shares at the time outstanding, change any of the provisions of such series so as to affect adversely the shares of such series;
(c) without the affirmative vote or consent of the holders of at least a majority of all the preferred shares at the time outstanding, (i) increase the authorized number of preferred shares or (ii) authorize shares of any other class of stock ranking on a parity with the preferred shares.

         "Whenever, at any time or times, dividends payable on preferred shares shall be in default in an aggregate amount equivalent to six full quarterly dividends on any series of preferred shares at the time outstanding, the number of directors then constituting the Board of Directors of the corporation shall ipso facto be increased by two, and the outstanding preferred shares shall, in addition to any other voting rights, have the exclusive right, voting separately as a class and without regard to series, to elect two directors of the corporation to fill such newly created directorships and such right shall continue until such time as all dividends accumulated on all preferred shares to the latest dividend payment date shall have been paid or declared and set apart for payment.

         "No holder of preferred shares of any series, irrespective of any voting or other rights of shares of such series, shall have, as such holder, any preemptive right to purchase any other shares of the corporation or any securities convertible into or entitling the holder to purchase such other shares.

         "If in any case the amounts payable with respect to any requirements to retire preferred shares are not paid in full in the case of all series with respect to which such requirements exist, the number of shares to be retired in each series shall be in proportion to the respective amounts which would be payable on account of such requirements if all amounts payable were paid in full.

         "FOURTH. The number of directors shall be as provided for in the By-Laws.

         "FIFTH. The duration of the corporation shall be perpetual.

         "SIXTH. The office of the corporation is located in the Borough of Manhattan, City and County of New York, State of New York.

         "SEVENTH. The Secretary of State of the State of New York is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process served upon him as agent of the corporation is American Telephone and Telegraph Company, 550 Madison Avenue, New York, New York 10022.

         "EIGHTH. No holder of common shares shall have, as such holder, any preemptive right to purchase any shares or other securities of the corporation.

         "NINTH. No director shall be personally liable to the Corporation or any of its shareholders for damages for any breach of duty as a director; provided, however, that the foregoing provision shall not eliminate or limit (i) the liability of a director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719 of the New York Business Corporation Law; or (ii) the liability of a director for any act or omission prior to the adoption of this Article NINTH by the shareholders of the Corporation.

         4. The manner in which this restatement of the Certificate of Incorporation was authorized was by a resolution of the Board of Directors of the corporation.

In Witness Whereof, we have signed and verified this Restated Certificate of Incorporation of American Telephone and Telegraph Company this 9th day of January 1989.

                                       /s/ S. L. Prendergast
                                       ------------------------------
                                       By: S. L. Prendergast
                                           Corporate Vice President
                                            and Treasurer

                                       /s/ R. E. Scannell
                                       -------------------------------
                                       By: R. E. Scannell
                                           Corporate Vice President - Law
                                            and Secretary

State of New York
                                      ss.:
County of New York

         R. E. Scannell, being duly sworn, deposes and says that he is the Corporate Vice President - Law and Secretary of American Telephone and Telegraph Company, that he signed the foregoing Certificate as Corporate Vice President - Law and Secretary of such corporation, that he knows the contents thereof, and that the statements therein contained are true.

                                       /s/ R. E. Scannell
                                       --------------------------------
                                       By: R. E. Scannell
                                           Corporate Vice President - Law
                                            and Secretary

Subscribed and sworn to before
me this 9th day of January 1989.

         Janet M. Kirpan
         Notary Public

         Janet M. Kirpan
Notary Public, State of New York
         No. 31-4624682
 Qualified in New York County
Commission expires March 30, 1990

                    CERTIFICATE OF CORRECTION OF THE RESTATED
                         CERTIFICATE OF INCORPORATION OF
                    AMERICAN TELEPHONE AND TELEGRAPH COMPANY
                            UNDER SECTION 105 OF THE
                            BUSINESS CORPORATION LAW

         We, the undersigned, Robert E. Scannell and B. Ward White, being respectively the Corporate Vice President - Law and Secretary and the Assistant Secretary of American Telephone and Telegraph Company for the purpose of correcting the date appearing in the citation to `An Act to provide for the incorporation and regulation of telegraph companies,' passed April 12, 1848 (stated correctly as 1948) which appears on the face of the Restated Certificate of Incorporation of American Telephone and Telegraph Company under Section 807 of the Business Corporation Law hereby certify:

         1. The name of the corporation is American Telephone and Telegraph Company.

         2. The Restated Certificate of Incorporation of American Telephone and Telegraph Company under Section 807 of the Business Corporation Law was filed by the Department of State on January 10, 1989.

         3. The last paragraph of the first page of the certificate is corrected to read as follows:

         "We do hereby associate ourselves together for the purpose of constructing, buying, owning, leasing, or otherwise obtaining, lines of electric telegraph partly within and partly beyond the limits of the State of New York, and of equipping, using, operating, or otherwise maintaining, the same; and of becoming a body politic and corporate under and by virtue of the provisions of an act of the Legislature of the State of New York entitled `An Act to provide for the incorporation and regulation of telegraph companies.' passed April 12, 1848, and the various acts amendatory thereof or supplemental thereto; and of having and exercising all and every of the powers, privileges, franchises and immunities in and by said acts conferred. And in pursuance of the requirements of the various acts aforesaid, and for the purposes above set forth, we do hereby declare and certify as follows,

         IN WITNESS WHEREOF, we have signed and verified this certificate on the 31st day of May, 1989 and we affirm the statements contained herein as true under penalties of perjury.

                                       AMERICAN TELEPHONE AND TELEGRAPH COMPANY

                                       /s/ Robert E. Scannell
                                       -------------------------------
                                       By: Robert E. Scannell
                                           Corporate Vice President - Law
                                            and Secretary

                                       /s/ B. Ward White
                                       ---------------------
                                       By: B. Ward White
                                           Assistant Secretary

                      CERTIFICATE OF CHANGE OF THE RESTATED
                         CERTIFICATE OF INCORPORATION OF
                    AMERICAN TELEPHONE AND TELEGRAPH COMPANY
                           UNDER SECTION 805-A OF THE
                            BUSINESS CORPORATION LAW

         1. The name of the corporation is "American Telephone and Telegraph Company."

         2. The Certificate of Incorporation was filed in the office of the Secretary of State of the State of New York on March 3, 1885.

         3. The change in the Certificate of Incorporation effected by this Certificate of Change is as follows:

                  To change the post office address to which the Secretary of State of the State of New York shall mail a copy of any process against the corporation served upon said Secretary of State.

         4. To accomplish the foregoing change, Article SEVENTH of the Certificate of Incorporation, relating to service of process, is hereby stricken out in its entirety, and the following new Article SEVENTH is substituted in lieu thereof:

                  "SEVENTH. The Secretary of State of the State of New York is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process served upon him as agent of the corporation is American Telephone and Telegraph Company, 32 Avenue of the Americas, New York, New York, 10013.

         5. The manner in which this Certificate of Change was authorized was by resolution of the Board of Directors of the corporation.

         IN WITNESS WHEREOF, we have signed and verified this Certificate of Change of American Telephone and Telegraph Company this 16th day of March 1992.

                                       /s/ S. L. Prendergast
                                           -----------------------
                                       By: S. L. Prendergast
                                           Corporate Vice President
                                             and Treasurer

                                       /s/ R. E. Scannell
                                           ----------------------------
                                       By: R. E. Scannell
                                           Vice President - Law and Secretary

State of New York
                                    ss.:
County of New York

         R. E. Scannell, being duly sworn, deposes and says that he is the Vice President - Law and Secretary of American Telephone and Telegraph Company, that he signed the foregoing Certificate as Vice President - Law and Secretary of such corporation, that he knows the contents thereof, and that the statements therein contained are true.

                                       /s/ R. E. Scannell
                                           -------------------------------
                                       By: R. E. Scannell
                                           Vice President - Law and Secretary

Subscribed and sworn to before
me this 16th day of March 1992.

         Janet M. Kirpan
         Notary Public

         Janet M. Kirpan
Notary Public, State of New York
         No. 31-4624682
 Qualified in New York County
Commission expires March 30, 1994

                    CERTIFICATE OF AMENDMENT OF THE RESTATED
                         CERTIFICATE OF INCORPORATION OF
                    AMERICAN TELEPHONE AND TELEGRAPH COMPANY
                            UNDER SECTION 805 OF THE
                            BUSINESS CORPORATION LAW

         We, the undersigned, being a Vice President and Secretary, respectively, of American Telephone and Telegraph Company, do hereby certify as follows:

         1. The name of the corporation is "American Telephone and Telegraph Company."

         2. The Certificate of Incorporation of the corporation was filed in the office of the Secretary of State of the State of New York on March 3, 1885.

         3. Said Certificate of Incorporation is amended to increase the authorized number of common shares of the capital stock of the corporation having a par value of $1 from 1,500,000,000 to 2,000,000,000 shares.

         4. To effect the foregoing, the first paragraph of Article THIRD of said Certificate of Incorporation, relating to the aggregate number of shares the corporation is authorized to issue, the par value thereof, and the classes into which the shares are divided is hereby stricken out in its entirety, and the following new first paragraph of Article THIRD is substituted in lieu thereof:

                  "THIRD. The aggregate number of shares which the corporation is authorized to issue is 2,100,000,000 shares, consisting of 2,000,000,000 common shares having a par value of $1 per share and 100,000,000 preferred shares having a par value of $1 per share.

         5. The manner in which the foregoing amendment of said Certificate of Incorporation was authorized was by vote of the holders of a majority of all outstanding shares of the corporation entitled to vote thereon at a meeting of shareholders, subsequent to the unanimous vote of the Board of Directors.

         IN WITNESS WHEREOF, we have signed and verified this Certificate of Amendment of said Certificate of Incorporation of American Telephone and Telegraph Company this 13th day of May, 1992.

                                       /s/ S. L. Prendergast
                                           ---------------------------
                                       By: S. L. Prendergast
                                           Vice President and Treasurer

                                       /s/ R. E. Scannell
                                           ---------------------------
                                       By: R. E. Scannell
                                           Vice President - Law and Secretary

          Certificate of Amendment of the Certificate of Incorporation
                                       of
                    American Telephone and Telegraph Company

                Under Section 805 of the Business Corporation Law

         We, the undersigned, being a Vice President and an Assistant Secretary respectively, of American Telephone and Telegraph Company, do hereby certify as follows:

         FIRST:   The name of the corporation is American Telephone and
Telegraph Company.

         SECOND: The Certificate of Incorporation of the corporation was filed by the Department of State on March 3, 1885.

         THIRD:   The Certificate of Incorporation of the corporation is hereby amended by changing the name of the corporation to AT&T Corp.

         FOURTH: To accomplish the foregoing amendment, Article FIRST of the Certificate of Incorporation of the corporation is amended to read as follows:

                  "FIRST. The name of the corporation is AT&T Corp."

         FIFTH: The manner in which the foregoing amendment of said Certificate of Incorporation of the corporation was authorized was by vote of the holders of a majority of all outstanding shares of the corporation entitled to vote thereon at a meeting of shareholders, subsequent to the unanimous vote of the Board of Directors.

         IN WITNESS WHEREOF, we have subscribed this document on April 20, 1994 and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

                                       /s/ Jim G. Kilpatric
                                       ----------------------------
                                       By: Jim G. Kilpatric
                                           Senior Vice President - Law

                                       /s/ Robert A. Maynes
                                       ---------------------
                                       By: Robert A. Maynes
                                           Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                       OF THE CERTIFICATE OF INCORPORATION
                                       OF
                                   AT&T CORP.
                            UNDER SECTION 805 OF THE
                            BUSINESS CORPORATION LAW

         We, the undersigned, being a Vice President and Assistant Secretary, respectively, of AT&T Corp., do hereby certify as follows:

         1. The name of the corporation is AT&T Corp. The name under which the Corporation was formed is American Telephone and Telegraph Company.

         2. The Certificate of Incorporation of the corporation was filed in the office of the Secretary of State of the State of New York on March 3, 1885.

         3. Said Certificate of Incorporation is amended to increase the authorized number of common shares of the capital stock of the corporation having a par value of $1 from 2,000,000,000 shares to 6,000,000,000 shares.

         4. To effect the foregoing, the first paragraph of Article THIRD of said Certificate of Incorporation, relating to the aggregate number of shares the corporation is authorized to issue, the par value thereof, and the classes into which the shares are divided is hereby stricken out in its entirety, and the following new first paragraph of Article THIRD is substituted in lieu thereof:

                           "THIRD. The aggregate number of shares which the
                  corporation is authorized to issue is 6,100,000,000 shares, consisting of 6,000,000,000 common shares having a par value of $1 per share and 100,000,000 preferred shares having a par value of $1 per share.

         5. The manner in which the foregoing amendment of said Certificate of Incorporation was authorized was by vote of the holders of a majority of all outstanding shares of the corporation entitled to vote thereon at a meeting of shareholders, subsequent to the unanimous vote of the Board of Directors.

         IN WITNESS WHEREOF, we have signed this Certificate of Amendment of said Certificate of Incorporation of AT&T Corp. this 22th day of May, 1998 and we affirm the statements contained therein as true under penalties of perjury.

                                       /s/ Marilyn J. Wasser
                                       -----------------------------
                                              M. J. Wasser
                                              Vice President-Law and
                                              Secretary

                                       /s/ Robert A. Maynes
                                       -----------------------------
                                              R. A. Maynes
                                              Assistant Secretary

          CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

         We, the undersigned, being a Vice President and an Assistant Secretary respectively, of AT&T Corp., do hereby certify as follows:

                  FIRST: The name of the corporation is AT&T Corp.

                  SECOND: The Certificate of Incorporation of the corporation was filed by the Department of State on March 3, 1885 under the name American Telephone and Telegraph Company.

                  THIRD: (a) The Certificate of Incorporation of the corporation is hereby amended to create two new classes of common stock, Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, each having the number, designation, relative rights, preferences, and limitations as set forth herein.

                  (b) To effect the foregoing, Article THIRD is hereby amended and restated in its entirety as follows:

                                  ARTICLE THIRD

                                  CAPITAL STOCK

PART A--AUTHORIZED SHARES

         The aggregate number of shares which the corporation is authorized to issue is eight billion eight hundred fifty million (8,850,000,000) shares, consisting of one hundred million (100,000,000) preferred shares having a par value of $1.00 per share ("Preferred Stock") and eight billion seven hundred fifty million (8,750,000,000) common shares, of which six billion (6,000,000,000) common shares shall be Common Stock having a par value of $1.00 per share ("Common Stock"), two billion five hundred million (2,500,000,000) common shares shall be Class A Liberty Media Group Common Stock having a par value of $1.00 per share ("Class A Liberty Media Group Common Stock") and two hundred fifty million (250,000,000) common shares shall be Class B Liberty Media Group Common Stock having a par value of $1.00 per share ("Class B Liberty Media Group Common Stock"). The Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock are collectively referred to herein as the "Liberty Media Group Common Stock".

         The authorized shares of Class B Liberty Media Group Common Stock will only be issued (i) pursuant to the Agreement and Plan of Restructuring and Merger, dated June 23, 1998 (the "Merger Agreement"), among Tele-Communications, Inc., Italy Merger Corp. and the corporation, (ii) upon conversion, exercise or exchange of Pre-Merger Convertible Securities, (iii) in a subdivision (by stock split or otherwise) of outstanding shares of Class B Liberty Media Group Common Stock, or (iv) as a stock dividend or share distribution (as defined in paragraph 4 of Part B of this Article Third).

PART B--COMMON STOCK AND LIBERTY GROUP COMMON STOCK

         Each share of Common Stock, each share of Class A Liberty Media Group Common Stock and each share of Class B Liberty Media Group Common Stock shall, except as otherwise provided in this Article Third, be identical in all respects and shall have equal rights, powers and privileges.

1.       Voting Rights.

         (a) Holders of Common Stock shall be entitled to one vote for each share of such stock held, holders of Class A Liberty Media Group Common Stock shall be entitled to one-tenth of a vote for each share of such stock held, and holders of Class B Liberty Media Group Common Stock shall be entitled to one vote for each share of such stock held, on all matters presented to such shareholders.

         (b) Except as may otherwise be required by the laws of the State of New York or, with respect to additional or special voting rights (which may include, without limitation, rights of any such holders of any such class or series to elect one or more directors voting separately as a class) of any class or series of Preferred Stock or any other class of common shares, in the Certificate of Incorporation of the corporation as the same may be amended from time to time (this "Certificate") (including the terms of any class or series of Preferred Stock and any resolution or resolutions providing for the establishment of such class or series pursuant to authority vested in the Board of Directors by this Certificate and the terms of any other class of common shares), the holders of shares of Common Stock, the holders of shares of each other class of common shares, if any, entitled to vote thereon, the holders of shares of Class A Liberty Media Group Common Stock and the holders of shares of Class B Liberty Media Group Common Stock, and the holders of shares of each class or series of Preferred Stock, if any, entitled to vote thereon, shall vote as one class with respect to all matters to be voted on by shareholders of the corporation, and no separate vote or consent of the holders of shares of Common Stock, the holders of shares of Class A Liberty Media Group Common Stock, the holders of shares of Class B Liberty Media Group Common Stock or the holders of shares of any such class of common shares or any such class or series of Preferred Stock shall be required for the approval of any such matter, except that:

                  (i) any amendment, alteration or repeal of any of the provisions of this Certificate which would (x) increase or decrease the aggregate number of authorized shares of Liberty Media Group Common Stock, (y) increase or decrease the par value of the shares of Liberty Media Group Common Stock or (z) alter or change the powers, preferences, privileges or special rights of the shares of Liberty Media Group Common Stock so as to affect them adversely shall require the approval of both (A) the holders of a majority of the combined voting power of the shares of Common Stock, Liberty Media Group Common Stock and any other class of common shares entitled to vote with respect to such matter and any class or series of Preferred Stock entitled to vote with respect to such matter then outstanding, voting together as a single class, and (B) the holders of a majority of the combined voting power of the shares of Liberty Media Group Common Stock, voting separately as a class (without any vote of the holders of the Common Stock, any other class of common shares or any class or series of Preferred Stock of the corporation);

                  (ii) a Covered Disposition shall require, in addition to any other approval that may be required pursuant to law or this Certificate, the approval of the holders of a majority of the combined voting power of the shares of Liberty Media Group Common Stock, voting separately as a class; and

                  (iii) any merger, consolidation, combination, binding share exchange, reclassification, reorganization or other transaction in or pursuant to which the Liberty Media Group Common Stock is converted, reclassified or changed into or otherwise exchanged for any consideration (other than a conversion described in paragraph 2 of this Part B of this Article Third or a redemption described in paragraph 5 of this part B of this Article Third) shall be subject to approval by both (x) the holders of a majority of the combined voting power of the shares of Common Stock, Liberty Media Group Common Stock, any other class of common shares entitled to vote with respect to such matter and any class or series of Preferred Stock entitled to vote with respect to such matter then outstanding, voting together as a single class, and
         (y) the holders of a majority of the combined voting power of the shares of Liberty Media Group Common Stock then outstanding, voting separately as a class (without any vote of the holders of the Common Stock, any other class of common shares or any class or series of Preferred Stock of the corporation), unless each of the following requirements is met (in which event the approval set forth in subclause
         (y) of this clause (iii) shall not be required): (A) the consideration into which the Liberty Media Group Common Stock is converted, reclassified or changed or for which it is exchanged in such transaction includes shares of a class of the common stock of the surviving, resulting or acquiring corporation in such transaction or of the corporation, if applicable, (it being understood that if the Common Stock will be converted in such transaction into any class or series of common shares of any Person, then the term "acquiring corporation" shall mean such Person if such Person directly or indirectly owns the assets comprising the Liberty Media Group after giving effect to such transaction), (B) such class of common stock is intended to reflect the separate performance of the businesses, assets and liabilities comprising the Liberty Media Group (as it existed prior to such transaction and no other material businesses, assets or liabilities) and has powers, preferences, privileges and special rights equivalent to those of the shares of Liberty Media Group Common Stock, (C) such businesses, assets and liabilities comprising the Liberty Media Group are owned directly or indirectly by the issuer of the shares of such class of common stock and if prior to such transaction all of the businesses, assets and liabilities comprising the Liberty Media Group were held, directly or indirectly, by one or more Qualifying Subsidiaries of the corporation (or by Subsidiaries that are not held directly by the corporation but would be Qualifying Subsidiaries if they were held directly by the corporation) that hold no other material assets or liabilities, then immediately following such transaction, such businesses, assets and liabilities comprising the Liberty Media Group are owned, directly or indirectly, by one or more Qualifying Subsidiaries of the issuer of the shares of such class of common stock (or by Subsidiaries of such issuer that are not held directly by such issuer but would be Qualifying Subsidiaries if they were held directly by such issuer) that hold no other material assets or liabilities, and
         (D) the shares of such class of
         common stock immediately after such transaction are held only by Persons that were holders of shares of Liberty Media Group Common Stock (or Convertible Securities that were convertible into or exercisable or exchangeable for Liberty Media Group Common Stock) immediately prior to such transaction.

         (c) If the corporation shall in any manner subdivide (by stock split or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Common Stock or Liberty Media Group Common Stock, or pay a stock dividend in shares of any class to holders of that class or shall otherwise effect a share distribution (as defined in paragraph 4 of this Part B of this Article Third) of Common Stock or Liberty Media Group Common Stock, the per share voting rights specified in paragraph 1(a) of this Part B of this Article Third of Liberty Media Group Common Stock relative to Common Stock shall be appropriately adjusted so as to avoid any dilution in the aggregate voting rights of any class.

2.       Conversion Rights of Liberty Media Group Common Stock.

         Each share of Class B Liberty Media Group Common Stock shall be convertible, at the option of the holder thereof, into one share of Class A Liberty Media Group Common Stock. Any such conversion may be effected by any holder of Class B Liberty Media Group Common Stock by surrendering such holder's certificate or certificates for the Class B Liberty Media Group Common Stock to be converted, duly endorsed, at the office of the corporation or any transfer agent for the Class B Liberty Media Group Common Stock, together with a written notice to the corporation at such office that such holder elects to convert all or a specified number of shares of Class B Liberty Media Group Common Stock represented by such certificate and stating the name or names in which such holder desires the certificate or certificates for Class A Liberty Media Group Common Stock to be issued. If so required by the corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Promptly thereafter, the corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Liberty Media Group Common Stock to which such holder shall be entitled as herein provided. Such conversion shall be deemed to have been made at the close of business on the date of receipt by the corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer referred to above, and the person or persons entitled to receive the Class A Liberty Media Group Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Class A Liberty Media Group Common Stock on that date. A number of shares of Class A Liberty Media Group Common Stock equal to the number of shares of Class B Liberty Media Group Common Stock outstanding from time to time shall be set aside and reserved for issuance upon conversion of shares of Class B Liberty Media Group Common Stock. Shares of Class A Liberty Media Group Common Stock shall not be convertible into shares of Class B Liberty Media Group Common Stock.

3.       Dividends.

         (a) DIVIDENDS ON COMMON STOCK. Dividends on the Common Stock may be declared and paid only to the extent of (i) the assets of the corporation legally available therefor minus (ii) the Liberty Media Group Available Dividend Amount (such amount, the "Common Stock Available Dividend Amount").

         (b) DIVIDENDS ON CLASS A LIBERTY MEDIA GROUP COMMON STOCK AND CLASS B LIBERTY MEDIA GROUP COMMON STOCK. Dividends on the Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock may be declared and paid only out of the lesser of (i) assets of the corporation legally available therefor and (ii) the Liberty Media Group Available Dividend Amount. Subject to paragraph 4 of this Part B of this Article Third, whenever a dividend is paid to the holders of Class A Liberty Media Group Common Stock, the corporation shall also pay to the holders of Class B Liberty Media Group Common Stock a dividend per share equal to the dividend per share paid to the holders of Class A Liberty Media Group Common Stock, and whenever a dividend is paid to the holders of Class B Liberty Media Group Common Stock, the corporation shall also pay to the holders of Class A Liberty Media Group Common Stock a dividend per share equal to the dividend per share paid to the holders of Class B Liberty Media Group Common Stock.

         (c) DISCRIMINATION BETWEEN OR AMONG CLASSES OF COMMON SHARES. The Board of Directors, subject to the provisions of paragraphs 3(a) and 3(b) of this Part B of this Article Third, shall have the sole authority and discretion to declare and pay dividends on (i) the Common Stock, (ii) any other class of common shares or (iii) the Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, in equal or unequal amounts (including declaring and paying no dividends on the Liberty Media Group Common Stock while declaring and paying dividends on the Common Stock or any other class of common shares and declaring and paying no dividends on the Common Stock or any other class of common shares while declaring and paying dividends on the Liberty Media Group Common Stock), notwithstanding the relationship between the Common Stock Available Dividend Amount and the Liberty Media Group Available Dividend Amount, the respective amounts of prior dividends declared on, or the liquidation rights of, the Common Stock, any other class of common shares or the Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock, or any other factor.

4.       Share Distributions.

         The corporation may declare and pay a distribution consisting of shares of Common Stock, Class A Liberty Media Group Common Stock, Class B Liberty Media Group Common Stock or any other securities of the corporation or any other Person (hereinafter sometimes called a "share distribution") to holders of the Common Stock, Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock only in accordance with the provisions of this paragraph 4 of this Part B of this Article Third.

         (a) DISTRIBUTIONS ON CLASS A LIBERTY MEDIA GROUP COMMON STOCK AND CLASS B LIBERTY MEDIA GROUP COMMON STOCK. If at any time a share distribution is to be made with respect to the Class A Liberty Media Group

Common Stock or Class B Liberty Media Group Common Stock, such share distribution may be declared and paid only as follows (or as permitted by paragraph 5 of this Part B of this Article Third with respect to the redemptions and other distributions referred to therein):

                  (i) a share distribution consisting of shares of Class A Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Class A Liberty Media Group Common Stock) to holders of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, on an equal per share basis; or consisting of shares of Class A Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Class A Liberty Media Group Common Stock) to holders of Class A Liberty Media Group Common Stock and, on an equal per share basis, shares of Class B Liberty Media Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Class B Liberty Media Group Common Stock) to holders of Class B Liberty Media Group Common Stock;

                  (ii) a share distribution consisting of shares of Common Stock or any other class of common shares of the corporation (other than Liberty Media Group Common Stock), or Convertible Securities convertible into or exercisable or exchangeable for shares of Common Stock or any other class of common shares of the corporation (other than Liberty Media Group Common Stock), to holders of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, on an equal per share basis;

                  (iii) a share distribution consisting of any class or series of securities of the corporation or any other Person other than Class A Liberty Media Group Common Stock, Class B Liberty Media Group Common Stock, Common Stock or any other class of common shares of the corporation (or Convertible Securities convertible into or exercisable or exchangeable for shares of Class A Liberty Media Group Common Stock, Class B Liberty Media Group Common Stock or Common Stock or any other class of common shares of the corporation), (x) if a single class or series of securities is to be distributed, on the basis of a distribution of identical securities, on an equal per share basis, to holders of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock and (y) if more than one class or series of securities is to be distributed, then, if and to the extent practicable, in accordance with the following provisions of this clause
         (y) and, otherwise, in accordance with clause (x) above: on the basis of a distribution of one class or series of securities to holders of Class A Liberty Media Group Common Stock and another class or series of securities to holders of Class B Liberty Media Group Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Class B Liberty Media Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Class A Liberty

         Media Group Common Stock and the Class B Liberty Media Group Common Stock), provided that if the securities so distributed constitute capital stock of a Subsidiary of the corporation, such rights shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

         The corporation shall not reclassify, subdivide or combine the Class A Liberty Media Group Common Stock without reclassifying, subdividing or combining the Class B Liberty Media Group Common Stock, on an equal per share basis, and the corporation shall not reclassify, subdivide or combine the Class B Liberty Media Group Common Stock without reclassifying, subdividing or combining the Class A Liberty Media Group Common Stock, on an equal per share basis. The corporation shall not effect a share distribution to the holders of Liberty Media Group Common Stock of any class or series of securities of a Subsidiary of the corporation or any other Person unless such share distribution is tax-free to the holders of Liberty Media Group Common Stock (except with respect to cash received by such holders in lieu of fractional shares).

         (b) DISTRIBUTIONS ON COMMON STOCK. The corporation shall not declare and pay a share distribution with respect to the Common Stock or any other class of common shares (other than the Liberty Media Group Common Stock) consisting of Class A Liberty Media Group Common Stock, Class B Liberty Media Group Common Stock, any class or series of Preferred Stock attributed to the Liberty Media Group or securities of any Person included in the Liberty Media Group (or Convertible Securities convertible into or exercisable or exchangeable for shares of Class A Liberty Media Group Common Stock, Class B Liberty Media Group Common Stock, any such class or series of Preferred Stock or securities of any such Person). Except as set forth in the immediately preceding sentence, the corporation may declare and pay a share distribution to holders of Common Stock or any other class of common shares (other than Liberty Media Group Common Stock) consisting of any securities of the corporation, any Subsidiary of the corporation, or any other Person, including without limitation a share distribution consisting of shares of any class or series of Preferred Stock or shares of Common Stock or any other class of common shares (other than Liberty Media Group Common Stock) (or Convertible Securities convertible into or exercisable or exchangeable for shares of any class or series of Preferred Stock or shares of Common Stock or any other class of common shares (other than Liberty Media Group Common Stock)).

5. Redemption and Other Provisions Relating to the Liberty Media Group Common Stock.

         (a) REDEMPTION IN EXCHANGE FOR STOCK OF QUALIFYING SUBSIDIARIES. At any time at which all of the assets and liabilities included in the Liberty Media Group are held directly or indirectly by one or more Qualifying Subsidiaries of the corporation that hold no other material assets or liabilities (the "Liberty Media Group Subsidiaries"), the Board of Directors may, subject to the availability of assets of the corporation legally available therefor, redeem, on a pro rata basis, all of the outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock in exchange for an aggregate number of outstanding fully paid and nonassessable shares of common stock of a Liberty Media Group

Subsidiary that is the beneficial owner of all other Liberty Media Group Subsidiaries (or, if applicable, of each Liberty Media Group Subsidiary that is not a Subsidiary of one or more other Liberty Media Group Subsidiaries) equal to the number of outstanding shares of common stock of such Liberty Media Group Subsidiary (or Liberty Media Group Subsidiaries, as the case may be) held by the corporation; provided that no such redemption pursuant to this paragraph 5(a) of this Part B of this Article Third may occur unless the redemption is tax-free to the holders of Liberty Media Group Common Stock (except with respect to cash received by such holders in lieu of fractional shares). Any such redemption shall occur on a Redemption Date set forth in a notice to holders of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock and Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities) pursuant to paragraph 5(d)(v) of this Part B of this Article Third. In effecting such a redemption, the corporation shall (i) if and to the extent practicable, redeem shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock in exchange for shares of separate classes or series of common stock of each Liberty Media Group Subsidiary with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, with holders of shares of Class B Liberty Media Group Common Stock receiving the class or series having the higher relative voting rights, and (ii) to the extent redemption in accordance with clause (i) above is not practicable, redeem shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock in exchange for shares of a single class of common stock of each Liberty Media Group Subsidiary without distinction between the shares distributed to the holders of the Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock.

         (b) MANDATORY DIVIDEND OR REDEMPTION IN CASE OF DISPOSITION OF LIBERTY MEDIA GROUP ASSETS. In the event of the Disposition, in one transaction or a series of related transactions, by the corporation and its subsidiaries of all or substantially all of the properties and assets of the Liberty Media Group to one or more Persons or groups (other than (w) in connection with the Disposition by the corporation of all of the corporation's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the corporation within the meaning of paragraph 6 of this Part B of this Article Third, (x) a dividend, other distribution or redemption in accordance with any provision of paragraph 3, paragraph 4, paragraph 5(a) or paragraph 6 of this Part B of this Article Third,
(y) to any Person or group which the Liberty Media Group, directly or indirectly, after giving effect to the Disposition, controls and which is included in the Liberty Media Group or (z) in connection with a Related Business Transaction), the corporation shall, on or prior to the 85th Trading Day following the consummation of such Disposition, either:

                  (i) subject to paragraph 3(b) of this Part B of this Article Third, declare and pay a dividend in cash and/or in securities or other property (determined as provided below) to the holders of the outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock equally on a share for share basis (subject to the last sentence of this paragraph 5(b) of this Part B of this Article Third), in an aggregate amount equal to the Liberty Media Group Net Proceeds of such Disposition (provided that if such Disposition involves all (not merely substantially all) of the properties and assets of the Liberty Media Group, then the aggregate amount of such dividend shall equal the product of the Liberty Media Group Full Dilution Fraction and the Liberty Media Group Net Proceeds of such Disposition and the difference between the aggregate amount of such dividend and such Liberty Media Group Net Proceeds shall be reserved by the corporation for payment or delivery to holders of Pre-Merger Convertible Securities on conversion, exercise or exchange thereof); or

                  (ii) provided that there are assets of the corporation legally available therefor and to the extent the Liberty Media Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof pursuant to clause (i) of this paragraph 5(b) of this Part B of this Article Third, then:

                           (A) if such Disposition involves all (not merely substantially all) of the properties and assets of the Liberty Media Group, redeem all outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock in exchange for cash and/or securities or other property (determined as provided below) in an aggregate amount equal to the product of the Liberty Media Group Full Dilution Fraction and the Liberty Media Group Net Proceeds, such aggregate amount to be allocated (subject to the last sentence of this paragraph 5(b) of this Part B of this Article Third) to shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock in the ratio of the number of shares of each such series outstanding (so that the amount of consideration paid for the redemption of each share of Class A Liberty Media Group Common Stock and each share of Class B Liberty Media Group Common Stock is the same); or

                           (B) if such Disposition involves substantially all (but not all) of the properties and assets of the Liberty Media Group, apply an aggregate amount of cash and/or securities or other property (determined as provided below) equal to the Liberty Media Group Net Proceeds to the redemption of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, such aggregate amount to be allocated (subject to the last sentence of this paragraph 5(b) of this Part B of this Article Third) to shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock in the ratio of the number of shares of each such series outstanding, and the number of shares of each such series to be redeemed to equal the lesser of (x) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of such series by the average Market Value of one share of Class A Liberty Media Group Common Stock during the ten-Trading Day period beginning on the 16th Trading Day following the consummation of such Disposition and (y) the number of shares of such series outstanding (so that the amount of consideration paid for the redemption of each share of Class A Liberty Media Group Common Stock and each share of Class B Liberty Media Group Common Stock is the same);

such redemption to be effected in accordance with the applicable provisions of paragraph 5(d) of this Part B of this Article Third;

For purposes of this paragraph 5(b):

         (x) as of any date, "substantially all of the properties and assets of the Liberty Media Group" shall mean a portion of such properties and assets that represents at least 80% of the then-current market value (as determined by the Board of Directors) of the properties and assets of the Liberty Media Group as of such date;

         (y) in the case of a Disposition of properties and assets in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions; and

         (z) the corporation shall pay the dividend or redemption price referred to in clause (i) or (ii) of this paragraph 5(b) of this Part B of this Article Third in the same form as the proceeds of the Disposition were received. If the dividend or redemption price is paid in the form of securities of an issuer other than the corporation, the corporation shall (1) if more than one class or series of securities is to be distributed, if and to the extent practicable, pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series of such securities to holders of Class A Liberty Media Group Common Stock and another class or series of securities to holders of Class B Liberty Media Group Common Stock, provided that such securities (and, if such securities are convertible into or exercisable or exchangeable for shares of another class or series of securities, the securities so issuable upon such conversion, exercise or exchange) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Class B Liberty Media Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock), provided that if such securities constitute capital stock of a Subsidiary of the corporation, such rights shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, and otherwise such securities shall be distributed on an equal per share basis, and (2) otherwise pay the dividend or redemption price in the form of a single class of securities without distinction between the shares received by the holders of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock.

         (c) CERTAIN PROVISIONS RESPECTING CONVERTIBLE SECURITIES. Unless the provisions of any class or series of Pre-Merger Convertible Securities provide specifically to the contrary, after any Redemption Date on which all outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock were redeemed, any share of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any Pre-Merger Convertible Securities shall, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the corporation or its Board of Directors or the holder of such share of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock, be redeemed in exchange for the kind and amount of shares of capital stock, cash and/or other securities or property that a holder of such Pre-Merger Convertible Securities would have been entitled to receive pursuant to the terms of such securities had such terms provided that the conversion, exercise or exchange privilege in effect immediately prior to any such redemption of all outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock would be adjusted so that the holder of any such Pre-Merger Convertible Securities thereafter surrendered for conversion, exercise or exchange would be entitled to receive the kind and amount of shares of capital stock, cash and/or other securities or property such holder would have received as a result of such redemption had such securities been converted, exercised or exchanged immediately prior thereto. Unless the provisions of any class or series of Convertible Securities (other than Pre-Merger Convertible Securities) which are or become convertible into or exercisable or exchangeable for shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock provide specifically to the contrary, after any Redemption Date on which all outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock were redeemed, any share of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any such Convertible Securities shall, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the corporation or its Board of Directors or the holder of such share of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock, be redeemed in exchange for, to the extent assets of the corporation are legally available therefor, the amount of $.01 per share in cash.

         (d)      GENERAL.

                  (i) Not later than the 10th Trading Day following the consummation of a Disposition referred to in paragraph 5(b) of this Part B of this Article Third, the corporation shall announce publicly by press release (A) the Liberty Media Group Net Proceeds of such Disposition, (B) the number of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock,
         (C) the number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock into or for which Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Merger Convertible Securities), and (D) if the Disposition is of all (not merely substantially all) of the properties and assets of the Liberty Media Group, the Liberty Media Group Full Dilution Fraction as of a recent date preceding the date of such notice. Not earlier than the 26th Trading Day and not later than the 30th Trading Day following the consummation of such Disposition, the corporation shall announce publicly by press release which of the actions specified in clauses (i) or (ii) of paragraph 5(b) of this Part B of this Article Third it has irrevocably determined to take.

                  (ii) If the corporation determines to pay a dividend pursuant to clause (i) of paragraph 5(b) of this Part B of this Article Third, the corporation shall, not later than the

         30th Trading Day following the consummation of such Disposition, cause to be given to each holder of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth (A) the record date for determining holders entitled to receive such dividend, which shall be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, (B) the anticipated payment date of such dividend (which shall not be more than 85 Trading Days following the consummation of such Disposition), (C) the kind of shares of capital stock, cash and/or other securities or property to be distributed in respect of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock,
         (D) the Liberty Media Group Net Proceeds of such Disposition, (E) if the Disposition is of all (not merely substantially all) the properties and assets of the Liberty Media Group, the Liberty Media Group Full Dilution Fraction as of a recent date preceding the date of such notice, (F) the number of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock and the number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof,
         (G) in the case of a notice to holders of Convertible Securities (other than Pre-Merger Convertible Securities, in the case of a Disposition of all (not merely substantially all) the properties and assets of the Liberty Media Group), a statement to the effect that holders of such Convertible Securities shall be entitled to receive such dividend only if they appropriately convert, exercise or exchange such Convertible Securities prior to the record date referred to in clause (A) of this sentence, and (H) if the Disposition is of all (not merely substantially all) the properties and assets of the Liberty Media Group, in the case of a notice to holders of Pre-Merger Convertible Securities, a statement to the effect that the holders of such Pre-Merger Convertible Securities shall be entitled to receive such dividend (without interest) upon conversion, exercise or exchange of such Pre-Merger Convertible Securities. Such notice shall be sent by first-class mail, postage prepaid, at such holder's address as the same appears on the transfer books of the corporation.

                  (iii) If the corporation determines to undertake a redemption of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock following a Disposition of all (not merely substantially all) of the properties and assets of the Liberty Media Group pursuant to clause (ii) (A) of paragraph 5(b) of this Part B of this Article Third, the corporation shall cause to be given to each holder of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth (A) a statement that all shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock outstanding on the Redemption Date shall be redeemed, (B) the Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (C) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock outstanding on the Redemption Date, (D) the Liberty Media Group Net Proceeds of such Disposition, (E) the Liberty Media Group Full Dilution Fraction as of a recent date preceding the date of such notice, (F) the place or places where certificates for shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the corporation waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property,
         (G) the number of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock and the number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Merger Convertible Securities), and (H) in the case of a notice to holders of Convertible Securities (other than Pre-Merger Convertible Securities), a statement to the effect that holders of such Convertible Securities shall be entitled to participate in such redemption only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the Redemption Date referred to in clause (B) of this sentence and a statement as to what, if anything, such holders shall be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, paragraph 5(c) of this Part B of this Article Third if such holders convert, exercise or exchange such Convertible Securities following such Redemption Date. Such notice shall be sent by first-class mail, postage prepaid, not less than 35 Trading Days nor more than 45 Trading Days prior to the Redemption Date, at such holder's address as the same appears on the transfer books of the corporation.

                  (iv) If the corporation determines to undertake a redemption of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock following a Disposition of substantially all (but not all) of the properties and assets of the Liberty Media Group pursuant to clause (ii)(B) of paragraph 5(b) of Part B of this Article Third, the corporation shall, not later than the 30th Trading Day following the consummation of such Disposition, cause to be given to each holder of record of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth (A) a date not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition which shall be the date on which shares of the Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock then outstanding shall be selected for redemption, (B) the anticipated Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (C) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group

         Common Stock selected for redemption, (D) the Liberty Media Group Net Proceeds of such Disposition, (E) the number of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock and the number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion or exercise prices thereof, and (F) in the case of a notice to holders of Convertible Securities, a statement to the effect that holders of such Convertible Securities shall be entitled to participate in such selection for redemption only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the date referred to in clause (A) of this sentence and a statement as to what, if anything, such holders shall be entitled to receive pursuant to the terms of such Convertible Securities if such holders convert, exercise or exchange such Convertible Securities following such date. Promptly following the date referred to in clause (A) of the preceding sentence, but not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, the corporation shall cause to be given to each holder of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock to be so redeemed, a notice setting forth (A) the number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock held by such holder to be redeemed, (B) a statement that such shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock shall be redeemed, (C) the Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (D) the kind and per share amount of shares of capital stock, cash and/or other securities or property to be received by such holder with respect to each share of such Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock to be redeemed, including details as to the calculation thereof, and (E) the place or places where certificates for shares of such Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the corporation waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property. The notices referred to in this clause (iv) shall be sent by first-class mail, postage prepaid, at such holder's address as the same appears on the transfer books of the corporation. The outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock to be redeemed shall be redeemed by the corporation pro rata among the holders of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

                  (v) If the corporation determines to redeem shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock pursuant to paragraph 5(a) of this Part B of this Article Third, the corporation shall promptly cause to be given to each holder of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for such notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth (A) a statement that all outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock shall be redeemed in exchange for shares of common stock of the Liberty Media Group

         Subsidiaries, (B) the Redemption Date, (C) the place or places where certificates for shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of common stock of the Liberty Media Group Subsidiaries, (D) the number of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock and the number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Merger Convertible Securities) and (E) in the case of a notice to holders of Convertible Securities (other than Pre-Merger Convertible Securities), a statement to the effect that holders of such Convertible Securities shall be entitled to participate in such redemption only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the Redemption Date referred to in clause (B) of this sentence and a statement as to what, if anything, such holders shall be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, paragraph 5(c) of this Part B of this Article Third if such holders convert, exercise or exchange such Convertible Securities following the Redemption Date. Such notice shall be sent by first-class mail, postage prepaid, not less than 35 Trading Days nor more than 45 Trading Days prior to the Redemption Date, at such holder's address as the same appears on the transfer books of the corporation.

                  (vi) Neither the failure to mail any notice required by this paragraph 5(d) to any particular holder of Class A Liberty Media Group Common Stock, Class B Liberty Media Group Common Stock or of Convertible Securities nor any defect therein shall affect the sufficiency thereof with respect to any other holder of outstanding shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock or of Convertible Securities, or the validity of any redemption.

                  (vii) The corporation shall not be required to issue or deliver fractional shares of any class of capital stock or any fractional securities to any holder of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock upon any redemption, dividend or other distribution pursuant to this paragraph
         5. In connection with the determination of the number of shares of any class of capital stock that shall be issuable or the amount of securities that shall be deliverable to any holder of record upon any such redemption, dividend or other distribution (including any fractions of shares or securities), the corporation may aggregate the number of shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock held at the relevant time by such holder of record. If the number of shares of any class of capital stock or the amount of securities remaining to be issued or delivered to any holder of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock is a fraction, the corporation shall, if such fraction is not issued or delivered to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the fair market value of such fraction on the fifth Trading Day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence, "fair market value" of any fraction shall be (A) in the case of any fraction of a share of capital stock of the corporation, the product of such fraction and the Market Value of one share of such capital stock and (B) in the case of any other fractional security, such value as is determined by the Board of Directors.

                  (viii) No adjustments in respect of dividends shall be made upon the redemption of any shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock; provided, however, that if the Redemption Date with respect to the Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the redemption of such shares or the corporation's default in payment of the dividend or distribution due on such date.

                  (ix) Before any holder of shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock shall be entitled to receive certificates representing shares of any kind of capital stock or cash and/or securities or other property to be received by such holder with respect to shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock pursuant to this paragraph 5 of this Part B of this Article Third, such holder shall surrender at such place as the corporation shall specify certificates for such shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the corporation shall waive such requirement). The corporation shall as soon as practicable after such surrender of certificates representing shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock deliver to the person for whose account shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock or cash and/or securities or other property to which such person shall be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph 5(d)(vii) of this Part B of this Article Third. If less than all of the shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock represented by any one certificate are to be redeemed, the corporation shall issue and deliver a new certificate for the shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock not redeemed. The corporation shall not be required to register a transfer of any shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock selected or called for redemption.

                  (x) From and after any applicable Redemption Date, all rights of a holder of shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock that were redeemed shall cease except for the right, upon surrender of the certificates representing shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock, to receive certificates representing shares of the kind and amount of capital stock or cash and/or securities or other property for which such shares were redeemed, together with any payment for fractional securities contemplated by paragraph 5(d)(vii) of this Part B of this Article Third and such holder shall have no other or further rights in respect of the shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock so redeemed, including, but not limited to, any rights with respect to any cash, securities or other properties which are reserved or otherwise designated by the corporation as being held for the satisfaction of the corporation's obligations to pay or deliver any cash, securities or other property upon the conversion, exercise or exchange of any Convertible Securities that were convertible into or exercisable or exchangeable for Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock and outstanding as of the date of such redemption. No holder of a certificate that, immediately prior to the applicable Redemption Date for the Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock, represented shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock shall be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock was redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Redemption Date but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Redemption Date for any shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock, the corporation shall, however, be entitled to treat the certificates for shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock that have not yet been surrendered for redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock represented by such certificates shall have been redeemed, notwithstanding the failure to surrender such certificates.

                  (xi) The corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on redemption of shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock pursuant to this Part B of this Article Third. The corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock in a name other than that in which the shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock so redeemed were registered and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax, or has established to the satisfaction of the corporation that such tax has been paid.

6.       Liquidation.

         In the event of a liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and subject to the prior payment in full of the preferential amounts to which any class or series of Preferred Stock is entitled, (a) the holders of the shares of Common Stock and (on the basis that may be set forth in this Certificate with respect to any such shares) the holders of any other class of common shares (other than the Liberty Media Group Common Stock) shall share in the aggregate in a percentage of the funds of the corporation remaining for distribution to its common shareholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of X/Z for the 20-Trading Day period ending on the Trading Day prior to the date of the public announcement of such liquidation, dissolution or winding up, and (b) the holders of the shares of Class A Liberty Media Group Common Stock and the holders of the shares of Class B Liberty Media Group Common Stock shall share equally, on a share for share basis, in a percentage of the funds of the corporation remaining for distribution to its common shareholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of Y/Z for such 20-Trading Day period, where X is the aggregate Market Capitalization of the Common Stock and any other class of common shares (other than the Liberty Media Group Common Stock), Y is the aggregate Market Capitalization of the Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock, and Z is the aggregate Market Capitalization of the Common Stock, any other class of common shares (other than the Liberty Media Group Common Stock), the Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock. Neither the consolidation or merger of the corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the corporation shall itself be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph 6 of this Part B of this Article Third. Notwithstanding the foregoing, any transaction or series of related transactions which results in all of the assets and liabilities included in the Liberty Media Group being held by one or more Liberty Media Group Subsidiaries, and the distribution of such Liberty Media Group Subsidiaries (and no other material assets or liabilities) to the holders of the outstanding Liberty Media Group Common Stock shall not constitute a voluntary or involuntary liquidation, dissolution or winding up of the corporation for purposes of this paragraph 6 of this Part B of this Article Third, but shall be subject to paragraph 5(a) of this Part B of this Article Third.

7.       Determinations by the Board of Directors.

         Any determinations made by the Board of Directors under any provision in this Part B of this Article Third shall be final and binding on all shareholders of the corporation, except as may otherwise be required by law. The corporation shall prepare a statement of any such determination by the Board of Directors respecting the fair market value of any properties, assets or securities and shall file such statement with the Secretary of the corporation.

8.       Relationship Between the Liberty Media Group and the Common Stock
         Group.

         (a) In furtherance and not in limitation of the provisions of Article Ninth, neither the Liberty Media Group on the one hand, nor the Common Stock Group on the other hand, shall have any duty, responsibility or obligation to refrain from (and none of the directors or officers of the corporation, the Liberty Media Group or the Common Stock Group shall have any duty, responsibility or obligation to cause the Liberty Media Group or the Common Stock Group to refrain from) (i) engaging in the same or similar activities or lines of business as any member of the other Group, (ii) doing business with any potential or actual supplier or customer of any member of any other Group or
(iii) engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual suppliers or customers of any member of the other Group.

         (b) In furtherance and not in limitation of the provisions of Article Ninth, neither the Liberty Media Group on the one hand, nor the Common Stock Group on the other hand, shall have any duty, responsibility or obligation (and none of the directors or officers of the corporation, the Liberty Media Group or the Common Stock Group shall have any duty, responsibility or obligation to cause the Liberty Media Group or the Common Stock Group) (i) to communicate or offer any business or other corporate opportunity to any other Person (including any business or other corporate opportunity which may arise which either Group may be financially able to undertake, and which is, from its nature, in the line of more than one Group's business and is of practical advantage to more than one Group), (ii) to provide financial support to the other Group (or any member thereof) or (iii) otherwise to assist the other Group.

         (c) In furtherance and not in limitation of the provisions of Article Ninth, no director or officer of the corporation shall be liable to the corporation or any holder of any securities of the corporation in respect of any failure or alleged failure of such officer or director to offer to (or to cause the Liberty Media Group or the Common Stock Group to offer to) either Group any corporate opportunity of any kind or nature that is pursued by the other Group.

         (d) Nothing in this paragraph 8 of this Part B of this Article Third shall prevent any members of the Liberty Media Group from entering into written agreements with the Common Stock Group to define or restrict any aspect of the relationship between the Groups.

9.       Certain Definitions.

         Unless the context otherwise requires, the terms defined in this Part B of this Article Third shall have, for all purposes of this Part B of this Article Third, the meanings herein specified:

         "Common Stock Group" shall mean, as of any date, the interest of the corporation or any of its subsidiaries in all of the businesses in which the corporation or any of its subsidiaries (or any of their predecessors or successors) is or has been engaged, directly or indirectly, and the respective assets and liabilities of the corporation or any of its subsidiaries, other than any businesses, assets or liabilities of the Liberty Media Group.

         "Convertible Securities" shall mean any securities of the corporation (other than the Liberty Media Group Common Stock) or any Subsidiary thereof that are convertible into, exchangeable for or evidence the right to purchase any shares of Common Stock or of any series of Liberty Media Group Common Stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.

         "Covered Disposition" shall mean (x) any direct or indirect sale, transfer or conveyance by the corporation of any of its equity interest in Liberty Media Corporation or any Covered Entity or (y) any grant of any pledge or other security interest in the equity interest of the corporation in Liberty Media Corporation or any Covered Entity; provided, however, that the foregoing shall not apply to (i) any issuance or sale by the corporation of its own securities, (ii) any issuance or sale by Liberty Media Corporation of its own securities or any sale, transfer or conveyance by Liberty Media Corporation or any other Person included in the Liberty Media Group of any securities of any Person included in the Liberty Media Group, (iii) with respect to any Covered Entity, any transaction duly authorized by the board of directors of such Covered Entity, or (iv) any merger, consolidation, exchange of shares or other business combination transaction involving the corporation in which the corporation (or its successors) continues immediately following such transaction to hold the same direct or indirect interest in the business, assets and liabilities comprising the Liberty Media Group that it held immediately prior to such transaction (other than as a result of any action by any Person included in the Liberty Media Group). If a contribution of assets of Liberty Media Corporation to Liberty Media Group LLC occurs (other than the initial contribution made on formation thereof), then from and after the date of such contribution all references in the preceding sentence of this definition of Covered Disposition to Liberty Media Corporation shall be deemed to refer to Liberty Media Group LLC.

         "Covered Entity" shall mean, as of any date of determination, each of the following Persons (and any successor to such Person, by merger, consolidation, sale of all or substantially all of its assets or otherwise, whether or not in connection with a Related Business Transaction) unless all of the Corporation's equity interest in such Person or all of the assets of such Person are held by (i) Liberty Media Corporation, if such date of determination is prior to the contribution of assets of Liberty Media Corporation to Liberty Media Group LLC (other than the initial contribution made on formation thereof) or (ii) Liberty Media Group LLC, if such date of determination is after the contribution referred to in clause (i): Tele-Communications International, Inc., TCI Wireless Holdings, Inc., TCIP, Inc., Silver Spur Land and Cattle Co., and TCI Interactive, Inc.

         "Disposition" shall mean the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) by the corporation (or its successors) or any of its Subsidiaries of properties or assets. Disposition shall not include a merger, consolidation, exchange of shares or other business combination transaction involving the corporation in which the corporation (or its successors) continues immediately following such transaction to hold the same direct and indirect interest in the business, assets and liabilities comprising the Liberty Media Group that it held immediately prior to such transaction (other than as a result of any action by any Person included in the Liberty Media Group).

         "Group" shall mean either the Common Stock Group or the Liberty Media Group.

         "Liberty Media Group" shall mean, as of any date that any shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock have been issued and continue to be outstanding, each of the following, without duplication: (a) the proceeds of any issuances or sales of Class A Liberty Media Group Common Stock, Class B Liberty Media Group Common Stock or any Convertible Securities that are convertible into or exercisable or exchangeable for Liberty Media Group Common Stock or of any Preferred Stock that is attributed to the Liberty Media Group; (b) the interest of the corporation or any of its subsidiaries in the Associated Group, Inc., a Delaware corporation, and the proceeds of any disposition thereof; (c) the interest of the Corporation or any of its subsidiaries in each Covered Entity or any subsidiary of a Covered Entity and their respective properties and assets (including, without limitation, the Sprint PCS Investment) and the proceeds of any disposition thereof; and (d) the interest of the corporation or of any of its subsidiaries in Liberty Media Corporation or any of its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective properties and assets and the proceeds of any disposition thereof; provided, however, that if a contribution of assets of Liberty Media Corporation to Liberty Media Group LLC occurs (other than the initial contribution made on formation thereof), then from and after the date of such contribution, the Liberty Media Group shall mean, as of any date that any shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock continue to be outstanding, in addition to the assets referred to in clauses (a), (b) and (c) above and in clause (e) below, the interest of the corporation or any of its subsidiaries in (i) the Retained Business and (ii) Liberty Media Group LLC or any of its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective properties and assets and the proceeds of any disposition thereof; and (e) the interest of the corporation in all dividends and distributions from Liberty Media Group LLC to Liberty Media Corporation or any of its subsidiaries (including any such successor) or from Liberty Media Corporation (or any such successor) to its shareholders or from any Covered Entity to its shareholders. For purposes hereof, "Retained Businesses" means the businesses, assets and liabilities of Liberty Media Corporation immediately following the contribution referred to in the preceding sentence (or, if there is more than one such contribution after the initial contribution made on formation, then the first of such contributions).

         "Liberty Media Group Available Dividend Amount," as of any date, shall mean the excess of (i) the amount by which the total assets of the Liberty Media Group exceed the total liabilities of the Liberty Media Group as of such date over (ii) the sum of (A) the par value of all issued shares of Liberty Media Group Common Stock and each class or series of Preferred Stock attributed to the Liberty Media Group, (B) the amount of the consideration received for any shares of Preferred Stock attributed to the Liberty Media Group without par value that have been issued, except such part of the consideration therefor as may have been allocated to surplus in a manner permitted by law, and (C) any amount not included in clauses (A) and (B) that the corporation (by appropriate action of its Board of Directors) has transferred to stated capital specifically in respect of Liberty Media Group Common Stock, minus (D) all reductions from such sums set forth in clauses (A), (B) and (C) as have been effected in a manner permitted by law; provided, however, that in the event that the law governing the corporation changes from that governing the corporation on the date of the adoption of the Amendment to this Certificate pursuant to which the Liberty Media Group Common Stock was authorized (whether because of amendment of the applicable law or because of a change in the jurisdiction of incorporation of the corporation through merger or otherwise), the Liberty Media Group Available Dividend Amount shall mean that amount of dividends, as determined by the Board of Directors, that could be paid by a corporation (governed under such applicable law) having the assets and liabilities of the Liberty Media Group, an amount of outstanding common stock (and having an aggregate par value) equal to the amount (and aggregate par value) of the outstanding Liberty Media Group Common Stock and of each class or series of Preferred Stock attributed to the Liberty Media Group and having an amount of earnings or loss or other relevant corporate attributes as reasonably determined by the Board of Directors in light of all factors deemed relevant by the Board.

         "Liberty Media Group Full Dilution Fraction" shall mean, as of any date, a fraction the numerator of which is the aggregate number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock outstanding on such date and the denominator of which is the sum of (a) such aggregate number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock outstanding on such date and (b) the aggregate number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock issuable, determined as of such date, upon conversion, exercise or exchange of Pre-Merger Convertible Securities.

         "Liberty Media Group LLC" shall mean Liberty Media Group LLC, a Delaware limited liability company, of which Liberty Media Corporation and Liberty Management LLC are the members, and any successor thereto (by merger, consolidation, sale of all or substantially all of its assets or otherwise, whether or not in connection with a Related Business Transaction).

         "Liberty Media Group Net Proceeds" shall mean, as of any date, with respect to any Disposition of any of the properties and assets of the Liberty Media Group, an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any taxes payable by the corporation in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (i) or (ii), respectively, of paragraph 5(b) of this Part B of this Article Third (or which would have been payable but for the utilization of tax benefits attributable to the Common Stock Group) reduced by any offset to such liability of the Liberty Media Group allowed pursuant to the Tax Sharing Agreement entered into pursuant to the Merger Agreement, (b) any transaction costs borne by the Common Stock Group in connection with such Disposition, including, without limitation, any legal, investment banking and accounting fees and expenses borne by the Common Stock Group in connection with such Disposition, (c) any liabilities and other obligations (contingent or otherwise) of the Liberty Media Group borne by the Common Stock Group in connection with such Disposition, including, without limitation, any indemnity or guarantee obligations incurred by the Common Stock Group in connection with the Disposition or any liabilities assumed by the Common Stock Group for future purchase price adjustments, and (d) any preferential amounts, accumulated and unpaid dividends and other obligations (other than with respect to Pre-Merger Convertible Securities) in respect of Preferred Stock attributed to the Liberty Media Group; provided, however, that the net amount determined in accordance with the foregoing provisions of this sentence shall, without duplication, be increased by the net amount, if any, payable by the Common Stock Group to the Liberty Media Group, or decreased by the net amount, if any, payable by the Liberty Media Group to the Common Stock Group, pursuant to the Tax Sharing Agreement referred to above, as applicable, as a result of the deconsolidation of the properties and assets of the Liberty Media Group disposed of in such Disposition. For purposes of this definition, any properties and assets of the Liberty Media Group remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as can be supported by such properties and assets. To the extent the proceeds of any Disposition include any securities or other property other than cash, the Board of Directors shall determine the value of such securities or property.

         "Liberty Media Corporation" shall mean Liberty Media Corporation, a Delaware corporation, and any successor thereto (by merger, consolidation, sale of all or substantially all of its assets or otherwise, whether or not in connection with a Related Business Transaction).

         "Market Capitalization" of any class or series of capital stock of the corporation on any Trading Day shall mean the product of (i) the Market Value of one share of such class or series on such Trading Day and (ii) the number of shares of such class or series outstanding on such Trading Day.

         "Market Value" of any class or series of capital stock of the corporation on any day shall mean the average of the high and low reported sales prices regular way of a share of such class or series on such day (if such day is a Trading Day, and if such day is not a Trading Day, on the Trading Day immediately preceding such day) or in case no such reported sale takes place on such Trading Day the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case on the New York Stock Exchange or, if the shares of such class or series are not quoted on the New York Stock Exchange on such Trading Day, on the Nasdaq National Market, or if the shares of such class or series are not quoted on the Nasdaq National Market on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the corporation, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day (including without limitation because such securities are not publicly held), the market value of a share of such class or series as determined by the Board of Directors; provided that for purposes of determining the ratios set forth in paragraph 6 of this Part B of this Article Third, (a) the "Market Value" of any share of Common Stock or of any class of Liberty Media Group Common Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to the Common Stock or such class of Liberty Media Group Common Stock, as applicable, shall be reduced by the fair market value of the per share amount of such dividend or distribution as determined by the Board of Directors and (b) the "Market Value" of any share of Common Stock or of any class of Liberty Media Group Common Stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of Common Stock or of such class of Liberty Media Group Common Stock, as applicable, or (ii) the "ex" date or any similar date for any dividend or distribution with respect to the Common Stock or any such class of Liberty Media Group Common Stock in shares of the Common Stock or such class of Liberty Media Group Common Stock, as applicable, shall be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

         "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

         "Pre-Merger Convertible Securities" shall mean Convertible Securities that were outstanding immediately following the Effective Time (as such term is defined in the Merger Agreement) and were, at such date convertible into or exercisable or exchangeable for shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock.

         "Qualifying Subsidiary" of a Person shall mean a Subsidiary of such Person in which such Person's ownership and voting interest is sufficient to satisfy the ownership and voting requirements of the Internal Revenue Code and the regulations thereunder for a distribution of such Person's interest in such Subsidiary to the holders of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock to be tax free to such holders.

         "Redemption Date" shall mean any date fixed for a redemption or purchase of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock as set forth in a notice to holders of such series pursuant to this Certificate.

         "Related Business Transaction" shall mean any Disposition of all or substantially all of the properties and assets of the Liberty Media Group in which the corporation receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, convertible securities, partnership or limited partnership interests, limited liability company membership interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets and properties of the Liberty Media Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets and properties of the Liberty Media Group, or a third party issuer, which purchaser, acquiror or other issuer is engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the Liberty Media Group prior to such Disposition, as determined in good faith by the Board of Directors, and upon consummation of such transaction is included in the Liberty Media Group.

         "Sprint PCS Investment" shall mean the common equity securities (and securities convertible into or exercisable or exchangeable for such common equity securities) of Sprint Corporation acquired by Tele-Communications, Inc. ("TCI") and its affiliates pursuant to that certain Restructuring and Merger Agreement, dated as of May 26, 1998, among TCI, Sprint Corporation, Comcast Corporation and Cox Communications, Inc. (the "PCS Restructuring Agreement") (as well as any indebtedness of Sprint Corporation or any of its affiliates to TCI or any of its affiliates remaining following the consummation of the transactions contemplated by the PCS Restructuring Agreement).

         "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or partnership 50% or more of whose outstanding voting securities or membership or partnership interests, as the case may be, are directly or indirectly owned by such Person.

         "Trading Day" shall mean each weekday other than any day on which any relevant class or series of capital stock of the corporation is not traded on the New York Stock Exchange or the Nasdaq National Market or in the over-the-counter market.

PART C--PREFERRED STOCK

         The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock of all series shall rank equally and be identical in all respects except that the Board of Directors is authorized to fix the number of shares in each series, the designation thereof and, subject to the provisions of this Article Third, the relative rights, preferences and limitations of each series and the variations in such rights, preferences and limitations as between series and specifically is authorized to fix with respect to each series:

                  (a) the dividend rate on the shares of such series and the date or dates from which dividends shall be cumulative;

                  (b) the times when, the prices at which, and all other terms and conditions upon which, shares of such series shall be redeemable;

                  (c) the amounts which the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding up of the corporation, which amounts may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates;

                  (d) whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the extent to and manner in which such purchase, retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relative to the operation of the said fund or funds;

                  (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or series or for any class of common shares and, if so, the price of prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                  (f) the restrictions, if any, upon the payment of dividends or making of other distributions on, and upon the purchase or other acquisition of, common shares;

                  (g) the restrictions, if any, upon the creation of indebtedness, and the restrictions, if any, upon the issue of any additional shares ranking on a parity with or prior to the shares of such series in addition to the restrictions provided for in this Article Third;

                  (h) the voting powers, if any, of the shares of such series in addition to the voting powers provided for in this Article Third; and

                  (i) such other rights, preferences and limitations as shall not be inconsistent with this Article Third.

         All shares of any particular series shall rank equally and be identical in all respects except that shares of any one series issued at different times may differ as to the date from which dividends shall be cumulative.

         Dividends on shares of Preferred Stock of each series shall be cumulative from the date or dates fixed with respect to such series and shall be paid or declared or set apart for payment for all past dividend periods and for the current dividend period before any dividends (other than dividends payable in common shares) shall be declared or paid or set apart for payment on common shares. Whenever, at any time, full cumulative dividends for all past dividend periods and for the current dividend period shall have been paid or declared and set apart for payment on all then outstanding shares of Preferred Stock and all requirements with respect to any purchase, retirement or sinking fund or funds for all series of Preferred Stock shall have been complied with, the Board of Directors may declare dividends on the common shares and the shares of Preferred Stock shall not be entitled to share therein.

         Upon any liquidation, dissolution or winding up of the corporation, the holders of shares of Preferred Stock of such series shall be entitled to receive the amounts to which such holders are entitled as fixed with respect to such series, including all dividends accumulated to the date of final distribution, before any payment or distribution of assets of the corporation shall be made to or set apart for the holders of common shares and after such payments shall have been made in full to the holders of shares of Preferred Stock, the holders of common shares shall be entitled to receive any and all assets remaining to be paid or distributed to shareholders and the holders of shares of Preferred Stock shall not be entitled to share therein. For the purposes of this paragraph, the voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the corporation or a consolidation or merger of the corporation with one or more other corporations (whether or not the corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

         The aggregate amount which all shares of Preferred Stock outstanding at any time shall be entitled to receive on involuntary liquidation, dissolution or winding up shall not exceed $8,000,000,000.

         So long as any shares of Preferred Stock are outstanding, the corporation will not (a) without the affirmative vote or consent of the holders of at least 66 2/3% of all the shares of Preferred Stock at the time outstanding, (i) authorize shares of stock ranking prior to the shares of Preferred Stock, or (ii) change any provision of this Article Third so to affect adversely the shares of Preferred Stock; (b) without the affirmative vote or consent of the holders of at least 66 2/3% of any series of Preferred Stock at the time outstanding, change any of the provisions of such series so as to affect adversely the shares of such series; (c) without the affirmative vote or consent of the holders of at least a majority of all the shares of Preferred Stock at the time outstanding, (i) increase the authorized number of shares of Preferred Stock or (ii) increase the authorized number of shares of any class of stock ranking on a parity with the Preferred Stock.

         Whenever, at any time or times, dividends payable on shares of Preferred Stock shall be in default in an aggregate amount equivalent to six full quarterly dividends on any series of Preferred Stock at the time outstanding, the number of directors then constituting the Board of

Directors of the corporation shall ipso facto be increased by two, and the outstanding shares of Preferred Stock shall, in addition to any other voting rights, have the exclusive right, voting separately as a class and without regard to series, to elect two directors of the corporation to fill such newly created directorships and such right shall continue until such time as all dividends accumulated on all shares of Preferred Stock to the latest dividend payment date shall have been paid or declared and set apart for payment.

         No holder of shares of Preferred Stock of any series, irrespective of any voting or other right of shares of such series, shall have, as such holder, any preemptive right to purchase any other shares of the corporation or any securities convertible into or entitling the holder to purchase such other shares.

         If in any case the amounts payable with respect to any requirements to retire shares of Preferred Stock are not paid in full in the case of all series with respect to which such requirements exist, the number of shares to be retired in each series shall be in proportion to the respective amounts which would be payable on account of such requirements if all amounts payable were paid in full.

                                      ****

                  FOURTH: The manner in which the foregoing amendment of said Certificate of Incorporation of the corporation was authorized was by the vote of the holders of a majority of all outstanding shares of the corporation entitled to vote thereon at a meeting of shareholders, subsequent to the unanimous vote of the Board of Directors.

         IN WITNESS WHEREOF, we have subscribed this document on March 9, 1999 and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

                                       By: /s/ Marilyn J. Wasser
                                           -----------------------
                                           Name: Marilyn J. Wasser
                                           Title: Vice President

                                       By: /s/ Robert S. Feit
                                           --------------------------
                                           Name: Robert S. Feit
                                           Title: Assistant Secretary

          CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION UNDER SECTION 805 OF THE NEW YORK STATE BUSINESS CORPORATION LAW

         We, the undersigned, being a Vice President and an Assistant Secretary respectively, of AT&T Corp., do hereby certify as follows:

                  FIRST: The name of the corporation is AT&T Corp.

                  SECOND: The Certificate of Incorporation of the corporation was filed by the Department of State on March 3, 1885 under the name American Telephone and Telegraph Company.

                  THIRD: (a) The Certificate of Incorporation of the corporation is hereby amended to create one new class of common stock, AT&T Wireless Group common stock, having the number, designation, relative rights, preferences, and limitations as set forth herein.

         (b) To effect the foregoing, Article THIRD is hereby amended as set forth below:

PART A OF ARTICLE THIRD IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

PART A - AUTHORIZED SHARES

         The aggregate number of shares which the corporation is authorized to issue is fourteen billion eight hundred fifty million (14,850,000,000) shares, consisting of one hundred million (100,000,000) preferred shares having a par value of $1.00 per share ("Preferred Stock") and fourteen billion seven hundred fifty million (14,750,000,000) common shares, of which six billion (6,000,000,000) common shares shall be Common Stock having a par value of $1.00 per share ("Common Stock"), two billion five hundred million (2,500,000,000) common shares shall be Class A Liberty Media Group Common Stock having a par value of $1.00 per share ("Class A Liberty Media Group Common Stock"), two hundred fifty million (250,000,000) common shares shall be Class B Liberty Media Group Common Stock having a par value of $1.00 per share ("Class B Liberty Media Group Common Stock") and six billion (6,000,000,000) common shares shall be Wireless Group Common Stock having a par value of $1.00 per share ("Wireless Group Common Stock"). The Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock are collectively referred to herein as the "Liberty Media Group Common Stock".

         The authorized shares of Class B Liberty Media Group Common Stock will only be issued (i) pursuant to the Agreement and Plan of Restructuring and Merger, dated June 23, 1998 (the "Merger Agreement"), among Tele-Communications, Inc., Italy Merger Corp. and the corporation, (ii) upon conversion, exercise or exchange of Pre-Merger Convertible Securities (as defined in paragraph 9 of Part B of this Article Third), (iii) in a subdivision (by stock split or otherwise) of outstanding shares of Class B Liberty Media Group Common Stock, or (iv) as a stock dividend or share distribution (as defined in paragraph 4 of Part B of this Article Third).

         Part B of Article THIRD shall remain unchanged. Part C of Article THIRD is hereby redesignated as Part D of Article THIRD and shall otherwise remain unchanged, and a new Part C shall be added to Article THIRD, so that Part C of Article THIRD shall read in its entirety as follows:

PART C - WIRELESS GROUP COMMON STOCK

1.  Voting Rights.

         (a) Subject to the following two sentences and to paragraph 1(c) of this Part C of this Article Third, holders of Wireless Group Common Stock shall be entitled to a number of votes or fraction of a vote for each share of such stock held (calculated to the nearest 1/10), on all matters presented to such shareholders, the numerator of which shall be the price per share of Wireless Group Common Stock used in the initial public offering of Wireless Group Common Stock and the denominator of which shall be the average daily Market Value of a share of Common Stock during the 10-Trading Day period ending on the 20th Trading Day prior to the effective date of the registration statement for such initial public offering. In the event that AT&T Wireless Group tracking stock is first distributed without an initial public offering, holders of Wireless Group Common Stock shall be entitled to a number of votes or fraction of a vote for each share of such stock held (calculated to the nearest 1/10), on all matters presented to such shareholders, the numerator of which shall be the average daily Market Value of a share of Wireless Group Common Stock during the 10-Trading Day period beginning on the 20th Trading Day following such initial distribution and the denominator of which shall be the average daily Market Value of a share of Common Stock during the 10-Trading Day period beginning on the 20th Trading Day following such initial distribution. Notwithstanding the foregoing, if the fraction resulting from the applicable formula set forth in the preceding two sentences is greater than 0.8 and less than 1.2, holders of Wireless Group Common Stock shall be entitled to one vote for each share of such stock held, and if the fraction resulting from the applicable formula set forth in the preceding two sentences is greater than 0.4 and less than 0.6, holders of Wireless Group Common Stock shall be entitled to one-half of a vote for each share of such stock held, in each case on all matters presented to such shareholders.

         (b) Except as may otherwise be required by the laws of the State of New York or, with respect to additional or special voting rights (which may include, without limitation, rights of any such holders of any such class or series to elect one or more directors voting separately as a class) of any class or series of Preferred Stock or any other class of common shares, in this Certificate of Incorporation of the corporation, as the same may be amended from time to time (this "Certificate") (including the terms of the Liberty Media Group Common Stock, any class or series of Preferred Stock and any resolution or resolutions providing for the establishment of such class or series pursuant to authority vested in the Board of Directors by this Certificate and the terms of any other class of common shares), the holders of shares of Common Stock, the holders of shares of Wireless Group Common Stock, the holders of shares of Class A Liberty Media Group Common Stock, the holders of shares of Class B Liberty Media Group Common Stock, the holders of shares of each other class of common shares, if any, entitled to vote thereon, and the holders of shares of each class or series of Preferred Stock, if any, entitled to vote thereon, shall vote as one class with respect to all matters to be voted on by shareholders of the corporation, and no separate vote or consent of the holders of shares of Common Stock, the holders of shares of Wireless Group Common Stock, the holders of shares of Class A Liberty Media Group Common Stock, the holders of shares of Class B Liberty Media Group Common Stock or the holders of shares of any such class of common shares or any such class or series of Preferred Stock shall be required for the approval of any such matter, except, in the case of Liberty Media Group Common Stock, under the circumstances described in paragraph 1(b) of Part B of this Article Third.

         (c) If the corporation shall in any manner subdivide (by stock split or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Common Stock, Wireless Group Common Stock or Liberty Media Group Common Stock, or pay a stock dividend in shares of any class to holders of that class or shall otherwise effect a share distribution (as defined in paragraph 3 of this Part C of this Article Third) of Common Stock, Wireless Group Common Stock or Liberty Media Group Common Stock, the per share voting rights of Common Stock and Liberty Media Group Common Stock specified in paragraph 1(a) of Part B of this Article Third and/or the per share voting rights of Wireless Group Common Stock specified in paragraph 1(a) of this Part C of this Article Third shall be appropriately adjusted so as to avoid any dilution in the aggregate voting rights of any one class relative to the other classes.

2.  Dividends.

         (a) DIVIDENDS ON COMMON STOCK. Dividends on Common Stock may be declared and paid only to the extent of (i) the assets of the corporation legally available therefor minus (ii) the sum of (A) the Liberty Media Group Available Dividend Amount (as defined in paragraph 9 of Part B of this Article Third), and (B) the Wireless Group Available Dividend Amount (such amount available for the payment of dividends on Common Stock is referred to in this Part C of this Article Third as the "Common Stock Available Dividend Amount(W)").

         (b) DIVIDENDS ON WIRELESS GROUP COMMON STOCK. Dividends on Wireless Group Common Stock may be declared and paid only out of the lesser of (i) the excess, if any, of (A) the assets of the corporation legally available therefor, over (B) the Liberty Media Group Available Dividend Amount, and (ii) the Wireless Group Available Dividend Amount. Concurrently with the payment of any dividend on shares of Wireless Group Common Stock, at the election of the Board of Directors, either (x) the Common Stock Group(W) shall receive from the Wireless Group an aggregate payment of the same kind of cash and/or property that is the subject of such dividend, which payment shall be equal to the excess, if any, of (i) the quotient obtained by dividing (A) the aggregate amount of such dividend, as determined by the Board of Directors, by (B) the Wireless Group Allocation Fraction, over (ii) the aggregate amount of such dividend, as so determined, or (y) the Wireless Group Allocation Fraction will be adjusted as described in paragraph 9 of this Part C of this Article Third. The payment to be made to the Common Stock Group(W) pursuant to the preceding sentence may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash or other property.

         (c) DISCRIMINATION BETWEEN OR AMONG CLASSES OF COMMON SHARES. The Board of Directors, subject to the provisions of paragraphs 2(a) and 2(b) of this Part C of this Article Third and paragraph 3(b) of Part B of this Article Third, shall have the sole authority and discretion to declare and pay dividends (or to refrain from declaring or paying the same) exclusively to the holders of Common Stock, exclusively to the holders of Wireless Group Common Stock, exclusively to the holders of Liberty Media Group Common Stock, exclusively to the holders of any other class of common shares or to the holders of any two or more of such classes in equal or unequal amounts, notwithstanding the relationship between the Common Stock Available Dividend Amount(W), the Wireless Group Available Dividend Amount and the Liberty Media Group Available Dividend Amount, the respective amounts of prior dividends declared on, or the liquidation rights of, Common Stock, Wireless Group Common Stock, Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, or any other factor.

3.  Share Distributions.

         Subject to the provisions of paragraph 4 of Part B of this Article Third, the corporation may declare and pay a distribution consisting of shares of Common Stock, Wireless Group Common Stock or any other securities of the corporation or any other Person (hereinafter sometimes called a "share distribution") to holders of Common Stock or Wireless Group Common Stock only in accordance with this paragraph 3 of this Part C of this Article Third.

         (a) DISTRIBUTIONS ON COMMON STOCK OR WIRELESS GROUP COMMON STOCK. Except as set forth in paragraph 4 of Part B of this Article Third, the corporation may declare and pay a share distribution to holders of Common Stock, Wireless Group Common Stock or any other class of common shares (other than Liberty Media Group Common Stock) consisting of any securities of the corporation, any Subsidiary of the corporation, or any other Person, including, without limitation, a share distribution consisting of shares of any class or series of Preferred Stock or shares of Common Stock, Wireless Group Common Stock or any other class of common shares (other than Liberty Media Group Common Stock) (or Convertible Securities convertible into or exercisable or exchangeable for shares of any class or series of Preferred Stock or shares of Common Stock, Wireless Group Common Stock or any other class of common shares (other than Liberty Media Group Common Stock)).

         Concurrently with the making of any share distribution with respect to Wireless Group Common Stock, at the election of the Board of Directors, either
(x) the Common Stock Group(W) shall receive from the Wireless Group an aggregate payment of the same kind of property that is the subject of such distribution, which payment shall be equal to the excess, if any, of (i) the quotient obtained by dividing (A) the aggregate amount of such distribution, as determined by the Board of Directors, by (B) the Wireless Group Allocation Fraction, over (ii) the aggregate amount of such dividend, as so determined, or (y) the Wireless Group Allocation Fraction shall be adjusted as described in paragraph 9 of this Part C of this Article Third. Any payment to be made to the Common Stock Group(W) pursuant to the preceding sentence may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash or other property.

         (b) DISCRIMINATION BETWEEN OR AMONG CLASSES OF COMMON SHARES. The Board of Directors, subject to the foregoing provisions of this paragraph 3 of this Part C of this Article Third and the provisions of paragraph 4 of Part B of this Article Third, shall have the sole authority and discretion to declare and pay (or to refrain from declaring or paying) share distributions exclusively to holders of Common Stock, exclusively to holders of Wireless Group Common Stock, exclusively to holders of Liberty Media Group Common Stock, exclusively to the holders of any other class of common shares or to holders of any two or more of such classes in equal or unequal amounts, notwithstanding the relationship between the Common Stock Available Dividend Amount(W), the Wireless Group Available Dividend Amount and the Liberty Media Group Available Dividend

Amount, the respective amounts of prior share distributions declared on, or the liquidation rights of, Common Stock, Wireless Group Common Stock, Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock or any other factor.

4.  Exchange of Wireless Group Common Stock.

         (a) EXCHANGE AT OPTION OF BOARD OF DIRECTORS. At any time following either the occurrence of a Tax Event or the second anniversary of the date of initial issuance of any shares of Wireless Group Common Stock (the "Initial Issuance Date"), the Board of Directors, in its sole discretion, may, at any time, effect a recapitalization of the corporation (a "Board Required Exchange") by declaring that all of the outstanding shares of Wireless Group Common Stock shall be exchanged for fully paid and nonassessable shares of Common Stock in accordance with the Exchange Rate. In addition, at any time following the Initial Issuance Date, so long as all of the assets and liabilities included in the Wireless Group are held, directly or indirectly, by one or more Qualifying Subsidiaries of the corporation (which shall not include any Subsidiary that is a part of the Liberty Media Group as defined in paragraph 9 of Part B of this Article Third) that hold no other material assets or liabilities (the "Wireless Group Subsidiaries"), the Board of Directors may, subject to the availability of assets of the corporation legally available therefor, effect a Board Required Exchange by exchanging, on a pro rata basis, all of the outstanding shares of Wireless Group Common Stock in exchange for an aggregate number of outstanding fully paid and nonassessable shares of common stock of such Wireless Group Subsidiary or Subsidiaries at the applicable Exchange Rate, provided that no such exchange may occur unless the exchange is tax free to the holders of Wireless Group Common Stock (except with respect to any cash received by such holders in lieu of fractional shares). For purposes of this paragraph 4 of this Part C of this Article Third, the term "Exchange Shares" shall mean the shares of Common Stock or shares of the one or more Wireless Group Subsidiaries, as the case may be, into which shares of Wireless Group Common Stock may be exchanged pursuant to a Board Required Exchange.

         (b) EXCHANGE IN CONNECTION WITH CERTAIN SIGNIFICANT TRANSACTIONS. In the event of a Disposition other than a Wireless Group Related Business Transaction by the corporation in a transaction or series of related transactions of all or substantially all of the properties and assets (as defined below) of the Wireless Group to any Person(s) or group(s) of which the corporation is not a majority owner (whether by merger, consolidation, sale of assets or stock, liquidation, dissolution, winding up or otherwise) (a "Significant Transaction"), effective upon the consummation of such sale, transfer, assignment or other disposition and automatically without any action on the part of the corporation or the Board of Directors or on the part of the holders of shares of Wireless Group Common Stock, the corporation shall be recapitalized (a "Significant Transaction Exchange") by exchanging all outstanding shares of Wireless Group Common Stock for, at the sole discretion of the Board of Directors, either (i) fully paid and nonassessable shares of Common Stock at the Exchange Rate or (ii) other consideration, as described in paragraph 4(c) of this Part C of this Article Third. Notwithstanding the preceding sentence, the corporation shall be under no obligation to effect a Significant Transaction Exchange that it might otherwise be required to effect pursuant to such sentence (and the Exchange Rate shall not apply) if (i) the underlying Significant Transaction is conditioned upon the affirmative vote of a majority of the holders of Wireless Group Common Stock, voting as a separate class, (ii) in connection with a spin-off or similar disposition of the corporation's entire interest in the Wireless Group to the holders of Wireless Group Common Stock, including any such disposition that is made in connection with a Board Required Exchange, or (iii) in connection with the liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary.

         (c) ALTERNATE CONSIDERATION IN CONNECTION WITH SIGNIFICANT TRANSACTION EXCHANGE. In connection with any Significant Transaction Exchange, the corporation may, at the sole discretion of the Board of Directors, (i) in lieu of issuing shares of Common Stock in exchange for shares of Wireless Group Common Stock, either (x) subject to the limitations described in paragraph 2(b) of this Part C of this Article Third and to the other provisions described in this paragraph 4(c) of this Part C of this Article Third, declare and pay a dividend in cash and/or in securities or other property (determined as provided below) to holders of the outstanding shares of Wireless Group Common Stock equally on a share for share basis in an aggregate amount equal to the Wireless Group Net Proceeds of such Significant Transaction; or (y) provided that there are assets of the corporation legally available therefor and to the extent the Wireless Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof as described in clause (x) of this paragraph 4(c) of this Part C of this Article Third, then (A) if such Significant Transaction involves the Disposition of all (not merely substantially all) of the properties and assets of the Wireless Group, redeem all outstanding shares of Wireless Group Common Stock in exchange for cash and/or securities or other property (determined as provided below) in an aggregate amount equal to the Wireless Group Net Proceeds; or (B) if such Significant Transaction involves the Disposition of substantially all (but not all) of the properties and assets of the Wireless Group, apply an aggregate amount of cash and/or securities or other property (determined as provided below) equal to the Wireless Group Net Proceeds to the redemption of outstanding shares of Wireless Group Common Stock, the number of shares to be redeemed to equal the lesser of (1) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of Wireless Group Common Stock by the average Market Value of one share of Wireless Group Common Stock during the 10-Trading Day period beginning on the 15th Trading Day following the consummation of such Disposition, and (2) the number of shares of Wireless Group Common Stock outstanding, and (ii) in lieu of issuing solely shares of Common Stock in exchange for shares of Wireless Group Common Stock, subject to the limitations described in paragraph 2(b) of this Part C of this Article Third and to the other provisions described in paragraph 4(c) of this Part C of this Article Third, combine the issuance of shares of Common Stock in exchange for shares of Wireless Group Common Stock with the payment of a dividend on or the redemption of shares of Wireless Group Common Stock for cash and/or other securities or other property as described below.

         In the event that the Board of Directors elects the option described in
(ii) of the preceding paragraph, the outstanding shares of Wireless Group Common Stock exchanged for fully paid and nonassessable shares of Common Stock shall be exchanged at the Exchange Rate and a dividend shall be paid on all the remaining shares of Wireless Group Common Stock equally on a share for share basis, or some or all of the remaining outstanding shares of Wireless Group Common Stock shall be exchanged for cash and/or other securities or other property, as follows. The aggregate amount of such dividend, in the case of a dividend, or the portion of the Wireless Group Net Proceeds to be applied to such an exchange, in the case of an exchange, shall equal (A) an amount equal to the total Wireless Group Net Proceeds multiplied by (B) one minus a fraction, the numerator of which shall be the number of shares of Wireless Group Common Stock exchanged for shares of Common Stock and the denominator of which shall be the total number of outstanding shares of Wireless Group Common Stock. In the event of an exchange, if the Significant Transaction involves the Disposition of all (not merely substantially all) of the properties and assets of the Wireless Group, then all remaining outstanding shares of Wireless Group Common Stock will be redeemed in exchange for cash and/or securities or other property in an aggregate amount equal to the portion of the Wireless Group Net Proceeds to be applied to the exchange. If the Significant Transaction involves the Disposition of substantially all (but not all) of the properties and assets of the Wireless Group, then the portion of the Wireless Group Net Proceeds to be applied to the exchange will be used to redeem a number of shares equal to the lesser of (1) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of Wireless Group Common Stock by the average Market Value of one share of Wireless Group Common Stock during the 10-Trading Day period beginning on the 15th Trading Day following consummation of the Disposition, and (2) the number of shares of Wireless Group Common Stock outstanding.

         For purposes of this paragraph 4 of this Part C of this Article Third, in the case of a Significant Transaction involving a Disposition of properties and assets in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions. Any exchange described in this paragraph 4 of this Part C of this Article Third shall be effected in accordance with the applicable provisions set forth in paragraph 5 of this Part C of this Article Third. In the event that, at the time of any Significant Transaction, there are outstanding any Convertible Securities convertible into or exercisable for shares of Wireless Group Common Stock that would give the holders rights to receive any dividend or exchange consideration related to the Significant Transaction upon exercise, conversion or otherwise, or would adjust as a result of such dividend or exchange to give the holder equivalent economic rights, then the shares of Wireless Group Common Stock underlying such Convertible Securities will be taken into account for purposes of determining the terms of any dividend payment or exchange effected in lieu of a Significant Transaction Exchange.

         (d) PAYMENT TO COMMON STOCK GROUP(W). Concurrently with the payment of any dividend referred to in paragraph 4(c) of this Part C of this Article Third, at the election of the Board of Directors, either (A) the Common Stock Group(W) shall receive from the Wireless Group an aggregate payment of the same kind of property that is the subject of such dividend, which payment shall be equal to the excess of (i) the quotient obtained by dividing (x) the aggregate amount of such dividend, as determined by the Board of Directors, by (y) the Wireless Group Allocation Fraction, over (ii) the aggregate amount of such dividend, as so determined, or (B) the Wireless Group Allocation Fraction will be adjusted as described in paragraph 9 of this Part C of this Article Third. Any payment to be made to the Common Stock Group(W) pursuant to the preceding sentence may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash or other property.

         (e) EXCHANGE RATE. For purposes of this paragraph 4 of this Part C of this Article Third, the term "Exchange Rate" shall mean the number of Exchange Shares for which each share of Wireless Group Common Stock shall be exchangeable pursuant to a Board Required Exchange or a Significant Transaction Exchange, determined as follows. If the shares of Wireless Group Common Stock are to be exchanged for shares of Common Stock, each share of Wireless Group Common Stock shall be exchangeable for such number of shares of Common Stock (calculated to the nearest 1/10,000), subject to paragraph 5 below, equal to 110% of the ratio of the Average Market Price Per Share of such Wireless Group Common Stock to the Average Market Price Per Share of Common Stock. For purposes of computing the Exchange Rate, the "Average Market Price Per Share" of Common Stock or Wireless Group Common Stock, as the case may be, shall mean (i) in the case of a Board Required Exchange, the average of the daily Market Value per share for such Common Stock or Wireless Group Common Stock for the 40 consecutive Trading Days ending on the 15th Trading Day prior to the date an Exchange Notice is mailed, or (ii) in the case of a Significant

Transaction Exchange, the average of the daily Market Value per share for such Common Stock or Wireless Group Common Stock for the 10 consecutive Trading Days beginning on the 15th Trading Day following consummation of the Significant Transaction. If the shares of Wireless Group Common Stock are to be exchanged for shares of one or more Wireless Group Subsidiaries, such shares of Wireless Group Common Stock shall be exchanged, on a pro rata basis, for an aggregate number of outstanding fully paid and nonassessable shares of common stock of each such Wireless Group Subsidiary equal to the number of outstanding shares of common stock of such Subsidiary held by the corporation multiplied by the Wireless Group Allocation Fraction and, if the Board of Directors so determines, the remaining shares of such Subsidiary shall be distributed on a pro rata basis to the holders of shares of Common Stock (or shares of Common Stock shall be exchanged for such remaining shares of such Subsidiary); provided that no such distribution (or mandatory exchange) may occur unless the distribution (or mandatory exchange) is tax free to the holders of Common Stock (except with respect to any cash received by such holders in lieu of fractional shares). If at the time of such an exchange for shares of one or more Wireless Group Subsidiaries, there are outstanding any Convertible Securities convertible into or exercisable for shares of Wireless Group Common Stock that would become exercisable or convertible for shares of one or more Wireless Group Subsidiaries as a result of such exchange, and the obligation to issue such shares under such options, warrants, convertible securities or similar rights is not assumed or otherwise provided for by one or more Wireless Group Subsidiaries, then the shares of Wireless Group Common Stock underlying such Convertible Securities will be taken into account for purposes of determining the Exchange Rate for such exchange.

         For purposes of this Paragraph 4 of this Part C of this Article Third, "substantially all of the properties and assets" of the Wireless Group as of any date shall mean a portion of such properties and assets that represents at least 80% of the Fair Value of the properties and assets attributed to the Wireless Group as of such date.

5.  Certain Procedures Relating to Exchanges.

         (a) The Board of Directors may, in its sole discretion, elect to issue fractional Exchange Shares in connection with an exchange or to make a cash payment in lieu of fractional shares, as described below. If the Board of Directors elects not to issue fractional Exchange Shares, then no such fractional shares shall be issued in connection with the exchange of shares of Wireless Group Common Stock into Exchange Shares, and, in lieu thereof, each holder of Wireless Group Common Stock who would otherwise be entitled to a fractional interest of an Exchange Share shall, upon surrender of such holder's certificate or certificates representing shares of Wireless Group Common Stock, receive a cash payment (without interest) (the "Fractional Payment") equal to
(i) in the case of an exchange for shares of Common Stock, the product resulting from multiplying (A) the fraction of a share of Common Stock to which such holder would otherwise have been entitled by (B) the Average Market Price Per Share of Common Stock on the Exchange Date, or (ii) in the case of an exchange for shares of one or more Wireless Group Subsidiaries, such value as is determined by the Board of Directors.

         (b) No adjustments in respect of dividends shall be made upon the exchange of any shares of Wireless Group Common Stock; provided, however, that, if the Exchange Date with respect to Wireless Group Common Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto but prior to the payment or distribution thereof, the registered holders of such shares at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such shares on the date set for payment of such dividend or other distribution, notwithstanding the exchange of such shares or the corporation's default in payment of the dividend or distribution due on such date.

         (c) At such time or times as the corporation exercises its right to cause a Board Required Exchange, and at the time of any Significant Transaction Exchange, the corporation shall give notice of such exchange to the holders of Wireless Group Common Stock whose shares are to be exchanged, by mailing by first-class mail a notice of such exchange (an "Exchange Notice"), in the case of an exchange at the discretion of the Board of Directors, not less than 30 nor more than 60 days prior to the date fixed for such exchange (the "Exchange Date"), and, in the case of any other required exchange, as soon as practicable before or after the Exchange Date, in either case, to their last addresses as they appear upon the corporation's books. Each such Exchange Notice shall specify the Exchange Date and the Exchange Rate applicable to such exchange, and shall state that issuance of certificates representing the applicable type of Exchange Shares to be received upon exchange of shares of Wireless Group Common Stock shall be upon surrender of certificates representing such shares of Wireless Group Common Stock.

         (d) Before any holder of shares of Wireless Group Common Stock shall be entitled to receive certificates representing such Exchange Shares, such holder must surrender, at such office as the corporation shall specify, certificates for such shares of Wireless Group Common Stock duly endorsed to the corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank, unless the corporation shall waive such requirement. The corporation shall, as soon as practicable after such surrender of certificates representing such shares of Wireless Group Common Stock, issue and deliver, at the office of the transfer agent representing Exchange Shares, to the holder for whose account such shares of Wireless Group Common Stock were so surrendered, or to such holder's nominee or nominees, certificates representing the number of Exchange Shares to which such holder shall be entitled, together with the Fractional Payment, if any.

         (e) From and after any Exchange Date, all rights of a holder of shares of Wireless Group Common Stock shall cease except for the right, upon surrender of the certificates representing such shares of Wireless Group Common Stock, to receive certificates representing Exchange Shares together with a Fractional Payment, if any, as described in paragraphs 5(a) and 5(d) of this Part C of this Article Third and rights to dividends as described in paragraph 5(b) of this Part C of this Article Third. No holder of a certificate that immediately prior to the applicable Exchange Date represented shares of Wireless Group Common Stock shall be entitled to receive any dividend or other distribution with respect to Exchange Shares until surrender of such holder's certificate for a certificate or certificates representing Exchange Shares. Upon surrender, the holder shall receive the amount of any dividends or other distributions (without interest) that were payable with respect to a record date after the Exchange Date, but that were not paid by reason of the foregoing with respect to the number of Exchange Shares represented by the certificate or certificates issued upon such surrender. From and after an Exchange Date applicable to Wireless Group Common Stock, the corporation shall, however, be entitled to treat certificates for Wireless Group Common Stock that have not yet been surrendered for exchange as evidencing the ownership of the number of Exchange Shares for which the shares of Wireless Group Common Stock represented by such certificates have been exchanged, notwithstanding the failure to surrender such certificates.

         (f) If any certificate for Exchange Shares is to be issued in a name other than that in which the certificate representing shares of Wireless Group Common Stock surrendered in exchange therefor is registered, it shall be a condition of such issuance that the person requesting the issuance pays any transfer or other taxes required by reason of the issuance of certificates for such Exchange Shares in a name other than that of the record holder of the certificate surrendered, or establishes, to the satisfaction of the corporation or its agent, that such tax has been paid or is not applicable. Under no circumstances shall the corporation be liable to a holder of shares of Wireless Group Common Stock for any Exchange Shares or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (g) At the time an Exchange Notice is delivered with respect to any shares of Wireless Group Common Stock, or at the time of the Exchange Date, if earlier, the corporation shall have reserved and kept available, solely for the purpose of issuance upon exchange of the outstanding shares of Wireless Group Common Stock, such number of Exchange Shares as shall be issuable upon the exchange of the number of shares of Wireless Group Common Stock specified or to be specified in the applicable Exchange Notice, provided that the corporation shall not under any circumstances be precluded from satisfying its obligation in respect of the exchange of the outstanding shares of Wireless Group Common Stock by delivery of purchased Exchange Shares that are held in the treasury of the corporation.

6.  Liquidation.

         In the event of a liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and subject to the prior payment in full of the preferential amounts to which any class or series of Preferred Stock is entitled, (a) as provided in paragraph 6 of Part B of this Article Third, the holders of the shares of Class A Liberty Media Group Common Stock and the holders of the shares of Class B Liberty Media Group Common Stock shall share equally, on a share for share basis, in a percentage of the funds of the corporation remaining for distribution to its common shareholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of Y/Z for the 20-Trading Day period ending on the Trading Day prior to the date of the public announcement of such liquidation, dissolution or winding up, (b) the holders of the shares of Common Stock shall share in the aggregate in a percentage of the funds of the corporation remaining for distribution to its common shareholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of X/Z for such 20-Trading Day period, (c) the holders of the shares of Wireless Group Common Stock shall share in the aggregate in a percentage of the funds of the corporation remaining for distribution to its common shareholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of W/Z for such 20-Trading Day period, and (d) if applicable, the holders of the shares of any other class of common shares of the corporation (other than Common Stock, Wireless Group Common Stock or Liberty Media Group Common Stock), on the basis that may be set forth in this Certificate with respect to any such shares, shall share in the aggregate in a percentage of the funds of the corporation remaining for distribution to its common shareholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of V/Z for such 20-Trading Day period, where Y is the aggregate Market Capitalization of the Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock, X is the aggregate Market Capitalization of the Common Stock, W is the aggregate Market

Capitalization of the Wireless Group Common Stock, V is the aggregate Market Capitalization, if applicable, of any other class of common shares (other than Common Stock, Liberty Media Group Common Stock and Wireless Group Common Stock), and Z is the aggregate Market Capitalization of (i) the Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock, (ii) the Common Stock, (iii) the Wireless Group Common Stock and (iv) any other class of common shares of the corporation (other than Common Stock, Liberty Media Group Common Stock and Wireless Group Common Stock). Neither the consolidation or merger of the corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the corporation shall itself be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph 6 of this Part C of this Article Third. Notwithstanding the foregoing, any transaction or series of related transactions that results in all of the assets and liabilities included in the Wireless Group being held by one or more Wireless Group Subsidiaries, and the distribution of some or all of the shares of such Wireless Group Subsidiaries (and no other material assets or liabilities) to the holders of the outstanding Wireless Group Common Stock shall not constitute a voluntary or involuntary liquidation, dissolution or winding up of the corporation for purposes of this paragraph 6 of this Part C of this Article Third, but shall be subject to paragraph 4 of this Part C of this Article Third. Notwithstanding the foregoing, any transaction or series of related transactions that results in all of the assets and liabilities included in the Liberty Media Group being held by one or more Liberty Media Group Subsidiaries (as defined in paragraph 5(a) of Part B of this Article Third), and the distribution of such Liberty Media Group Subsidiaries (and no other material assets or liabilities) to the holders of the outstanding Liberty Media Group Common Stock shall not constitute a voluntary or involuntary liquidation, dissolution or winding up of the corporation for purposes of this paragraph 6 of this Part C of this Article Third, but shall be subject to paragraph 5(a) of Part B of this Article Third.

7.  Determinations by the Board of Directors.

         Any determinations made by the Board of Directors under any provision of this Part C of this Article Third shall be final and binding on all shareholders of the corporation, except as may otherwise be required by law. The corporation shall prepare a statement of any determination by the Board of Directors, respecting the fair market value of any properties, assets or securities, and shall file such statement with the Secretary of the corporation.

8.  Adjustment of the Wireless Group Allocation Fraction.

         (a) The denominator of the Wireless Group Allocation Fraction shall be adjusted from time to time as deemed appropriate by the Board of Directors (i) to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of Wireless Group Common Stock and stock dividends payable in shares of Wireless Group Common Stock, (ii) to reflect the fair market value of contributions or allocations by the corporation of cash or property or other assets or liabilities from the Common Stock Group(W) to the Wireless Group (or vice versa), or of cash or property or other assets or liabilities of the Common Stock Group(W) to, or for the benefit of, employees of the Wireless Group in connection with employee benefit plans or arrangements of the corporation or any of its subsidiaries (or vice versa), (iii) to reflect the number of shares of capital stock of the corporation contributed to, or for the benefit of, employees of the Wireless Group in connection with benefit plans or arrangements of the corporation or any of its

Subsidiaries, (iv) to reflect repurchases by the corporation of shares of Wireless Group Common Stock for the account of the Wireless Group, (v) to reflect issuances of Wireless Group Common Stock for the account of the Wireless Group, (vi) to reflect dividends or other distributions to holders of the Wireless Group Common Stock to the extent no payment is made to the Common Stock Group(W), and (vii) under such other circumstances as the Board of Directors determines appropriate to reflect the economic substance of any other event or circumstance, provided that, in each case, the adjustment shall be made in a manner that is fair and equitable to holders of Common Stock and Wireless Group Common Stock (and intended to reflect the relative deemed economic ownership interest, if any, of the Common Stock Group(W) in the Wireless Group). Any adjustment made by the Board of Directors pursuant to the preceding sentence shall, subject to the foregoing, be at the sole discretion of the Board of Directors, and all such determinations shall be final and binding on all shareholders of the corporation. For purposes of this paragraph 8 of this Part C of this Article Third, the consideration paid by the Common Stock Group(W) to acquire any assets or other property or contributed or allocated to the Wireless Group shall be presumed to be the "fair market value" as of its acquisition.

         (b) Without duplication of any adjustment pursuant to paragraph 8(a) of this Part C of this Article Third, in the event that the corporation shall issue shares of Wireless Group Common Stock for the account of the Wireless Group, then the denominator of the Wireless Group Allocation Fraction shall be increased by the number of shares of Wireless Group Common Stock so issued.

         (c) Without duplication of any adjustment pursuant to paragraph 8(a) of this Part C of this Article Third, if, in connection with any share issuance described in paragraph 8(b) of this Part C of this Article Third, or otherwise, the corporation contributes or allocates cash or other property or assets from the Common Stock Group(W) to the Wireless Group, the denominator of the Wireless Group Allocation Fraction shall be increased (or further increased) by an amount obtained by dividing (i) the fair market value of such cash, property or assets (as determined by the Board of Directors) by (ii) the net per share offering price of the Wireless Group Common Stock.

9.  CERTAIN DEFINITIONS.

         Unless the context otherwise requires, the terms defined in this paragraph 9 of this Part C of this Article Third shall have, for all purposes of this Part C of this Article Third, the meanings herein specified:

         "Common Stock Group(W)" shall mean, as of any date, the interest of the corporation in all of the businesses in which the corporation is or has been engaged, directly or indirectly (either itself or through direct or indirect subsidiaries, affiliates, joint ventures or other investments or any of their predecessors or successors), and the respective assets and liabilities of the corporation therein, other than (a) the Wireless Group Allocated Portion of the Wireless Group, and (b) any businesses, assets or liabilities of the Liberty Media Group.

         "Convertible Securities" shall mean any securities of the corporation (other than Liberty Media Group Common Stock) or any Subsidiary of the corporation that are convertible into, exchangeable for or evidence the right to purchase any shares of Common Stock, Wireless Group Common Stock or of any class of Liberty Media Group Common Stock, whether upon conversion, exercise or exchange, or pursuant to anti-dilution provisions of such securities or otherwise.

         "Disposition" shall mean the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock, or otherwise) by the corporation (or its successors) or any of its Subsidiaries or properties or assets. Disposition shall not include a merger, consolidation, exchange of shares or other business combination transaction involving the corporation in which the corporation (or its successors) continues, immediately following such transaction, to hold the same, direct and indirect, interest in the business, assets and liabilities comprising the Wireless Group that it held immediately prior to such transaction (other than as a result of any action by any Person included in the Wireless Group).

         "Fair Value" shall mean, in the case of equity securities or debt securities of a class that has previously been publicly traded for a period of at least three months, the Market Value thereof (if such Market Value, as so defined, can be determined) or, in the case of an equity security or debt security that has not been publicly traded for at least such period, means the fair value per share of stock or per other unit of such other security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors; provided, however, that, in the case of property other than securities, the "Fair Value" thereof shall be determined in good faith by the Board of Directors based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine to be appropriate in accordance with good business practice. Any such determination of Fair Value shall be described in a statement filed with the records of the actions of the Board of Directors.

         "Group" shall mean the Common Stock Group(W), the Liberty Media Group or the Wireless Group.

         "Initial Issuance Date" shall mean the date of first issuance of any shares of Wireless Group Common Stock.

         "Market Capitalization" of any class or series of capital stock of the corporation on any Trading Day shall mean the product of (a) the Market Value of one share of such class or series on such Trading Day and (b) the number of shares of such class or series outstanding on such Trading Day.

         "Market Value" of any class or series of capital stock of the corporation on any day shall mean the average of the high and low reported sales prices regular way of a share of such class or series on such day (if such day is a Trading Day, and, if such day is not a Trading Day, on the Trading Day immediately preceding such day), or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case, on the New York Stock Exchange or, if the shares of such class or series are not quoted on the New York Stock Exchange on such Trading Day, on the Nasdaq National Market, or, if the shares of such class or series are not quoted on the Nasdaq National Market on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the corporation, or, if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day (including, without limitation, because such securities are not publicly held), the market value of a share of such class or series as determined by the Board of Directors; provided that, for purposes of determining the ratios set forth in paragraph 6 of this Part C of this Article Third, (a) the "Market Value" of any share of Common Stock, Wireless Group Common Stock or of any class of Liberty Media Group Common Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to Common Stock, Wireless Group Common Stock or such class of Liberty Media Group Common Stock, as applicable, shall be reduced by the fair market value of the per share amount of such dividend or distribution as determined by the Board of Directors, and (b) the "Market Value" of any share of Common Stock, any share of Wireless Group Common Stock or of any class of Liberty Media Group Common Stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of Common Stock, Wireless Group Common Stock or of such class of Liberty Media Group Common Stock, as applicable, or
(ii) the "ex" date or any similar date for any dividend or distribution with respect to the Common Stock, Wireless Group Common Stock or any such class of Liberty Media Group Common Stock in shares of Common Stock, Wireless Group Common Stock or such class of Liberty Media Group Common Stock, as applicable, shall be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

         "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

         "Qualifying Subsidiary" of a Person shall mean a Subsidiary of such Person in which such Person's ownership and voting interest is sufficient to satisfy the ownership and voting requirements of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, for a distribution of such Person's interest in such Subsidiary to the holders of Wireless Group Common Stock and, in the event that the Wireless Group Allocation Fraction is less than one, the holders of Common Stock (or any such securities into which the Wireless Group Common Stock or the Common Stock may have been converted, reclassified or changed or for which they may have been exchanged), as the case may be, to be tax free to such holders.

         "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or partnership 50% or more of whose outstanding voting securities or membership or partnership interests, as the case may be, are, directly or indirectly, owned by such Person.

         "Trading Day" shall mean each weekday other than any day on which any relevant class or series of capital stock of the corporation is not available for trading on the New York Stock Exchange or the Nasdaq National Market or in the over-the-counter market.

         "Tax Event" shall mean receipt by the corporation of an opinion of tax counsel of the corporation's choice, to the effect that, as a result of any amendment to, clarification of, or change (including a prospective change) in, the laws (or any interpretation or application of the laws) of the United States or any political subdivision or taxing authority thereof or therein (including enactment of any legislation and the publication of any judicial or regulatory decision, determination or pronouncement) which amendment, clarification or change is effective, announced, released, promulgated or issued on or after the date of initial issuance of the Wireless Group Common Stock, regardless of whether such amendment, clarification or change is issued to or in connection with a proceeding involving the corporation, the Common Stock Group(W) or the Wireless Group and whether or not subject to appeal, there is more than an insubstantial risk that:

                  (i) for tax purposes, any issuance of Wireless Group Common Stock would be treated as a sale or other taxable disposition by the corporation or any of its Subsidiaries of any of the assets, operations or relevant subsidiaries to which the Wireless Group Common Stock relates,

                  (ii) the existence of the Wireless Group Common Stock would subject the corporation, its Subsidiaries or affiliates, or any of their respective successors or shareholders to the imposition of tax or to other adverse tax consequences, or

                  (iii) for tax purposes, either Common Stock or Wireless Group Common Stock is not or, at any time in the future, will not be treated solely as common stock of the corporation.

         "Wireless Group" shall mean, as of any date that any shares of Wireless Group Common Stock have been issued and continue to be outstanding, without duplication, the direct or indirect interest of the corporation (either itself or through direct or indirect subsidiaries, affiliates, joint ventures or other investments, or any of their predecessors or successors) (a) in all of the businesses, assets and liabilities reflected in the financial statements of the Wireless Group dated September 30, 1999, publicly filed by the corporation, including any successor to the Wireless Group by merger, consolidation or sale of all or substantially all of its assets (whether or not in connection with a Wireless Group Related Business Transaction), (b) the other assets and liabilities (contingent or otherwise) of the corporation and its Subsidiaries primarily related to the businesses, assets and liabilities described in clause
(a) and all net income and net losses arising in respect thereof after such date, (c) all assets, liabilities and businesses acquired by the Wireless Group or acquired by the corporation or any of its Subsidiaries for the account of, or contributed, allocated or otherwise transferred to, the Wireless Group (including the net proceeds of any new issuance for the account of the Wireless Group of any new shares of Wireless Group Common Stock or Convertible Securities), in each case, after the date of such financial statements and as determined by the Board of Directors in accordance with the provisions of paragraph 8 of this Part C of this Article Third, and (d) the proceeds of any Disposition of any of the foregoing; provided, however, that the Wireless Group shall not include (a) any assets, liabilities or businesses disposed of after the date of such financial statements or (b) any assets, liabilities or businesses allocated to the Common Stock Group(W) or otherwise distributed or otherwise transferred from the Wireless Group, whether to the Common Stock Group(W), to holders of shares of Wireless Group Common Stock or otherwise, in each case after the date of such financial statements and as determined by the Board of Directors in accordance with the provisions of paragraph 9 of this Part C of this Article Third. The Wireless Group shall not include any business, assets or liabilities of the Liberty Media Group.

         "Wireless Group Allocated Portion" shall mean, with respect to the Wireless Group as a whole, or any dividend, distribution, payment, consideration or other amount or allocation requiring apportionment between the holders of Wireless Group Common Stock (other than the corporation and its Subsidiaries), on the one hand, and the Common Stock Group(W), on the other hand, the following: (a) in the case of the Wireless Group as a whole, the proportion of such Group represented by the Wireless Group Allocation Fraction, and (b) in the case of any other amount or allocation, the product of (i) such amount or allocation and (ii) the Wireless Group Allocation Fraction.

         "Wireless Group Allocation Fraction" shall mean, as of any date of determination, a fraction, the numerator of which shall be the number of shares of Wireless Group Common Stock outstanding on such date and the denominator of which shall be a number initially determined by the Board of Directors, in its sole discretion, prior to the Initial Issuance Date, subject to adjustment from time to time as described in paragraph 9 of this Part C of this Article Third, provided that such fraction shall in no event be greater than one. If the holders of any securities of the corporation or any other Person that are convertible into or exercisable or exchangeable for shares of Wireless Group Common Stock are entitled to participate in any dividend or other distribution with respect to the Wireless Group Common Stock, such shares so issuable upon such conversion, exercise or exchange shall be taken into account in calculating the Wireless Group Allocation Fraction and any amount payable to the Common Stock Group(W) in such manner as the Board of Directors determines to be appropriate.

         "Wireless Group Available Dividend Amount" shall mean, as of any date, the Wireless Group Allocated Portion of the excess of (a) the amount by which the total assets of the Wireless Group exceed the total liabilities of the Wireless Group as of such date over (b) the sum of (i) the par value of all issued shares of Wireless Group Common Stock and each class or series of Preferred Stock attributed to the Wireless Group, (ii) the amount of the consideration received for any shares of Preferred Stock attributed to the Wireless Group without par value that have been issued, except such part of the consideration therefor as may have been allocated to surplus in a manner permitted by law, and (iii) any amount not included in subclauses (i) and (ii) above that the corporation (by appropriate action of the Board of Directors) has transferred to stated capital specifically in respect of Wireless Group Common Stock, minus (c) all reductions from such sums set forth in clauses (i), (ii) and (iii) above as have been effected in a manner permitted by law; provided, however, that, in the event that the law governing the corporation changes from that governing the corporation on the date the adoption of the Amendment to this Certificate pursuant to which the Wireless Group Common Stock was authorized (whether because of amendment of the applicable law or because of a change in the jurisdiction of incorporation of the corporation through merger or otherwise), the Wireless Group Available Dividend Amount shall mean the amount of dividends, as determined by the Board of Directors, that could be paid by a corporation (governed under such applicable law) having the assets and liabilities of the Wireless Group, an amount of outstanding common stock (and having an aggregate par value) equal to the amount (and aggregate par value) of the outstanding Wireless Group Common Stock and of each class or series of Preferred Stock attributed to the Wireless Group and having an amount of earnings or loss or other relevant corporate attributes as reasonably determined by the Board of Directors in light of all factors deemed relevant by the Board of Directors.

         "Wireless Group Net Proceeds" shall mean, as of any date, with respect to any Disposition of any of the properties and assets of the Wireless Group, an amount, if any, equal to the Wireless Group Allocated Portion of the gross proceeds of such Disposition after any payment of, or reasonable provision for,
(a) any taxes payable by the corporation or any other member of the Common Stock Group in respect of such Disposition or in respect of any mandatory dividend or redemption resulting from such Disposition (or that would have been payable but for the utilization of tax benefits attributable to the Common Stock Group(W) or the Liberty Media Group), (b) any transaction costs borne by the Common Stock Group(W) in connection with such Disposition, including, without limitation, any legal, investment banking and accounting fees and expenses borne by the Common Stock Group(W) in connection with such Disposition, (c) any liabilities and other obligations (contingent or otherwise) of the Wireless Group borne by the Common Stock Group(W) in connection with such Disposition, including, without limitation, any indemnity or guarantee obligations incurred by the Common Stock Group(W) in connection with the Disposition or any liabilities assumed by the Common Stock Group(W) for future purchase price adjustments, and (d) any preferential amounts, accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the Wireless Group. To the extent the proceeds of any Disposition include any securities or other property other than cash, the Board of Directors shall determine the value of such securities or property; provided that the value of any marketable securities included in such proceeds shall be the average of the daily Market Value of such securities for the 10 consecutive Trading Days beginning on the 15th Trading Day following consummation of the Disposition.

         "Wireless Group Related Business Transaction" shall mean any Disposition of all or substantially all the properties and assets attributed to the Wireless Group in a transaction or series of related transactions that results in the corporation or one or more of its Subsidiaries receiving in consideration of such properties and assets primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith) of any entity that
(a) acquires such properties or assets or succeeds (by merger, formation of a joint venture or otherwise) to the business conducted with such properties or assets or controls such acquiror or successor, and (b) which the Board of Directors determines is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the Wireless Group prior to such Disposition.

                  FOURTH: (a) The Certificate of Incorporation of the corporation is hereby amended to modify the purposes for which the corporation is formed.

                  (b) To effect the foregoing, Article SECOND is hereby amended to read in its entirety as set forth below:

                  SECOND: The purposes for which the corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any New York state official, department, board, agency or other body, without such consent or approval first being obtained.

                  FIFTH: The manner in which the foregoing amendment of said Certificate of Incorporation of the corporation was authorized was by the vote of the holders of a majority of all outstanding shares of the corporation entitled to vote thereon at a meeting of shareholders, subsequent to the unanimous vote of our board of directors.

         IN WITNESS WHEREOF, we have subscribed this document on March 31, 2000 and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

                                           By /s/ Marilyn J. Wasser
                                                  -----------------
                                           Name:  Marilyn J. Wasser
                                           Title: Vice President

                                           By /s/ Robert S. Feit
                                                  --------------
                                           Name:  Robert S. Feit
                                           Title: Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                       OF THE CERTIFICATE OF INCORPORATION
                                  OF AT&T CORP.
                            UNDER SECTION 805 OF THE
                            BUSINESS CORPORATION LAW

         We, the undersigned, being a Vice President and Assistant Secretary, respectively, of AT&T Corp., do hereby certify as follows:

         1. The name of the corporation is AT&T Corp. The name under which the Corporation was formed is American Telephone and Telegraph Company.

         2. The Certificate of Incorporation of the corporation was filed in the office of the Secretary of State of the State of New York on March 3, 1885.

         3. Said Certificate of Incorporation is amended to increase the authorized number of common shares of the capital stock of the corporation having a par value of $1 from 14,750,000,000 shares to 16,400,000,000 shares, by increasing the Class A Liberty Media Group Common Stock (as defined below) by 1,500,000,000 and by increasing the Class B Liberty Media Common Stock (as defined below) by 150,000,000.

         4. To effect the foregoing, the first paragraph of Article THIRD of said Certificate of Incorporation, relating to the aggregate number of shares of the corporation is authorized to issue, the par value thereof, and the classes into which the shares are divided is hereby stricken out in its entirety, and the following new first paragraph of Article THIRD is substituted in lieu thereof:

                  "The aggregate number of shares which the corporation is authorized to issue is sixteen billion five hundred (16,500,000,000) shares, consisting of one hundred million (100,000,000) preferred shared having a par value of $1.00 per share ("Preferred Stock") and sixteen billion four hundred million (16,400,000,000) common shares, of which six billion (6,000,000,000) common shares shall be Common Stock having a par value of $1.00 per share ("Common Stock"), four billion (4,000,000,000) common shares shall be Class A Liberty Media Group Common Stock having a par value of $1.00 per share ("Class A Liberty Media Group Common Stock"), four hundred million (400,000,000) common shares shall be Class B Liberty Media Group Common Stock having a par value of $1.00 per share ("Class B Liberty Media Group Common Stock"), and six billion (6,000,000,000) common shares shall be Wireless Group Common Stock having a par value of $1.00 per share ("Wireless Group Common Stock"). The Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock are collectively referred to herein as the "Liberty Media Group Common Stock".

         5. The manner in which the foregoing amendment of said Certificate of Incorporation was authorized was by vote of the holders of a majority of all outstanding shares of the corporation entitled to vote thereon at a meeting of shareholders, subsequent to the unanimous vote of the Board of Directors.

                  IN WITNESS WHEREOF, we have signed this Certificate of Amendment of said Certificate of Incorporation of AT&T Corp. this 30th of May, 2000 and we affirm the statements contained herein as true under penalties of perjury.

                                           /s/  Marilyn J. Wasser
                                           ----------------------
                                           Marilyn J. Wasser
                                           Vice President and Secretary

                                           /s/  Robert A. Feit
                                           -------------------
                                           Robert A. Feit
                                           Assistant Secretary

          CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

                  We, the undersigned, being a Vice President and an Assistant Secretary, respectively, of AT&T Corp., do hereby certify as follows:

                           FIRST:   The name of the corporation is AT&T Corp.

                           SECOND: The Certificate of Incorporation of the corporation was filed by the Department of State on March 3, 1885 under the name American Telephone and Telegraph Company.

                           THIRD:   The Certificate of Incorporation of the
         corporation is hereby amended pursuant to authority vested in the Board of Directors by the Certificate of Incorporation of the corporation, as heretofore amended, and in accordance with Section 502 of the Business Corporation Law, by the addition of the following provision stating the number, designation, relative rights, preferences, and limitations of a series of preferred stock designated as Series E Convertible Preferred
         Stock:

          CERTIFICATE OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES
             AND LIMITATIONS OF SERIES E CONVERTIBLE PREFERRED STOCK

         Pursuant to the authority expressly granted to and vested in the Board of Directors of the corporation by the provisions of Part D of Article Third of the Certificate of Incorporation of the corporation (the "Certificate of Incorporation"), and Section 502 of the Business Corporation Law of the State of New York, such Board of Directors hereby creates, from the authorized shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of Preferred Stock, and hereby fixes the designations, relative rights, preferences and limitations of the shares of such series as follows:

         The series of Preferred Stock hereby established shall consist of 1 million (1,000,000) shares designated as Series E Convertible Preferred Stock. The preferences, relative rights and limitations of such series shall be as follows:

         1. Definitions. Unless otherwise defined herein, terms used herein shall have the meanings assigned to them in Section 9 of Part B of Article Third of the Certificate of Incorporation and the following terms shall have the indicated meanings:

         1.1 "Board of Directors" shall mean the Board of Directors of the corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

         1.2 "Capital Stock" shall mean any and all shares of corporate stock of a Person (however designated and whether representing rights to vote, rights to participate in dividends or distributions upon liquidation or otherwise with respect to the corporation, or any division or subsidiary thereof, or any joint venture, partnership, corporation or other entity).

         1.3 "Certificate" shall mean the certificate of the designations, relative rights, preferences and limitations of Series E Convertible Preferred Stock filed with respect to this resolution with the Secretary of State of the State of New York pursuant to Section 502 of the Business Corporation Law of the State of New York.

         1.4 "Closing Price" shall mean the last reported sale price of the Common Stock (or such other class or series of common stock into which shares of this Series are then convertible), regular way, as shown on the Composite Tape of the NYSE, or, in case no such sale takes place on such day, the average of the closing bid and asked prices on the NYSE, or, if the Common Stock (or such other class or series of common stock) is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange, the last reported sale price of the Common Stock (or such other class or series of common stock), or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported by Nasdaq.

         1.5 "Common Stock" shall mean the Common Stock, par value $1.00 per share, of the corporation or any other class of stock resulting from (a) successive changes or reclassifications of such stock consisting solely of changes in par value, or from par value to no par value or (b) a subdivision or combination, and in any such case including any shares thereof authorized after the date of the Certificate, together with any associated rights to purchase other securities of the corporation which are at the time represented by the certificates representing such shares.

         1.6      "Conversion Date" shall have the meaning set forth in Section
3.5 hereof.

         1.7 "Conversion Price" shall have the meaning set forth in Section 3.1(a)(ii) hereof.

         1.8 "Conversion Rate" shall have the meaning set forth in Section 3.1(a)(ii) hereof.

         1.9      "Converting Holder" shall have the meaning set forth in
Section 3.5 hereof.

         1.10 "Current Market Price" on any applicable record date or Redemption Date referred to in Section 3 or Section 4 shall mean the average of the daily Closing Prices per share of Common Stock (or such other class or series of common stock into which shares of this Series are then convertible) for the ten
(10) consecutive Trading Days ending on the third (3rd) Trading Day immediately preceding such record date, Conversion Date or Redemption Date.

         1.11     "Dividend Payment Date" shall have the meaning set forth in
Section 2.1 hereof.

         1.12     "Effective Time" shall mean the effective time of the Merger.

         1.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         1.14 "Junior Stock" shall mean the Common Stock, the Class A Liberty Media Group Common Stock, par value $1.00 per share, of the corporation, the Class B Liberty Media Group Common Stock, par value $1.00 per share, of the corporation, the Wireless Group Common Stock, par value $1.00 per share, of the corporation and the shares of any other class or series of stock of the corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be junior to the Series E Stock in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

         1.15     "Liquidation Value" shall have the meaning set forth in
Section 6.2 hereof.

         1.16 "MediaOne" shall mean MediaOne Group, Inc., a Delaware corporation.

         1.17 "MediaOne Common Stock" shall mean the common stock, par value $0.01 per share, of MediaOne.

         1.18 "MediaOne Series E Stock" shall mean the series of preferred stock, par value $1.00 per share, of MediaOne designated as the Series E Convertible Preferred Stock.

         1.19 "Merger" shall mean the merger of MediaOne with and into Meteor Acquisition Inc., a Delaware corporation, pursuant to the terms of the Merger Agreement.

         1.20 "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of May 6, 1999, by and among the corporation, Meteor Acquisition Inc., a Delaware corporation, and MediaOne.

         1.21     "Nasdaq" shall mean the Nasdaq National Market.

         1.22     "NYSE" shall mean the New York Stock Exchange, Inc.

         1.23 "Parity Stock" shall mean the shares of any other class or series of stock of the corporation (other than Junior Stock) which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the preferences, relative rights and limitations thereof, shall, in the event that the stated dividends thereon are not paid in full, be entitled to share ratably with the Series E Stock in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, or shall, in the event that the amounts payable thereon on liquidation are not paid in full, be entitled to share ratably with the Series E Stock in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full; provided, however, that the term "Parity Stock" shall be deemed to refer (a) in Section 6 hereof, to any stock which is Parity Stock in respect of the distribution of assets; and (b) in Sections 5.1 and 5.2 hereof, to any stock which is Parity Stock in respect of either dividend rights or the distribution of assets and which, pursuant to the Certificate of Incorporation or any instrument in which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall so designate, is entitled to vote with the holders of Series E Stock.

         1.24 "Prorated Merger Consideration" shall have the meaning set forth in Section 3.1(a)(iii) hereof.

         1.25 "Person" shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

         1.26 "Preferred Stock" shall mean the class of Preferred Stock, par value $1.00 per share, of the corporation authorized at the date of the Certificate, including any shares thereof authorized after the date of the Certificate.

         1.27 "Record Date" shall have the meaning set forth in Section 2.1 hereof.

         1.28 "Redemption Date" shall mean the date on which the corporation shall effect the redemption of all or any part of the outstanding shares of Series E Stock pursuant to Section 4.1 hereof.

         1.29 "Redemption Price" for each share of Series E Stock called for redemption shall be equal to the sum of (a) the Liquidation Value plus (b) an amount equal to the accrued and unpaid dividends on such share of Series E Stock to the Redemption Date.

         1.30 "Redemption Rescission Event" shall mean the occurrence of (a) any general suspension of trading in, or limitation on prices for, securities on the principal national securities exchange on which shares of Common Stock (or such other class or series of common stock into which shares of this Series are then convertible) are registered and listed for trading (or, if shares of Common Stock (or such other class or series of common stock) are not registered and listed for trading on any such exchange, in the over-the-counter market) for more than six-and-one-half (6 1/2) consecutive trading hours, (b) any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 500 Industrial Companies (or any successor index published by Dow Jones & Company, Inc. or Standard & Poor's corporation) by either (i) an amount in excess of 10 percent, measured from the close of business on any Trading Day to the close of business on the next succeeding Trading Day during the period commencing on the Trading Day preceding the day notice of any redemption of shares of this Series is given (or, if such notice is given after the close of business on a Trading Day, commencing on such Trading Day) and ending at the Redemption Date or (ii) an amount in excess of 15 percent (or, if the time and date fixed for redemption is more than 15 days following the date on which notice of redemption is given, 20 percent), measured from the close of business on the Trading Day preceding the day notice of such redemption is given (or, if such notice is given after the close of business on a Trading Day, from such Trading Day) to the close of business on any Trading Day on or prior to the Redemption Date, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States or (d) the commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States which in the reasonable judgment of the corporation could have a material adverse effect on the market for the Common Stock (or such other class or series of common stock into which shares of this Series are then convertible).

         1.31     "Rescission Date" shall have the meaning set forth in Section
4.5 hereof.

         1.32 "Senior Stock" shall mean the shares of any class or series of stock of the corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the preferences, relative rights and limitations thereof, shall be senior to the Series E Stock in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

         1.33 "Series E Stock" and "this Series" shall mean the series of Preferred Stock authorized and designated as the Series E Convertible Preferred Stock, including any shares thereof authorized and designated after the date of the Certificate.

         1.34     "Surrendered Shares" shall have the meaning set forth in
Section 3.5 hereof.

         1.35 "Trading Day" shall mean, so long as the Common Stock (or such other class or series of common stock into which shares of this Series are then convertible) is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, or, if the Common Stock (or such other class or series of common stock) is not listed or admitted to trading on the NYSE, a day on which the principal national securities exchange on which the Common Stock (or such other class or series of common stock) is listed is open for the transaction of business, or, if the Common Stock (or such other class or series of common stock) is not so listed or admitted for trading on any national securities exchange, a day on which Nasdaq is open for the transaction of business.

         2.       Dividends.

         2.1 The holders of the outstanding shares of Series E Stock shall be entitled to receive dividends, as and when declared by the Board of Directors out of funds legally available therefor. Each dividend shall be at the annual rate equal to 6.342 percent per share of Series E Stock (which is equivalent to $0.79 quarterly and $3.17 annually per share). All dividends shall be payable in cash on or about the first day of February, May, August and November in each year, beginning on the first such date following the Effective Time, as fixed by the Board of Directors, or such other dates as are fixed by the Board of Directors (each a "Dividend Payment Date"), to the holders of record of Series E Stock at the close of business on or about the 15th day of the month next preceding such first day of February, May, August and November, as the case may be, as fixed by the Board of Directors, or such other dates as are fixed by the Board of Directors (each a "Record Date"). Such dividends shall accrue on each share cumulatively on a daily basis, whether or not there are unrestricted funds legally available for the payment of such dividends and whether or not earned or declared, from and after the last payment of dividends on the MediaOne Series E Stock prior to the Effective Time and any such dividends that become payable for any partial dividend period shall be computed on the basis of the actual days elapsed in such period. All dividends that accrue in accordance with the foregoing provisions shall be cumulative from and after the last payment of dividends on the MediaOne Series E Stock prior to the Effective Time. The per share dividend amount payable to each holder of record of Series E Stock on any Dividend Payment Date shall be rounded to the nearest cent. The dividend rate per share of this Series shall be appropriately adjusted from time to time to reflect any split or combination of the shares of this Series.

         2.2 Except as hereinafter provided in this Section 2.2 and except for redemptions by the corporation pursuant to Sections 4.1(b)(i) or 4.1(b)(iii), unless all dividends on the outstanding shares of Series E Stock and any Parity Stock that shall have accrued through any prior Dividend Payment Date shall have been paid in full, or declared and funds set apart for payment thereof, no dividend or other distribution (payable other than in shares of Junior Stock) shall be paid to the holders of Junior Stock or Parity Stock, and no shares of Series E Stock, Parity Stock or Junior Stock shall be purchased, redeemed or otherwise acquired by the corporation or any of its subsidiaries (except by conversion into or exchange for Junior Stock), nor shall any monies or any other properties be paid or made available for a purchase, redemption or sinking fund for the purchase or redemption of any Series E Stock, Junior Stock or Parity Stock. When dividends are not paid in full upon the shares of this Series and any Parity Stock, all dividends declared upon shares of this Series and all Parity Stock shall be declared pro rata so that the amount of dividends declared per share on this Series and all such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series and all such Parity Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

         3.       Conversion Rights.

         3.1 (a)(i) Subject to Section 3.1(b), each holder of a share of this Series shall have the right, at any time after receipt of a notice of redemption given by the corporation pursuant to Section 4.3 with respect to a redemption pursuant to Section 4.1(a), to convert such share into the amount and form of consideration set forth in subparagraph (ii) or subparagraph (iii) of this Section 3.1(a), in accordance with the election made pursuant to subparagraph (iv) of this Section 3.1(a).

         (ii) If an election has been made or deemed to have been made pursuant to subparagraph (iv) of this Section 3.1(a) to have this subparagraph
(ii) apply, then each holder of a share of this Series shall have a right, under the circumstances specified in subparagraph (i) of this Section 3.1(a), to convert such share into a number of shares of Common Stock (or such other class or series of common stock into which shares of this Series are then convertible) equal to the quotient of (a) the product of (i) the Liquidation Value per share of the Series E Stock multiplied by (ii) 0.95, divided by (b) the Current Market Price, subject to adjustment as provided in this Section 3 (such rate, if applicable and as so adjusted from time to time, is herein called the "Conversion Rate"; and the "Conversion Price" at any time shall mean the Redemption Price per share divided by the Conversion Rate in effect at such time (rounded to the nearest one hundredth of a cent)).

         (iii) If an election has been made pursuant to subparagraph (iv) of this Section 3.1(a) to have this subparagraph (iii) apply, then each holder of a share of this Series shall have a right, under the circumstances specified in subparagraph (i) of this Section 3.1(a), to convert such share into the Prorated Merger Consideration. The "Prorated Merger

Consideration" shall mean the consideration that would have been received in the Merger by a holder of the number of shares of MediaOne Common Stock that would have been issuable in respect of one share of MediaOne Series E Stock had such share of MediaOne Series E Stock been converted immediately prior to the Effective Time in accordance with the formula set forth in Section 3.1(a) of the MediaOne Series E Stock, and assuming an election were made with respect to such MediaOne Common Stock in connection with the Merger in accordance with the election made or deemed to have been made pursuant to subparagraph (iv) of this
Section 3.1(a) and that the proration provisions of the Merger Agreement, if applicable, were applied to such election.

         (iv) The record holder of the largest number of shares of Series E Stock shall be entitled to make an election, in writing to the Secretary of the corporation prior to the Election Deadline (as defined in the Merger Agreement), to have either the provisions of subparagraph (ii) of this Section 3.1(a) or the provisions of subparagraph (iii) of this Section 3.1(a) apply thereafter. If no election is timely made, an election will be deemed to have been made to have the provisions of subparagraph (ii), and not subparagraph (iii), of this Section 3.1(a) apply. In the event of an election to have the provisions of subparagraph
(iii) of this Section 3.1(a) apply, the record holder of the largest number of shares of Series E Stock shall also be entitled to elect, in the same writing, to have the provisions of subparagraph (iii) apply on the basis of a Cash Election, a Stock Election or a Standard Election (as such terms are defined in the Merger Agreement) with respect to MediaOne Stock in connection with the Merger. In the event of an election to have the provisions of subparagraph (iii) of this Section 3.1(a) apply, if no election is made with respect to the assumption of a Cash Election, a Stock Election or a Standard Election, an election will be deemed to have been made to assume a Standard Election for purposes of the provisions of subparagraph (iii) of this Section 3.1(a).

         (b) The right of a holder of a share of this Series called for redemption pursuant to Sections 4.1(a) to convert such share into Common Stock (or such other consideration into which shares of this Series are then convertible) pursuant to Section 3.1(a) shall terminate at the close of business on the Redemption Date unless the corporation defaults in the payment of the Redemption Price or, in the case of a redemption pursuant to Section 4.1(a), the corporation exercises its right to rescind such redemption pursuant to Section 4.5, in which case such right of conversion shall not terminate at the close of business on such date.

         3.2 If any shares of this Series are surrendered for conversion subsequent to the Record Date preceding a Dividend Payment Date but on or prior to such Dividend Payment Date (except shares called for redemption on a Redemption Date between such Record Date and Dividend Payment Date and with respect to which such redemption has not been rescinded), the registered holder of such shares at the close of business on such Record Date shall be entitled to receive the dividend, if any, payable on such shares on such Dividend Payment Date notwithstanding the conversion thereof. Except as provided in this Section 3.2, no adjustments in respect of payments of dividends on shares surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of this Series.

         3.3 The corporation may, but shall not be required to, in connection with any conversion of shares of this Series, issue a fraction of a share of Common Stock, and if the corporation shall determine not to issue any such fraction, the corporation shall, subject to Section 3.6(c), make a cash payment (rounded to the nearest cent) equal to such fraction multiplied by the Closing Price of the Common Stock on the last Trading Day prior to the date of conversion.

         3.4 Any holder of shares of this Series electing to convert such shares into Common Stock (or other consideration) pursuant to Section 3.1(a) shall surrender the certificate or certificates for such shares at the office of the transfer agent or agents therefor (or at such other place in the United States as the corporation may designate by notice to the holders of shares of this Series) during regular business hours, duly endorsed to the corporation or in blank, or accompanied by instruments of transfer to the corporation or in blank, or in form satisfactory to the corporation, and shall give written notice to the corporation at such office that such holder elects to convert such shares of this Series. The corporation shall, as soon as practicable and in any event within five Trading Days (subject to Section 3.6(c)) after such surrender of certificates for shares of this Series, accompanied by the written notice above prescribed, issue and deliver at such office to the holder for whose account such shares were surrendered, or to his nominee, (a) certificates representing the number of shares of Common Stock (or such other consideration) to which such holder is entitled upon such conversion and (b) if less than the full number of shares of this Series represented by such certificate or certificates is being converted, a new certificate of like tenor representing the shares of this Series not converted.

         3.5 Conversion shall be deemed to have been made immediately prior to the close of business as of the date that certificates for the shares of this Series to be converted, and the written notice prescribed in Section 3.4, are received by the transfer agent or agents for this Series (such date being referred to herein as the "Conversion Date"). The Person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock (or other consideration) as of the close of business on the Conversion Date and such conversion shall be at the Conversion Rate in effect on such date or the Prorated Merger Consideration, as the case may be. Notwithstanding anything to the contrary contained herein, in the event the corporation shall have rescinded a redemption of shares of this Series pursuant to Section 4.5, any holder of shares of this Series that shall have surrendered shares of this Series for conversion following the day on which notice of the redemption shall have been given but prior to the later of (a) the close of business on the Trading Day next succeeding the date on which public announcement of the rescission of such redemption shall have been made and (b) the date which is three Trading Days following the mailing of the notice of rescission required by Section 4.5 (a "Converting

Holder") may rescind the conversion of such shares surrendered for conversion by
(i) properly completing a form prescribed by the corporation and mailed to holders of shares of this Series (including Converting Holders) with the corporation's notice of rescission, which form shall provide for the certification by any Converting Holder rescinding a conversion on behalf of any beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of shares of this Series that the beneficial ownership (within the meaning of such Rule) of such shares shall not have changed from the date on which such shares were surrendered for conversion to the date of such certification and (ii) delivering such form to the corporation no later than the close of business on that date which is fifteen (15) Trading Days following the date of the mailing of the corporation's notice of rescission. The delivery of such form by a Converting Holder shall be accompanied by (A) any certificates representing shares of Common Stock issued to such Converting Holder upon a conversion of shares of this Series that shall be rescinded by the proper delivery of such form (the "Surrendered Shares"), (B) any securities, evidences of indebtedness or assets (other than cash) distributed by the corporation to such Converting Holder by reason of such Converting Holder's being a record holder of the Surrendered Shares and (C) payment in New York Clearing House funds or other funds acceptable to the corporation of an amount equal to the sum of (I) any cash such Converting Holder may have received in lieu of the issuance of fractional shares upon conversion and (II) any cash paid or payable by the corporation to such Converting Holder by reason of such Converting Holder being a record holder of the Surrendered Shares. Upon receipt by the corporation of any such form properly completed by a Converting Holder and any certificates, securities, evidences of indebtedness, assets or cash payments required to be returned or made by such Converting Holder to the corporation as set forth above, the corporation shall instruct the transfer agent or agents for shares of Common Stock and shares of this Series to cancel any certificates representing the Surrendered Shares (which Surrendered Shares shall be deposited in the treasury of the corporation) and reissue certificates representing shares of this Series to such Converting Holder (which shares of this Series shall, notwithstanding their surrender for conversion, be deemed to have been outstanding at all times). The corporation shall, as promptly as practicable, and in no event more than five (5) Trading Days, following the receipt of any such properly completed form and any such certificates, securities, evidences of indebtedness, assets or cash payments required to be so returned or made, pay to the Converting Holder or as otherwise directed by such Converting Holder any dividend or other payment made on such shares of this Series Stock during the period from the time such shares shall have been surrendered for conversion to the rescission of such conversion. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any form submitted to the corporation to rescind the conversion of shares of this Series, including questions as to the proper completion or execution of any such form or any certification contained therein, shall be resolved by the corporation, whose good faith determination shall be final and binding. The corporation shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or for this Series are duly closed for any purpose (but not for a period in excess of two Trading Days) or during any period commencing at a Redemption Rescission Event and ending at either (1) the time and date at which the corporation's right of rescission shall expire pursuant to Section 4.5 if the corporation shall not have exercised such right or (2) the close of business on that day which is fifteen (15) Trading Days following the date of the mailing of a notice of rescission pursuant to Section
4.5 if the corporation shall have exercised such right of rescission, but certificates for shares of Common Stock shall be delivered as soon as practicable after the opening of such books or the expiration of such period.

         3.6 The Conversion Rate shall be adjusted from time to time as follows for events occurring after the Effective Time:

                  (a) The corporation shall be entitled to make such increases in the Conversion Rate as shall be determined by the Board of Directors to be necessary in order that any dividend or distribution in Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrant to purchase shares of Common Stock, shall not be taxable to the holders of Common Stock for United States Federal income tax purposes.

                  (b) To the extent permitted by applicable law, the corporation may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 Trading Days, the increase is irrevocable during such period and the Board of Directors shall have made a determination that such increase would be in the best interests of the corporation, which determination shall be conclusive.

                  (c) In any case in which an adjustment to the Conversion Rate pursuant to this Section 3.6 is to be made effective as of or immediately following a record date, the corporation may elect to defer (but only for five (5) Trading Days following the occurrence of the event which necessitates the filing of the statement referred to in
         Section 3.9(a)) issuing to the holder of any shares of this Series converted after such record date (i) the shares of Common Stock and other capital stock of the corporation issuable upon such conversion over and above the shares of Common Stock and other capital stock of the corporation issuable upon such conversion on the basis of the Conversion Rate prior to adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction thereof pursuant to Section 3.3; provided, however, that the corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (d) Subject to Section 3.6(a) hereof, no adjustment shall be made pursuant to this Section 3.6 with respect to any share of Series E Stock that is converted prior to the time such adjustment otherwise would be made.

         3.7 In case of (a) any consolidation or merger to which the corporation is a party, other than a merger or consolidation in which the corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock (or such other class or series of common stock into which shares of this Series are then convertible) or (b) any sale or conveyance of all or substantially all of the property and assets of the corporation, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Series E Stock which is not converted into the right to receive stock or other securities and property in connection with such transaction shall have the right thereafter, during the period such share shall be convertible, to convert such share into the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock (or such other class or series of common stock or other consideration into which shares of this Series are then convertible) into which such shares of this Series could have been converted immediately prior to such consolidation, merger, sale or conveyance (assuming that shares of this Series were then convertible pursuant to Section 3.1), subject to adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. If holders of Common Stock (or such other class or series of common stock or other consideration into which shares of this Series are then convertible) are entitled to elect the kind or amount of securities or other property receivable upon such consolidation, merger, sale or conveyance, all adjustments made pursuant to this Section 3.7 shall be based upon (i) the election, if any, made in writing to the Secretary of the corporation by the record holder of the largest number of shares of Series E Stock prior to the earlier of (A) the last date on which a holder of Common Stock (or such other class or series of common stock) may make such an election and (B) the date which is five (5) Trading Days prior to the record date for determining the holders of Common Stock (or such other class or series of common stock) entitled to participate in the transaction (or if no such record date is established, the effective date of such transaction) or (ii) if no such election is timely made, an assumption that each holder of Shares of this Series failed to exercise such rights of election (provided that if the kind or amount of securities or other property receivable upon such consolidation, merger, sale or conveyance is not the same for each nonelecting share, then the kind and amount of securities or other property receivable upon such consolidation, merger, sale or conveyance for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Concurrently with the mailing to holders of Common Stock (or such other class or series of common stock) of any document pursuant to which such holders may make an election regarding the kind or amount of securities or other property that will be receivable by such holder in any transaction described in clause (a) or (b) of the first sentence of this Section 3.7, the corporation shall mail a copy thereof to the holders of shares of the Series E Stock. The corporation shall not enter into any of the transactions referred to in clauses (a) or (b) of the first sentence of this Section 3.7 unless, prior to the consummation thereof, effective provision shall be made in a certificate or articles of incorporation or other constituent document or written instrument of the corporation or the entity surviving the consolidation or merger, if other than the corporation, or the entity acquiring the corporation's assets, unless, in either case, such entity is a direct or indirect subsidiary of another entity, in which case such provision shall be made in the certificate or articles of incorporation or other constituent document or written instrument of such other entity (any such entity or other entity being the "Surviving Entity") so as to assume the obligation to deliver to each holder of shares of Series E Stock such stock or other securities and property and otherwise give effect to the provisions set forth in this Section 3.7. The provisions of this Section 3.7 shall apply similarly to successive consolidations, mergers, sales or conveyances.

         3.8 After the date, if any, on which all outstanding shares of Common Stock (or such other class or series of common stock or other consideration into which shares of this Series are then convertible) are converted into or exchanged for shares of another class or series of common stock of the corporation, each share of this Series shall thereafter be convertible into or exchangeable, if Section 3.1(a)(ii) applies, for the number of shares of such other class or series of common stock receivable upon such conversion or exchange equal to the quotient of (a) $50 divided by (b) the product of (i) 0.95 multiplied by (ii) the Current Market Price for such other class or series of common stock. From and after any such conversion or exchange, Conversion Rate adjustments as nearly equivalent as may be practicable to the adjustments pursuant to Sections 3.6 and 3.7 which, prior to such exchange, were made in respect of Common Stock (or such other class or series of common stock into which shares of this Series are then convertible) shall instead be made pursuant to such Sections 3.6 and 3.7 in respect of shares of such other class or series of common stock. If Section 3.1(a)(iii) applies, an adjustment will be made instead to substitute for any shares of Common Stock otherwise issuable on conversion, the shares of such other class or series of common stock into which such shares of Common Stock have been converted or exchanged.

         3.9 (a) Whenever the Conversion Rate is adjusted or other adjustment is made as provided in this Section 3, the corporation (or, in the case of Section 3.7, the corporation or the Surviving Entity, as the case may
be) shall forthwith place on file with its transfer agent or agents for this Series a statement signed by a duly authorized officer of the corporation or the Surviving Entity, as the case may be, stating the adjusted Conversion Rate or other adjustment determined as provided herein. Such statements shall set forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment. Promptly after the adjustment of the Conversion Rate or other adjustment, the corporation or the Surviving Entity, as the case may be, shall mail a notice thereof to each holder of shares of this Series. Whenever the Conversion Rate is increased pursuant to Section 3.6(b), such notice shall be mailed to each holder of shares of this Series as promptly as possible after the corporation shall have determined to effect such increase and, in any event, at least 15 Trading Days prior to the date such increased Conversion Rate takes effect, and such notice shall state such increased Conversion Rate and the period during which it will be in effect. Where appropriate, the notice required by this Section 3.9(a) may be given in advance and included as part of the notice required pursuant to Section 3.9(b) or 3.9(c).

                           Subject to the provisions of Section 3.9(c), if: (i)
the corporation takes any action that would require an adjustment of the Conversion Rate or other adjustment pursuant to Sections 3.6 through 3.8; (ii) there shall be any consolidation or merger to which the corporation is a party and for which approval of any stockholders of the corporation is required, or the sale or transfer of all or substantially all of the assets of the corporation; or (iii) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the corporation, then the corporation shall, as promptly as possible, but at least 10 Trading Days prior to the record date or other date set for definitive action if there shall be no record date, cause notice to be filed with the transfer agent or agents for this Series and given to each record holder of outstanding shares of this Series stating the action or event for which such notice is being given and the record date for and the anticipated effective date of such action or event. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the related transaction.

         3.10 There shall be no adjustment of the Conversion Rate or other adjustment in case of the issuance of any stock of the corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 3. If any action or transaction would require adjustment of any Conversion Rate established hereunder or other adjustment pursuant to more than one paragraph of this Section 3, only the adjustment which would result in the largest increase of such Conversion Rate or other adjustment shall be made.

         3.11 The corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of this Series, such number of its duly authorized shares of Common Stock (or, if applicable, any other shares of Capital Stock of the corporation) as shall from time to time be sufficient to effect the conversion of all outstanding shares of this Series into such Common Stock (or such other shares of Capital Stock) at any time; provided, however, that nothing contained herein shall preclude the corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Common Stock (or such other shares of Capital Stock) that are held in the treasury of the corporation. All shares of Common Stock (or such other shares of Capital Stock of the corporation) which shall be deliverable upon conversion of the shares of this Series shall be duly and validly issued, fully paid and nonassessable. For purposes of this Section 3, the number of shares of Common Stock or any other class or series of common stock of the corporation at any time outstanding shall not include any shares of Common Stock or such other class or series of common stock then owned or held by or for the account of corporation or any subsidiary of the corporation.

         3.12 If any shares of Common Stock (or such other class or series of common stock into which shares of this Series are then convertible) which would be issuable upon conversion of shares of this Series hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, the corporation will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be. The corporation will endeavor to list the shares of (or depositary shares representing fractional interests in) Common Stock (or such other class or series of common stock into which shares of this Series are then convertible) required to be delivered upon conversion of shares of this Series prior to such delivery upon the principal national securities exchange upon which the outstanding Common Stock (or such other class or series of common stock) is listed at the time of such delivery.

         3.13 The corporation shall pay any and all issue, stamp, documentation, transfer or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock (or such other class or series of common stock into which shares of this Series are then convertible) on conversion of shares of this Series pursuant hereto. The corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Common Stock (or such other class or series of common stock) in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the corporation the amount of such tax, or has established, to the satisfaction of the corporation, that such tax has been paid.

         4.       Redemption.

         4.1      (a) The corporation may, at its sole option, subject to
Section 2.2 hereof, from time to time on and after June 30, 2002, redeem, out of funds legally available therefor, all or any part of the outstanding shares of this Series at the Redemption Price.

         (b)      (i)      On August 1, 2007 and each anniversary of such date
thereafter through the ninth (9th) anniversary of such date, the corporation shall redeem at the Redemption Price, out of funds legally available therefor, 49,704 shares of the Series E Stock or such lesser number of shares of Series E Stock as shall then remain outstanding.

                      (ii) On August 1, 2007 and each anniversary of such date thereafter through the ninth (9th) anniversary of such date, the corporation may, at its sole option, subject to Section 2.2 hereof, redeem at the Redemption Price, out of funds legally available therefor, 49,704 shares of the Series E Stock or such lesser number of shares of Series E Stock as shall then remain outstanding.

                      (iii) The corporation shall, on June 30, 2017, redeem at the Redemption Price, out of funds legally available therefor, all of the outstanding shares of the Series E Stock.

         4.2 In the event that fewer than all of the outstanding shares of this Series are to be redeemed pursuant to Section 4.1, the aggregate number of shares of this Series held by each holder which will be redeemed shall be determined by the corporation by lot or pro rata or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable, and the certificate of the corporation's Secretary or an Assistant Secretary filed with the transfer agent or transfer agents for this Series in respect of such determination by the Board of Directors shall be conclusive.

         4.3 If the corporation determines to redeem shares of this Series pursuant to Section 4.1, the corporation shall, not later than the 15th Trading Day nor earlier than the 60th Trading Day prior to the Redemption Date, cause notice to be filed with the transfer agent or agents for this Series and to be given to each record holder of the shares to be redeemed, setting forth: (i) the Redemption Date; (ii) in the case of a redemption pursuant to Section 4.1(b)(iii), that all shares of this Series outstanding on the Redemption Date shall be redeemed by the corporation; (iii) in the case of a redemption pursuant to Section 4.1(a), 4.1(b)(i) or 4.1(b)(ii), the total number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the aggregate number of such shares which will be redeemed; (iv) the Redemption Price (v) in the case of a redemption pursuant to Section 4.1(a), that shares of this Series called for redemption may be converted at any time prior to the Redemption Date (unless the corporation (A) shall default in payment of the Redemption Price or (B) shall exercise its right to rescind such redemption pursuant to Section 4.5, in which case such right of conversion shall not terminate at such time and date); (vi) in the case of a redemption pursuant to Section 4.1(a), a description of the manner in which the Conversion Price will be determined in accordance with the Certificate; (vii) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (viii) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date. Promptly, following the Redemption Date, the corporation shall cause notice to be filed with the transfer agent or agents for this Series and to be given to each record holder of the shares to be redeemed setting forth the percentage of such holder's shares which the corporation has elected to redeem.

         4.4 If notice of redemption shall have been given by the corporation as provided in Section 4.3, from and after the Redemption Date, dividends on the shares of this Series so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the corporation with respect to shares so called for redemption (except, the right to receive from the corporation the Redemption Price without interest) shall cease (including any right to receive dividends otherwise payable on any Dividend Payment Date that would have occurred after the Redemption Date), unless (a) the corporation defaults in the payment of the Redemption Price, or (b) in the case of a redemption pursuant to
Section 4.1(a), the corporation exercises its right to rescind such redemption pursuant to Section 4.5, in which case such rights shall not terminate at the close of business on such date. On or before the Redemption Date, the corporation shall deposit with a bank or trust company doing business in New York, as paying agent, money sufficient to pay the Redemption Price on the Redemption Date, in trust, with irrevocable instructions that such money be applied to the redemption of shares of this Series so called for redemption.

Any money so deposited with any such paying agent which shall not be required for such redemption because of the exercise of any right of conversion, rescission or otherwise shall be returned to the corporation forthwith. Upon surrender (in accordance with the notice of redemption) of the certificate or certificates for any shares of this Series to be so redeemed (properly endorsed or assigned for transfer, if the corporation shall so require and the notice of redemption shall so state), such shares shall be redeemed by the corporation at the Redemption Price (unless, in the case of a redemption pursuant to Section 4.1(a), the corporation shall have exercised its right to rescind such redemption pursuant to Section 4.5). In case fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares (or fractions thereof as provided in Section 7.4), without cost to the holder thereof. Subject to applicable escheat laws, any moneys so set aside by the corporation and unclaimed at the end of two (2) years from the Redemption Date shall revert to the general funds of the corporation, after which reversion the holders of such shares so called for redemption shall look only to the corporation for the payment of the Redemption Price, without interest. Any interest accrued on any funds so deposited shall be paid to the corporation from time to time upon request of the corporation.

         4.5 If notice of redemption pursuant to Section 4.1(a) shall have been given by the corporation pursuant to Section 4.3, in the event that a Redemption Rescission Event shall occur following the date of such notice but at or prior to the Redemption Date, the corporation may, at its sole option, at any time prior to the earlier of (a) the close of business on that day which is five
(5) Trading Days following such Redemption Rescission Event and (b) the Redemption Date, rescind such redemption by making a public announcement of such rescission (the date on which such public announcement shall have been made being hereinafter referred to as the "Rescission Date"). The corporation shall be deemed to have made such announcement if it shall issue a release to the Dow Jones News Service and Reuters Information Services or any successor news wire service. From and after the making of such announcement, the corporation shall have no obligation to effect such redemption or to pay the Redemption Price therefor and all rights of holders of shares of this Series shall be restored as if notice of redemption had not been given. The corporation shall give notice of any such rescission by first-class mail, postage prepaid, mailed as promptly as practicable, but in no event later than the close of business on that date which is five (5) Trading Days following the Rescission Date to each record holder of shares of this Series at the close of business on the Rescission Date and to any other Person or entity that was a record holder of shares of this Series and that shall have surrendered shares of this Series for conversion following the giving of notice of the subsequently rescinded redemption. Each notice of rescission shall (i) state that such redemption has been rescinded, (ii) state that any Converting Holder shall be entitled to rescind the conversion of shares of this Series surrendered for conversion following the day on which notice of such redemption was given but on or prior to the later of (A) the close of business on the Trading Day next succeeding the date on which public announcement of the rescission of such redemption shall have been made and (B) the date which is three (3) Trading Days following the mailing of the corporation's notice of rescission, (iii) be accompanied by a form prescribed by the corporation to be used by any Converting Holder rescinding the conversion of shares so surrendered for conversion (and instructions for the completion and delivery of such form, including instructions with respect to payments that may be required to accompany such delivery in accordance with Section 3.5) and (iv) state that such form must be properly completed and received by the corporation no later than the close of business on a date that shall be fifteen (15) Trading Days following the date of the mailing of such notice of rescission.

         5. Voting. The shares of this Series shall have no voting rights except as required by law or as set forth below.

         5.1 So long as any shares of this Series remain outstanding, unless a greater percentage shall then be required by law, the corporation shall not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of shares of this Series representing at least a majority of the shares of this Series then outstanding (a) authorize any Senior Stock or reclassify any Junior Stock or Parity Stock as Senior Stock, or
(b) amend, alter or repeal any of the provisions of the Certificate or the Certificate of Incorporation, so as in any such case to materially and adversely affect the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the shares of this Series; provided, however, that an amendment which effects a split of this Series or which effects a combination of the shares of this Series into a fewer number of Shares shall not be deemed to have any such material adverse effect.

         5.2 No vote or consent of holders of shares of this Series shall be required for (a) the creation of any indebtedness of any kind of the corporation, (b) the authorization or issuance of any class of Junior Stock (including any class or series of common stock of the corporation) or Parity Stock, (c) the authorization, designation or issuance of additional shares of Series E Stock or (iv) subject to Section 5.1(a), the authorization or issuance of any other shares of Preferred Stock.

         6.       Liquidation Rights.

         6.1 Upon the dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, the holders of the shares of this Series shall be entitled to receive out of the assets of the corporation available for distribution to stockholders, in preference to the holders of, and before any payment of distribution shall be made on, Junior Stock, the Liquidation Value in effect at such time, plus an amount equal to all accrued and unpaid dividends to the date of final distribution.

         6.2 The Liquidation Value shall initially be equal to $50 per share of Series E Stock. The Liquidation Value shall be subject to adjustment from time to time to appropriately give effect to any split or combination of the shares of this Series.

         6.3 Neither the sale, exchange or other conveyance (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the corporation nor the merger or consolidation of the corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.

         6.4 After the payment to the holders of the shares of this Series of full preferential amounts provided for in this Section 6, the holders of this Series as such shall have no right or claim to any of the remaining assets of the corporation.

         6.5 In the event the assets of the corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 6.1, no such distribution shall be made on account of any shares of any Parity Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all Parity Stock are entitled upon such dissolution, liquidation or winding up.

         7.       Other Provisions.

         7.1 All notices from the corporation to the holders shall be given by first class mail, postage prepaid, to the holders of shares of this Series at their last address as it shall appear on the stock register. With respect to any notice to a holder of shares of this Series required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice or affect the legality or validity of any distribution, right, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

         7.2 All notices and other communications from a holder of shares of this Series shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the corporation at the following address (or at such other address as the corporation shall specify in a notice pursuant to Section 7.1): AT&T Corp., 295 North Maple Avenue, Basking Ridge, NJ 07920, Attention: Corporate Secretary.

         7.3 Any shares of this Series which have been converted, redeemed, exchanged or otherwise acquired by the corporation shall, after such conversion, redemption, exchange or acquisition, as the case may be, be retired and promptly canceled and the corporation shall take all appropriate action to cause such shares to obtain the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors. The corporation may cause a certificate setting forth a resolution adopted by the Board of Directors that none of the authorized shares of this Series are outstanding to be filed with the Secretary of State of the State of New York. When such certificate becomes effective, all references to Series E Stock shall be eliminated from the Certificate of Incorporation and the shares of Preferred Stock designated hereby as Series E Stock shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of any new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

         7.4 The shares of this Series shall be issuable in whole shares or in any fraction of a whole share or any integral multiple of such fraction.

         7.5 The corporation shall, to the fullest extent permitted by law, be entitled to recognize the exclusive right of a Person registered on its records as the holder of shares of this Series, and such record holder shall be deemed the holder of such shares for all purposes.

         7.6 All notice periods referred to in the Certificate shall commence on the date of the mailing of the applicable notice.

         7.7 Subject to applicable law, any determinations made in the exercise of the good faith business judgment of the Board of Directors under any provision of the Certificate shall be final and binding on all stockholders of the corporation, including the holders of shares of this Series.

         7.8 Certificates for shares of this Series shall bear such legends as the corporation shall from time to time deem appropriate.

                                    * * * * *

         IN WITNESS WHEREOF, we have subscribed this document on June 15, 2000 and do hereby affirm under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

                                           By: _________________________________
                                               Name:  Marilyn J. Wasser

                                               Title: Vice President

                                           By: _________________________________
                                               Name:  Robert S. Feit

                                               Title: Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   AT&T CORP.

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

                  Pursuant to the provisions of Section 805 of the BUSINESS CORPORATION LAW, the undersigned, being the Senior Vice President and Secretary of AT&T CORP., a New York corporation (the "corporation"), hereby certify that:

                                       I.

                  The name of the corporation is AT&T Corp.

                                       II.

                  The Certificate of Incorporation of the corporation was filed by the Department of State on March 3, 1885 under the name American Telephone and Telegraph Company.

                  A Certificate of Amendment of the Certificate of Incorporation was filed in the office of the Secretary of State of the State of New York on April 20, 1994, changing the name of the corporation to AT&T Corp.

                                      III.

                  The Certificate of Incorporation of the corporation is hereby amended pursuant to authority vested in the Board of Directors by the Certificate of Incorporation of the corporation, as heretofore amended, and in accordance with Section 502 of the Business Corporation Law, by the addition of the following provision, stating the number, designation, relative rights, preferences and limitations of a series of the corporation's authorized preferred stock designated as Wireless Group Preferred Tracking Stock.

                  1. Number and Designation. 1,500,000 shares of the Preferred Stock of the corporation shall constitute a series designated as "Wireless Group Preferred Tracking Stock" (the "New Tracking Stock").

                  2. Definitions. Unless the context otherwise requires, when used in this Amendment the following terms shall have the meaning indicated.

                  "Accrual Period" means, with respect to any calculation of the Cost of Carry with respect to any shares of New Tracking Stock, the number of days from the date of initial issuance of such shares of New Tracking Stock to but not including the Redemption Date.

                  "Amendment" means this Certificate of Amendment of the Certificate.

                  "AT&T Wireless" means AT&T Wireless Services, Inc., a Delaware corporation and a wholly-owned subsidiary of the corporation.

                  "AT&T Wireless Common Stock" means the common stock, par value $0.01 per share, of AT&T Wireless as of and following the Spin-off.

                  "Board of Directors" means the Board of Directors of the corporation.

                  "Certificate" means the corporation's Restated Certificate of Incorporation as filed by the Department of State on January 10, 1989, as amended.

                  "Class A Liberty Media Group Common Stock" means the Class A Liberty Media Group Common Stock, par value $1.00 per share, of the corporation.

                  "Class B Liberty Media Group Common Stock" means the Class B Liberty Media Group Common Stock, par value $1.00 per share, of the corporation.

                  "Common Stock" means the Common Stock, par value $1.00 per share, of the corporation.

                  "Common Stock Group(W)" shall have the meaning set forth in Article Third, Part C, paragraph 9 of the Certificate as in effect on the date of this Amendment.

                  "corporation" shall have the meaning set forth in the preamble to this Amendment.

                  "Cost of Carry" shall mean the applicable interest rate set forth on the table below for the following time periods (expressed in days, based on a 360-day year of twelve 30-day months, except for periods of twelve
(12) months or less which will be expressed in actual days of 365 based on a 360-day year according to the money market convention).

 Accrual Period                                    Cost of Carry
 --------------                                    -------------
 90 days or less                                       6.477%
180 days                                               6.348%
360 days                                               6.336%
540 days                                               6.563%
720 days                                               6.475%

                                      B91B

1,080 days                                             6.499%
1,440 days                                             6.673%
1,800 days                                             6.647%
2,160 days                                             6.758%
2,520 days or more                                     6.819%

         The interest rate that will apply to any Accrual Period between any two points in the foregoing table will be an interpolated rate, which interpolated rate will apply to the entire Accrual Period. As an example only: using the rate 6.475% for 720 days and the rate 6.499% for 1,080 days, then (i) the rate for 900 days (half way between the two points) would be 6.487% (half way between the two rates); (ii) the rate for 810 days (one quarter of the way between the two points) would be 6.481% (one quarter of the way between the two rates); and
(iii) the rate for 990 days (three quarters of the way between the two points) would be 6.493% (three quarters of the way between the two rates). The applicable interest rate will be compounded over the applicable Accrual Period based on a semi-annual bond equivalent yield using a 360-day year of twelve 30-day months, except for periods of 12 months or less which will be expressed in actual days of 365 based on a 360-day year according to the money market convention.

                  "Draft Separation Agreements" means the drafts of the agreements (and/or term sheets with respect to such agreements) relating to the Spin-off and the separation of the Wireless Group from the corporation and the schedules related thereto, in the forms annexed to the Letter Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

                  "Investor Agreement" means the Investor Agreement, dated as of December 20, 2000, by and among the corporation, AT&T Wireless and NTT DoCoMo, Inc.

                  "Letter Agreement" means the Letter Agreement, dated as of November 30, 2000, by and among the corporation, AT&T Wireless and NTT DoCoMo, Inc., together with the term sheet attached thereto and the annexes to such term sheet.

                  "Liberty Media Group Common Stock" means, collectively, the Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock.

                  "Liquidation Junior Securities" means the Common Stock, the Wireless Group Common Stock, the Class A Liberty Media Group Common Stock, the Class B Liberty Media Group Common Stock and each other class of capital stock of the corporation currently existing or created after the date of this Amendment the terms of which do not expressly provide that it ranks senior to, or on a parity with, the New Tracking Stock as to distribution upon involuntary liquidation, winding-up or dissolution.

                  "Liquidation Parity Securities" means each other class of capital stock of the corporation created after the date of this Amendment the terms of which expressly provide that

                                      B92B
such class will rank pari passu to the New Tracking Stock as to distribution upon involuntary liquidation, winding-up or dissolution of the corporation.

                  "Liquidation Senior Securities" means each other class of capital stock of the corporation created after the date of this Amendment the terms of which expressly provide that such class will rank senior to the New Tracking Stock as to distribution upon involuntary liquidation, winding-up or dissolution of the corporation.

                  "Market Value" shall have the meaning set forth in Article Third, Part C, paragraph 9 of the Certificate as in effect on the date of this Amendment; provided that the proviso thereto applicable to shares of Common Stock, Wireless Group Common Stock and any class of Liberty Media Group Common Stock shall also be applicable to shares of New Tracking Stock.

                  "New Tracking Stock" shall have the meaning set forth in paragraph 1 of this Amendment.

                  "New Tracking Stock Tax Event" means receipt by the corporation of an opinion of tax counsel of the corporation's choice, to the effect that, as a result of any amendment to, clarification of, or change (including a prospective change) in, the laws (or any interpretation or application of the laws) of the United States or any political subdivision or taxing authority thereof or therein (including enactment of any legislation and the publication of any judicial or regulatory decision, determination or pronouncement) which amendment, clarification or change is effective, announced, released, promulgated or issued on or after the date of initial issuance of the New Tracking Stock, regardless of whether such amendment, clarification or change is issued to or in connection with a proceeding involving the corporation, the Common Stock Group(W) or the Wireless Group and whether or not subject to appeal, there is more than an insubstantial risk that:

                  (i) for tax purposes, any issuance of New Tracking Stock would be treated as a sale or other taxable disposition by the corporation or any of its Subsidiaries of any of the assets, operations or relevant subsidiaries to which the New Tracking Stock relates,

                  (ii) the existence of the New Tracking Stock would subject the corporation, its Subsidiaries or affiliates, or any of their respective successors or shareholders to the imposition of tax or to other adverse tax consequences, or

                  (iii) for tax purposes, either Common Stock or New Tracking Stock is not or, at any time in the future, will not be treated solely as capital stock of the corporation.

                  "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

                                      B93B

                  "Preferred Stock" means the preferred stock, par value $1.00 per share, of the corporation.

                  "Redemption Date" shall have the meaning set forth in paragraph 5(c).

                  "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of December 20, 2000, by and among the corporation, AT&T Wireless and NTT DoCoMo, Inc..

                  "Spin-off" shall mean the spin-off of AT&T Wireless in accordance with the Draft Separation Agreements, as amended or revised to the extent not prohibited by the Investor Agreement.

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company or partnership 50% or more of whose outstanding voting securities or membership or partnership interests, as the case may be, are, directly or indirectly, owned by such Person.

                  "Tax Event" shall have the meaning set forth in Article Third, Part C, paragraph 9 of the Certificate as in effect on the date of this Amendment.

                  "Wireless Group" shall have the meaning set forth in Article Third, Part C, paragraph 9 of the Certificate as in effect on the date of this Amendment.

                  "Wireless Group Common Stock" means the Wireless Group Common Stock, par value $1.00 per share, of the corporation.

                  3.       Voting Rights.

                  (a) Holders of New Tracking Stock shall be entitled to two hundred and fifty (250) votes per share of New Tracking Stock, subject to adjustment as set forth in paragraph 3(b) below. Except as may otherwise be required in this Amendment or in the Certificate (including the terms of any class of series of Preferred Stock and any resolution or resolutions providing for the establishment of such class or series pursuant to authority vested in the Board of Directors by the Certificate) or by the laws of the State of New York, the holders of shares of Common Stock, the holders of shares of New Tracking Stock, the holders of shares of Wireless Group Common Stock, the holders of shares of Class A Liberty Media Group Common Stock, the holders of shares of Class B Liberty Media Group Common Stock, the holders of shares of each other class of common shares, if any, entitled to vote thereon, and the holders of shares of each other class or series of Preferred Stock, if any, entitled to vote thereon, shall vote as one class with respect to all matters to be voted on by shareholders of the corporation, and no separate vote or consent of the holders of shares of Common Stock, the holders of shares of New Tracking Stock, the holders of shares of Wireless Group Common Stock, the holders of shares of Class A Liberty Media Group Common Stock, the holders of shares of Class B Liberty Media Group Common Stock or the holders of shares of any such class of common shares or any such class or series of Preferred Stock shall be required for the approval of any such matter.

                                      B94B

                  (b) If the corporation shall in any manner subdivide (by stock split or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Common Stock, Liberty Media Group Common Stock or Wireless Group Common Stock, or pay a stock dividend in shares of any class to holders of that class or shall otherwise effect a share distribution (as defined in Article Third, Part C, paragraph 3 of the Certificate) of Common Stock, New Tracking Stock, Wireless Group Common Stock or Liberty Media Group Common Stock, the per share voting rights of the New Tracking Stock shall be appropriately adjusted so as to avoid any dilution in the aggregate voting rights of any one class relative to the other classes.

                  4.       Dividends; Share Distributions.

                  (a) The holders of the New Tracking Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors out of funds of the corporation legally available thereof. So long as any share of New Tracking Stock remains outstanding, no dividend shall be paid or declared and no distribution shall be made on any share of Wireless Group Common Stock, unless dividends shall have first been (or simultaneously shall be) paid to or declared and set aside for payment on all outstanding shares of New Tracking Stock in an aggregate amount equal to the product of (i) the per share dividends declared and to be paid on the Wireless Group Common Stock and (ii) the number of shares of Wireless Group Common Stock into which all outstanding shares of New Tracking Stock are convertible immediately prior to the record date of such dividend. So long as any share of New Tracking Stock remains outstanding, no share distribution shall be paid or declared and no share distribution shall be made on any share of Wireless Group Common Stock, unless a share distribution shall have first have been (or simultaneously shall be) paid to or declared and set aside for payment on all outstanding shares of New Tracking Stock in an aggregate amount equal to the product of (i) the per share amount declared and to be paid on the Wireless Group Common Stock and (ii) the number of shares of Wireless Group Common Stock into which the New Tracking Stock is convertible immediately prior to the record date of such share distribution.

                  (b) Concurrently with the payment of any dividend on shares of New Tracking Stock at any time when there are no shares of Wireless Group Common Stock outstanding, at the election of the Board of Directors, either (x) the Common Stock Group(W) shall receive from the Wireless Group an aggregate payment of the same kind of cash and/or property that is the subject of such dividend, which payment shall be equal to the excess, if any, of (i) the quotient obtained by dividing (A) the aggregate amount of such dividend, as determined by the Board of Directors, by (B) the Wireless Group Allocation Fraction, over (ii) the aggregate amount of such dividend, as so determined, or
(y) the Wireless Group Allocation Fraction will be adjusted as described in paragraph 8 of Article Third, Part C of the Certificate. Any payment to be made to the Common Stock Group(W) pursuant to the preceding sentence may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash or other property.

                  (c) Concurrently with the making of any share distribution with respect to the New Tracking Stock at any time when there are no shares of Wireless Group Common Stock outstanding, at the election of the Board of Directors, either (x) the Common Stock Group(W) shall receive from the Wireless Group an aggregate payment of the same kind of property that is

                                      B95B
the subject of such distribution, which payment shall be equal to the excess, if any, of (i) the quotient obtained by dividing (A) the aggregate amount of such distribution, as determined by the Board of Directors, by (B) the Wireless Group Allocation Fraction, over (ii) the aggregate amount of such dividend, as so determined, or (y) the Wireless Group Allocation Fraction shall be adjusted as described in paragraph 8 of Article Third, Part C of the Certificate. Any payment to be made to the Common Stock Group(W) pursuant to the preceding sentence may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash or other property.

                  5.       Redemption of New Tracking Stock.

                  (a) The corporation shall have the right to redeem all (but not less than all) outstanding shares of New Tracking Stock if (i) there has occurred a Tax Event prior to the Spin-off in which the adverse tax consequences with respect to the Wireless Group Common Stock giving rise to such Tax Event also give rise to a New Tracking Stock Tax Event and (ii) the corporation previously or simultaneously redeems all outstanding shares of Wireless Group Common Stock in accordance with the terms of the Certificate. In such event, the redemption price per share of New Tracking Stock payable by the corporation upon such redemption shall be equal to the sum of (w) $11,750, (x) interest on $11,750 at a rate equal to the applicable Cost of Carry from the date of initial issuance of such share of New Tracking Stock to but not including the Redemption Date, (y) additional interest on $11,750 at a rate of 3% per annum from the date of initial issuance of such share of New Tracking Stock to but not including the Redemption Date and (z) all declared but unpaid dividends thereon from the date of initial issuance of such share of New Tracking Stock to but not including the Redemption Date.

                  (b) The corporation shall have the right to redeem all (but not less than all) outstanding shares of New Tracking Stock if (i) the corporation has failed to effect the Spin-off on or prior to April 26, 2002,
(ii) the corporation delivers an officer's certificate to the holders of the New Tracking Stock to the effect that the Board of Directors has determined to abandon the Spin-off and the corporation has no intention at the time of such redemption of the New Tracking Stock to sell or otherwise dispose of the Wireless Group and (iii) the corporation concurrently redeems all outstanding shares of the Wireless Group Common Stock. In such event, the redemption price per share of New Tracking Stock payable by the corporation upon such redemption shall be equal to the sum of (w) $11,750, (x) interest on $11,750 at a rate equal to the applicable Cost of Carry from the date of initial issuance of such share of New Tracking Stock to but not including the Redemption Date, (y) additional interest on $11,750 at a rate of 3% per annum from the date of initial issuance of such share of New Tracking Stock to but not including the Redemption Date and (z) all declared but unpaid dividends thereon from the date of initial issuance of such share of New Tracking Stock to but not including the Redemption Date.

                  (c) At such time or times as the corporation exercises its right to cause a redemption pursuant to this paragraph 5, the corporation shall give notice of such redemption to all holders of New Tracking Stock by mailing by first-class mail a notice of such redemption (a "Redemption Notice"), not less than thirty (30) nor more than sixty (60) days prior to the date fixed for such redemption (the "Redemption Date"), to their last addresses as they appear upon the corporation's books and by simultaneously faxing such notice to such holders to the fax

                                      B96B
numbers for such holders as they appear upon the corporation's records. Each such Redemption Notice shall specify the Redemption Date and the per share redemption price applicable to such redemption, and shall state that the redemption price shall be paid upon surrender of the certificates representing such shares of New Tracking Stock.

                  (d) Before any holder of shares of New Tracking Stock shall be entitled to receive the redemption price with respect to its shares of New Tracking Stock, such holder must surrender, at such office as the corporation shall specify, the certificates for such shares of New Tracking Stock duly endorsed to the corporation or in blank or accompanied by proper instruments of transfer to the corporation or in blank, unless the corporation shall waive such requirement. The corporation shall, as soon as practicable after such surrender of certificates representing such shares of New Tracking Stock, pay to the holder for whose account such shares of New Tracking Stock were so surrendered, or to such holder's nominee or nominees, the redemption price specified by paragraph 5(a) or paragraph 5(b), as applicable.

                  (e) No adjustments in respect of dividends shall be made upon the redemption of any shares of New Tracking Stock; provided, however, that, if the Redemption Date with respect to New Tracking Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto but prior to the payment or distribution thereof, the registered holders of such shares at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such shares on the date set for payment of such dividend or other distribution, notwithstanding the redemption of such shares or the corporation's default in payment of the dividend or distribution due on such date.

                  (f) From and after any Redemption Date, all rights of a holder of shares of New Tracking Stock shall cease except for the right, upon surrender of the certificates representing such shares of New Tracking Stock, to receive the redemption price with respect thereto.

                  (g) If any redemption price to be paid pursuant to this paragraph 5 is to be paid to a Person other than that in which the certificate representing shares of New Tracking Stock are surrendered in exchange therefor is registered, it shall be a condition to the making of such payment that the Person requesting such payment pays any transfer or other taxes required by reason of the payment for such shares being made to a person other than the record holder of the certificate surrendered, or establishes, to the satisfaction of the corporation or its agent, that such tax has been paid or is not applicable.

                  6.       Liquidation.

                  (a) In the event of any involuntary liquidation, winding-up or dissolution of the corporation (an "Involuntary Liquidation"), after payment or provision for payment of the debts and other liabilities of the corporation and subject to the prior payment in full of the preferential amounts to which any class or series of Liquidation Senior Securities is entitled, the holders of shares of New Tracking Stock shall be entitled to receive for each share of New Tracking Stock, before any payment or distribution of the assets of the corporation (whether capital or surplus)

                                      B97B
shall be made to or set apart for the holders of Liquidation Junior Securities, an aggregate amount in cash equal to $3.65 billion. Such amount shall be distributed ratably among the shares of New Tracking Stock outstanding immediately prior to such Involuntary Liquidation. If, upon any such Involuntary Liquidation, the assets of the corporation, or proceeds thereof, shall be insufficient to pay in full the amount set forth in the preceding sentence and all other preferential liquidation payments with respect to Liquidation Parity Securities, then such assets, or proceeds thereof, shall be distributed among the shares of New Tracking Stock and all such other Liquidation Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of New Tracking Stock and any such other Liquidation Parity Securities if all amounts payable thereon were paid in full. After the payment set forth in the first sentence of this paragraph 6(a) shall have been made in full to the holders of the New Tracking Stock, and subject to the prior payment in full of the preferential amounts to which any class or series of Preferred Stock is entitled, the remaining assets of the corporation available for distribution shall be distributed among the holders of the New Tracking Stock and the holders of the Common Stock, the holders of the Class A Liberty Media Group Common Stock, the holders of the Class B Liberty Media Group Common Stock and the holders of the Wireless Group Common Stock, with each holder of New Tracking Stock deemed to hold and to have converted such holder's shares of New Tracking Stock into that number of shares of Wireless Group Common Stock into which the number of shares of New Tracking Stock held by such holder as of the date of the Involuntary Liquidation was convertible for all intents and purposes as if such shares had been converted to Wireless Group Common Stock as of the date of such Involuntary Liquidation, in each case in accordance with the liquidation provisions set forth in Article Third, Part C, paragraph 6 of the Certificate, it being understood that in such event the Market Capitalization of the Wireless Group Common Stock shall be determined by including in the number of outstanding shares of Wireless Group Common Stock such shares deemed issued with respect to such conversion; provided that any amounts payable with respect to a share of New Tracking Stock pursuant to this sentence shall be reduced by the amount paid with respect to such share in the first sentence of this paragraph 6(a).

                  (b) In the event of any liquidation, winding-up or dissolution of the corporation other than an Involuntary Liquidation as provided in paragraph 6(a), effective as of immediately prior to the time of such liquidation, winding-up or dissolution, without any action on the part of the corporation or any holder of New Tracking Stock, each share of New Tracking Stock shall be automatically converted into a number of shares of Wireless Group Common Stock at the then applicable Conversion Rate, and the certificates representing shares of New Tracking Stock held by such holder immediately prior to such conversion shall thereafter, without any surrender of such certificates, represent shares of Wireless Group Common Stock. After payment or provision for payment of the debts and liabilities of the corporation and subject to the prior payment in full of the preferential amounts to which any class or series of Preferred Stock is entitled, the assets of the corporation available for distribution shall be distributed among the holders of the Common Stock, the holders of the Class A Liberty Media Group Common Stock, the holders of the Class B Liberty Media Group Common Stock and the holders of the Wireless Group Common Stock (including the Wireless Group Common Stock issued on conversion of the New Tracking Stock as provided in the immediately preceding sentence), with each holder of New Tracking Stock (as of immediately prior to such liquidation, winding-up or dissolution) receiving in the distribution the amount to which such holder is entitled by virtue of such holder's ownership of shares of Wireless Group Common Stock into which such New

                                      B98B

Tracking Stock was converted as contemplated by the immediately preceding sentence, in each case in accordance with the liquidation provisions set forth in Article Third, Part C, paragraph 6 of the Certificate.

                  (c) Neither the consolidation or merger of the corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all the assets of the corporation itself shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the corporation within the meaning of this paragraph 6. Any transaction or series of related transactions that results in all of the assets and liabilities included in the Wireless Group being held by one or more Wireless Group Subsidiaries, and the distribution of some or all of the shares of such Wireless Group Subsidiaries (and no other material assets or liabilities) to the holders of the outstanding Wireless Group Common Stock shall not constitute a voluntary or involuntary liquidation, dissolution or winding up of the corporation for purposes of this Amendment but shall be subject to paragraph 4 of Part C of Article Third of the Certificate and, in the case of the Spin-off, to paragraph 8 of this Amendment. Any transaction or series of related transactions that results in all of the assets and liabilities included in the Liberty Media Group being held by one or more Liberty Media Group Subsidiaries (as defined in paragraph 5(a) of Part B of Article Third of the Certificate), and the distribution of such Liberty Media Group Subsidiaries (and no other material assets or liabilities) to the holders of the outstanding Liberty Media Group Common Stock shall not constitute a voluntary or involuntary liquidation, dissolution or winding up of the corporation for purposes of this Amendment, but shall be subject to paragraph 5(a) of Part B of Article Third of the Certificate.

                  7.       Conversion.

                  (a) Prior to the Spin-off, and subject to the provisions of this paragraph 7, the New Tracking Stock shall be convertible at the election of the holders thereof, at any time into fully paid and non-assessable shares of Wireless Group Common Stock; provided that such conversion is in respect to all (and not less than all) shares of New Tracking Stock. In the event of such conversion, each outstanding share of New Tracking Stock shall be convertible into five hundred (500) shares of Wireless Group Common Stock (the "Conversion Rate") as of the date of the conversion subject to adjustment from time to time pursuant to paragraph 7(e).

                  (b) (i) In order to exercise the conversion privilege, all holder(s) of the shares of New Tracking Stock to be converted shall surrender the certificate(s) representing such shares at the principal executive offices of the corporation, with a written notice of election to convert completed and signed. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of New Tracking Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the corporation, duly executed by the holder or the holder's duly authorized attorney, and an amount sufficient to pay any transfer or similar tax.

                  (ii) As promptly as practicable after the surrender by the holder(s) of all certificates for shares of New Preferred Stock as aforesaid, the corporation shall issue and shall deliver to such holder(s), or on the holder's or holders' written order to the holder's or holders'

                                      B99B
transferee(s), a certificate or certificates for the whole number of shares of Wireless Group Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph 7.

                  (iii) Each conversion of shares of New Tracking Stock pursuant to this paragraph 7 shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of New Tracking Stock shall have been surrendered and such notice received by the corporation as aforesaid, and the person in whose name or names any certificate or certificates for shares of Wireless Group Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Wireless Group Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Wireless Group Common Stock in respect of the shares of New Tracking Stock being converted as determined in accordance with this paragraph 7 at such time on such date. All shares of Wireless Group Common Stock delivered upon conversion of the New Tracking Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges created by acts or omissions of the corporation and not subject to any preemptive rights. Upon the surrender of certificates representing the shares of New Tracking Stock to be converted, the shares to be so converted shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Wireless Group Common Stock and other amounts payable pursuant to this paragraph 7.

                  (c) (i) The corporation covenants, notwithstanding any prior redemption or exchange of all outstanding shares of Wireless Group Common Stock,
(y) that for so long as any shares of New Tracking Stock are outstanding or issuable upon conversion or exchange of other securities outstanding, it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Wireless Group Common Stock as shall be required for the purpose of effecting conversions of the New Tracking Stock and
(z) that for so long as any shares of New Tracking Stock are outstanding or issuable upon conversion or exchange of other securities outstanding, the provisions of Article Third, Part C governing the terms of Wireless Group Common Stock shall remain fully operable and in effect.

                  (ii) Prior to the delivery of any securities which the corporation shall be obligated to deliver upon conversion of the New Tracking Stock, the corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the corporation.

                  (d) The corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Wireless Group Common Stock on conversion of the New Tracking Stock pursuant hereto; provided that the corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Wireless Group Common Stock in a name other than that of the holder of the New Tracking Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the corporation the amount of any such tax or has established, to the satisfaction of the corporation, that such tax has been paid.

                                      B100B

                  (e) (i) In case the corporation shall at any time after the date of initial issuance of the New Tracking Stock (A) declare a dividend or make a distribution on Wireless Group Common Stock payable in Wireless Group Common Stock, (B) subdivide or split the outstanding Wireless Group Common Stock, (C) combine or reclassify the outstanding Wireless Group Common Stock into a smaller number of shares, (D) issue any shares of its capital stock in a reclassification of Wireless Group Common Stock (including any such reclassification in connection with a consolidation or merger in which the corporation is the continuing corporation), or (E) consolidate with, or merge with or into, any other person, the Conversion Rate in effect at the time of the record date for such dividend or distribution or on the effective date of such subdivision, split, combination, consolidation, merger or reclassification shall be adjusted so that the conversion of the New Tracking Stock after such time shall entitle the holder to receive the aggregate number of shares of Wireless Group Common Stock or other securities of the corporation (or other securities into which such shares of Wireless Group Common Stock have been converted, exchanged, combined, consolidated, merged or reclassified pursuant to clause 7(e)(i)(C), 7(e)(i)(D) or 7(e)(i)(E) above) which, if the New Tracking Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification. Such adjustment shall be made successively whenever an event listed above shall occur.

                  (ii) In the event that, at any time as a result of the provisions of this paragraph 7(e), a holder of New Tracking Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the corporation other than Wireless Group Common Stock, the number of such other shares so receivable upon conversion of New Tracking Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Amendment.

                  (g) All adjustments pursuant to this paragraph 7 shall be notified to the holders of the New Tracking Stock and such notice shall be accompanied by a schedule of computations of the adjustments; such notice shall be simultaneously faxed to such holders to the fax numbers for such holders as they appear upon the corporation's records.

                  8.       Exchange in Connection with Spin-off.

                  (a) If any holder of New Tracking Stock shall not have converted such holder's shares of New Tracking Stock into shares of Wireless Group Common Stock prior to the record date set by the Board of Directors for the Spin-off, effective as of immediately prior to the effective time of the Spin-off, without any action on the part of the corporation, AT&T Wireless or such holder, each share of such holder's New Tracking Stock shall be automatically converted (and to have been converted as of such record date) into a number of shares of Wireless Group Common Stock at the Conversion Rate and each such share of Wireless Group Common Stock into which the New Tracking Stock has been converted shall be exchanged at the effective time of the Spin-off for the number of shares of AT&T Wireless Common Stock issuable with respect to one share of Wireless Group Common Stock pursuant to the Spin-off. For the avoidance of doubt, the Spin-off shall be effected by the corporation as a Board Required Exchange (as

                                      B101B
defined in the Certificate) pursuant to Article Third, Part C, paragraphs 4 and 5 of the Certificate and, in that regard, the shares of AT&T Wireless Common Stock to be issued upon consummation of the Spin-off shall be deemed "Exchange Shares" thereunder.

                  (b) No adjustments in respect of dividends shall be made upon the exchange of any shares of New Tracking Stock; provided, however, that, if the date of consummation of the Spin-off shall be subsequent to the record date for the payment of a dividend or other distribution on the New Tracking Stock or with respect thereto but prior to the payment or distribution thereof, the registered holders of such shares of New Tracking Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such shares on the date set for payment of such dividend or other distribution, notwithstanding the conversion and exchange of such shares or the corporation's default in payment of the dividend or distribution due on such date.

                  (c) The corporation shall give notice of the Spin-off to all holders of New Tracking Stock, by mailing by first-class mail a notice of such exchange (an "Exchange Notice"), not less than thirty (30) nor more than sixty (60) days prior to the date fixed for such exchange (the "Exchange Date") to their last addresses as they appear upon the corporation's books and by simultaneously faxing such notice to such holders to the fax numbers for such holders as they appear upon the corporation's records. Each such Exchange Notice shall specify the Exchange Date and the Exchange Rate (as defined in the Certificate) applicable to such exchange, and shall state that issuance of certificates representing AT&T Wireless Common Stock to be received upon conversion and exchange of shares of New Tracking Stock shall be upon surrender of certificates representing such shares of New Tracking Stock.

                  (d) Before any holder of shares of New Tracking Stock shall be entitled to receive certificates representing such shares of AT&T Wireless Common Stock, such holder must surrender, at such office as the corporation shall specify, certificates for such shares of New Tracking Stock duly endorsed to the corporation or in blank or accompanied by proper instruments of transfer to the corporation or in blank, unless the corporation shall waive such requirement; no certificates representing the shares of Wireless Group Common Stock into which the New Tracking Stock is converted immediately prior to the exchange for shares of AT&T Wireless Common Stock shall be issued and, accordingly, no surrender of such certificates shall be required in connection with the exchange for shares of AT&T Wireless Common Stock upon consummation of the Spin-off. The corporation shall, as soon as practicable after such surrender of certificates representing such shares of New Tracking Stock, issue and deliver, at the office of the transfer agent representing shares of AT&T Wireless Common Stock, to the holder for whose account such shares of New Tracking Stock were so surrendered, or to such holder's nominee or nominees, certificates representing the number of shares of AT&T Wireless Common Stock to which such holder shall be entitled.

                  (e) From and after the consummation of the Spin-off, all rights of a holder of shares of New Tracking Stock immediately prior to the conversion and exchange contemplated by this paragraph 8 shall cease except for the right, upon surrender of the certificates representing such shares of New Tracking Stock, to receive certificates representing shares of AT&T Wireless Common Stock and together with the rights to dividends as described

                                      B102B
in paragraph 8(c). No holder of a certificate that immediately prior to the consummation of the Spin-off represented shares of New Tracking Stock shall be entitled to receive any dividend or other distribution with respect to shares of AT&T Wireless Common Stock until surrender of such holder's certificate for a certificate or certificates representing shares of AT&T Wireless Common Stock. Upon surrender, the holder shall receive the amount of any dividends or other distributions (without interest) that were payable with respect to a record date after the date of consummation of the Spin-off, but that were not paid by reason of the foregoing with respect to the number of shares of AT&T Wireless Common Stock represented by the certificate or certificates issued upon such surrender. From and after the date of consummation of the Spin-off, the corporation shall, however, be entitled to treat certificates for New Tracking Stock that have not yet been surrendered for conversion and exchange as evidencing the ownership of the number of shares of AT&T Wireless Common Stock for which the shares of New Tracking Stock represented by such certificates have been converted and exchanged pursuant to this paragraph 8, notwithstanding the failure to surrender such certificates.

                  (f) If any certificate for shares of AT&T Wireless Common Stock is to be issued in a name other than that in which the certificate representing shares of New Tracking Stock surrendered in exchange therefor is registered, it shall be a condition of such issuance that the person requesting the issuance pays any transfer or other taxes required by reason of the issuance of certificates for such shares of AT&T Wireless Common Stock in a name other than that of the record holder of the certificate surrendered, or establishes, to the satisfaction of the corporation or its agent, that such tax has been paid or is not applicable. Under no circumstances shall the corporation be liable to a holder of shares of New Tracking Stock for any shares of AT&T Wireless Common Stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (g) In the event the Spin-off is to be effected by spinning off an entity other than AT&T Wireless, all references in this Amendment to AT&T Wireless shall be deemed to refer to such other entity and all references in this Amendment to AT&T Wireless Common Stock shall be deemed to refer to the publicly traded common stock of such other entity outstanding as of and following the Spin-off. For purposes of this paragraph 8, any spin-off meeting the definition of Spin-off as set forth in paragraph 1 shall be deemed to be the Spin-off, regardless of when such spin-off is consummated.

                                      B103B

                                       IV.

                  The amendments of the Certificate of Incorporation effected by this Certificate were authorized by action of the Board of Directors of the corporation pursuant to Section 502 of the Business Corporation Law.

                                      B104B

                  IN WITNESS WHEREOF, we have made and subscribed this Certificate this 19th day of January, 2001.

                                     By:    C. Michael Armstrong
                                            --------------------
                                     Name:  C. Michael Armstrong
                                     Title: Chairman and Chief Executive Officer

[Corporate Seal]

                            CERTIFICATE OF AMENDMENT

                                     of the

                          CERTIFICATE OF INCORPORATION

                                       of

                                   AT&T CORP.

                Under Section 805 of the Business Corporation Law

         We, the undersigned, being a Vice President and an Assistant Secretary, respectively, of AT&T Corp., do hereby certify as follows:

         FIRST:The name of the corporation is AT&T Corp.

         SECOND: The Certificate of Incorporation of the corporation was filed by the Department of State on March 3, 1885 under the name American Telephone and Telegraph Company. A Certificate of Amendment of the Certificate of Incorporation was filed in the office of the Secretary of State of the State of New York on April 20, 1994, changing the name of the corporation to AT&T Corp.

         THIRD:   (a) The Certificate of Incorporation of the corporation is hereby amended to set the required vote for shareholder approval of a merger or consolidation of the corporation, a sale, lease, exchange or other disposition of all or substantially all the assets of the corporation, or a dissolution of the corporation, at a majority of the votes of all outstanding shares of the corporation entitled to vote thereon.

         (b) To effect the foregoing, a new Article TENTH is hereby added to the Certificate of Incorporation, reading in its entirety as set forth below:

         TENTH. (a) The required vote for authorization by shareholders of a merger or consolidation of the corporation, pursuant to Section 903 of the Business Corporation Law, shall be a majority of the votes of the shares of the corporation entitled to vote thereon. Such vote shall be in addition to any class vote that may be required by Section 903 of the Business Corporation Law.

         (b) The required vote for approval by shareholders of a sale, lease, exchange or other disposition of all or substantially all the assets of the corporation, pursuant to Section 909 of the Business Corporation Law, shall be a majority of the votes, of all outstanding shares of the corporation entitled to vote thereon.

         (c) The required vote for authorization by shareholders of a dissolution of the corporation, pursuant to Section 1001 of the Business Corporation Law, shall be a majority of the votes of all outstanding shares of the corporation entitled to vote thereon.

         FOURTH: The manner in which the foregoing amendment of said Certificate of Incorporation of the corporation was authorized was by the vote of the holders of a majority of the votes of all outstanding shares entitled to vote thereon at a meeting of shareholders, subsequent to the approval of the foregoing amendment by the unanimous written consent of the board of directors of the corporation.

         IN WITNESS WHEREOF, we have subscribed this document on May 25, 2001, and do hereby affirm, under penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

                                           By:      /s/  Marilyn J. Wasser
                                                    ----------------------------
                                                    Name:  Marilyn J. Wasser
                                                    Title: Vice President

                                           By:      /s/  Robert S. Feit
                                                    ----------------------------
                                                    Name:  Robert S. Feit
                                                    Title: Assistant Secretary

[Corporate Seal]

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   AT&T CORP.

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

                  Pursuant to the provisions of Section 805 of the BUSINESS CORPORATION LAW, the undersigned, being the Vice President-Law and Secretary of AT&T CORP., a New York corporation (the "corporation"), hereby certify that:

                                       I.

                  The name of the corporation is AT&T Corp.

                                       II.

                  The Certificate of Incorporation of the corporation was filed by the Department of State on March 3, 1885 under the name American Telephone and Telegraph Company.

                  A Certificate of Amendment of the Certificate of Incorporation was filed in the office of the Secretary of State of the State of New York on April 20, 1994, changing the name of the corporation to AT&T Corp.

                                      III.

                  The Certificate of Incorporation of the corporation is hereby amended pursuant to authority vested in the Board of Directors by the Certificate of Incorporation of the corporation, as heretofore amended, and in accordance with Section 502 of the Business Corporation Law, by the addition of the following provision, stating the number, designation, relative rights, preferences and limitations of a series of the corporation's authorized preferred shares designated as Subsidiary Exchangeable Preferred Stock.

                  (A) Number and Designation. 2,000,000 shares of the Preferred Stock of the corporation shall constitute a series designated as "Subsidiary Exchangeable Preferred Stock" (the "Subsidiary Preferred Stock").

                  (B)      Dividends and Distributions.

                  (1) (i) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Subsidiary Preferred Stock with respect to dividends, the holders of shares of Subsidiary Preferred Stock, in preference to the holders of Common Stock (as defined in Article THIRD of the Certificate of Incorporation) of the corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Subsidiary Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of:

                  (a) $1 or

                  (b) subject to the provision for adjustment set forth in paragraph (A)(ii) below, (1) 1000 times the aggregate per share amount of all cash dividends, and (2) 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (including dividends or other distributions of common shares other than Common Stock), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Subsidiary Preferred Stock provided however that in lieu of any dividends payable in shares of Common Stock or payable as a result of a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), the adjustments set forth in this Certificate of Designations shall be made.

         (ii) In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Subsidiary Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding paragraph (A)(i) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (2) The corporation shall declare a dividend or distribution on the Subsidiary Preferred Stock as provided in paragraph (A)(i) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Subsidiary Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (3) Dividends shall begin to accrue and be cumulative on outstanding shares of Subsidiary Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Subsidiary Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Subsidiary Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Subsidiary Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be the same date as that fixed for the determination of holders of Common Stock entitled to receive payment of the corresponding dividend or distribution, or if there is no corresponding dividend or distribution on the Common Stock, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  (C) Voting Rights. The holders of shares of Subsidiary Preferred Stock shall have the following voting rights:

                  (1) Subject to the provision for adjustment hereinafter set forth, each share of Subsidiary Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the corporation. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Subsidiary Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (2) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Subsidiary Preferred Stock and the holders of shares of Common Stock and any other capital stock of the corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the corporation.

                  (3) Except as set forth herein, or as otherwise provided by law, holders of Subsidiary Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  (D)      Certain Restrictions.

                  (1) Whenever quarterly dividends or other dividends or distributions payable on the Subsidiary Preferred Stock as provided in Section 2 are in arrears (which for purposes of clarification shall not include any failure to make any payment as a result of a waiver by the holders thereof), thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Subsidiary Preferred Stock outstanding shall have been paid in full, the corporation shall not:

                  First:       declare or pay dividends, or make any other
distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Subsidiary Preferred Stock;

                  Second:      declare or pay dividends, or make any other
distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Subsidiary Preferred Stock, except dividends paid ratably on the Subsidiary Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  Third:       redeem or purchase or otherwise acquire for
consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Subsidiary Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Subsidiary Preferred Stock; or

                  Fourth:      redeem or purchase or otherwise acquire for
consideration any shares of Subsidiary Preferred Stock, or any shares of stock ranking on a parity with the Subsidiary Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (2) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  (E) Liquidation, Dissolution or Winding Up. Subject to the provisions of the Certificate of Incorporation (including limitations on distributions to Preferred Stock), upon any liquidation, dissolution or winding up of the corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Subsidiary Preferred Stock unless, prior thereto, the holders of shares of Subsidiary Preferred Stock shall have received $1000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Subsidiary Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, provided, further, that on involuntary liquidation, dissolution or winding up of the corporation, the aggregate amount that all shares of Subsidiary Preferred Stock shall be entitled to receive (prior to shares of stock ranking junior to it) shall be no greater than $500,000,000, with holders of Subsidiary Preferred Stock entitled to any shortfall or any amount otherwise payable on a pro rata basis with holders of Common Stock or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Subsidiary Preferred Stock, except distributions made ratably on the Subsidiary Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Subsidiary Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (F) Consolidation, Merger, etc. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Subsidiary Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Subsidiary Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (G)      Redemption.

                  (1) At any time, the Board of Directors may redeem shares of Subsidiary Preferred Stock for Common Stock at a ratio of 1000 shares of Common Stock per share of Subsidiary Preferred Stock. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of shares of Common Stock set forth in the preceding sentence with respect to the redemption of shares of Subsidiary Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (2) At any time following the first issuance of a class or series of common stock of the corporation intended to represent the financial performance of the corporation's broadband business ("Broadband Group Common Stock"), the Board of Directors may redeem shares of Subsidiary Preferred Stock for Broadband Group Common Stock at a ratio to be determined by the Board of Directors based on the fair market values of Broadband Group Common Stock and Subsidiary Preferred Stock, as determined by the Board of Directors. All such determinations shall be in the sole discretion of the Board of Directors, and all such determinations shall be final and binding.

                  (3) Any redemption pursuant to this Section 7 shall be pursuant to notice and other procedures as determined by the Board of Directors.

                  (H) Rank. The Subsidiary Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the corporation's Preferred Stock.

                  (I) Amendment. The Certificate of Incorporation of the corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Subsidiary Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Subsidiary Preferred Stock, voting together as a single class.

                                       IV.

         The amendments of the Certificate of Incorporation effected by this Certificate were authorized by action of the Board of Directors of the corporation pursuant to Section 502 of the Business Corporation Law.

         IN WITNESS WHEREOF, we have made and subscribed this Certificate this 20th day of June, 2001.

                                         By:   /s/    Marilyn. J. Wasser
                                               ------------------------------
                                               Name:  Marilyn. J. Wasser
                                               Title: Vice President -Law and
                                                       Secretary

                                         By:   /s/    Michael Berg
                                               -----------------------------
                                               Name:  Michael Berg
                                               Title: Assistant Secretary

[Corporate Seal]

                            CERTIFICATE OF AMENDMENT

                     OF THE CERTIFICATE OF INCORPORATION OF

                                   AT&T CORP.

                     UNDER SECTION 805 OF THE NEW YORK STATE
                            BUSINESS CORPORATION LAW

         We, the undersigned, being a Vice President and an Assistant Secretary respectively, of AT&T Corp., do hereby certify as follows:

                  FIRST:  The name of the corporation is AT&T Corp.

                  SECOND: The Certificate of Incorporation of the corporation was filed by the Department of State on March 3, 1885, under the name American Telephone and Telegraph Company.

                  THIRD: (a) The Certificate of Incorporation of the corporation is hereby amended to:

                  (1) effect a reverse stock split, pursuant to which every five shares of AT&T Common Stock, par value $1.00 per share, outstanding immediately prior to the reverse stock split will represent one share of AT&T Common Stock, par value $1.00 per share, after the reverse stock split, subject to the payment of cash in lieu of fractional shares. As of the most recent practicable date, November 15, 2002, there was a total of 3,853,170,534.5142 issued shares of AT&T Common Stock, par value $1.00 per share. Giving effect to the reverse stock split and including fractional shares for which shareholders will instead receive cash in lieu thereof, there will be 770,634,106.9028 issued shares of AT&T Common Stock, par value $1.00 per share.

                  (2) reduce the number of authorized common shares of the
                      corporation from 16,400,000,000 to 2,500,000,000, and
                      delete references to the following authorized but unissued classes of common shares of the corporation, which as a result of this change will no longer be authorized classes of common shares of the corporation: 4,000,000,000 shares of Class A Liberty Media Group Common Stock, par value $1.00 per share, 400,000,000 shares of Class B Liberty Media Group Common Stock, par value $1.00 per share and 6,000,000,000 shares of Wireless Group Common Stock, par value $1.00 per share.

                  (b) To effect the foregoing, and certain related technical changes, Article THIRD of the Certificate of Incorporation of the corporation is hereby amended as set forth below:

         PART A IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

                  "The aggregate number of shares which the corporation is authorized to issue is two billion six hundred million (2,600,000,000) shares, consisting of one hundred million (100,000,000) preferred shares having a par value of $1.00 per share ("Preferred Stock") and two billion five hundred million (2,500,000,000) common shares, of which two billion five hundred million (2,500,000,000) common shares shall be Common Stock having a par value of $1.00 per share ("Common Stock").

                  Without regard to any other provision of Certificate of Incorporation of the corporation, as the same may be amended from time to time (this "Certificate"), every five shares of Common Stock, either issued and outstanding or held by the Corporation as treasury stock, in each case at the close of trading on November 18, 2002, shall be automatically reclassified as and changed (without any further act) into one fully-paid and nonassessable share of Common Stock, subject to the payment of cash in lieu of fractional shares."

         PARTS B AND C OF ARTICLE THIRD ARE HEREBY DELETED IN THEIR ENTIRETY, AND PART D OF ARTICLE THIRD IS HEREBY REDESIGNATED AS PART B OF ARTICLE THIRD AND SHALL OTHERWISE REMAIN UNCHANGED.

                  FOURTH: The manner in which the foregoing amendment of said Certificate of Incorporation of the corporation was authorized was by the vote of the holders of a majority of all outstanding shares of the corporation entitled to vote thereon at a meeting of shareholders, subsequent to the unanimous vote of our board of directors.

         IN WITNESS WHEREOF, we have subscribed this document on November 18, 2002 and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

                                   By: /s/ Robert S. Feit
                                       --------------------------
                                   Name:   Robert S. Feit
                                   Title:  Vice President -- Law and Secretary

                                   By: /s/ David J. Pester
                                       ---------------------------
                                   Name:   David J. Pester
                                   Title:  Assistant Secretary